THE PARK AVENUE PORTFOLIO®

Supplement dated May 17, 2006
To the Prospectus dated May 1, 2006

Effective May 17, 2006, the information under the heading "Fund Management – The Funds' Investment Advisers" is supplemented as follows:

Guardian Investor Services LLC (GIS), the investment adviser for all of the Funds in The Park Avenue Portfolio, except for the international and emerging markets funds, has agreed to acquire a 65 percent interest in RS Investment Management Co. LLC (RS), a privately held investment management firm with approximately $11.8 billion in assets under management. The transaction is subject to a number of conditions and is expected to close in the second half of 2006. In connection with the transaction, GIS has proposed for consideration by the Board of Trustees of The Park Avenue Portfolio a reorganization of each of the Funds of The Park Avenue Portfolio. Upon completion of each reorganization, RS would be the investment adviser for all of the Funds, while GIS would be either a sub-adviser and/or sub-administrator. Under the proposal, each of the Funds would be reorganized with a corresponding, newly created fund in the RS fund complex, with the exception of The Guardian UBS Small Cap Value Fund, which has been proposed to be reorganized with another existing fund managed by RS. For each of the Funds, other than The Guardian UBS Small Cap Value Fund, it is contemplated that the reorganization would not result in any changes in the Fund's portfolio manager(s). Each proposed reorganization, which includes the change to RS as investment adviser, is subject to approval by the Board of Trustees of The Park Avenue Portfolio, as well as shareholders of each Fund.

THE PARK AVENUE PORTFOLIO®

Supplement dated May 1, 2006
to the Prospectus dated May 1, 2006

The information beginning on page 81 under the heading "Fund Management — Portfolio Managers — UBS Large Cap Value Fund and UBS Small Cap Value Fund" is replaced by the following:

UBS Large Cap Value Fund

The Fund is managed by an investment management team at UBS Global AM. John Leonard, Thomas M. Cole, Thomas Digenan and Scott Hazen are the members of the North American Equities investment management team primarily responsible for the day-to-day management of the Fund. Mr. Leonard as the head of the investment management team oversees the other members of the team, leads the portfolio construction process and reviews the overall composition of the Fund's portfolio to ensure compliance with its stated investment objectives and strategies. Mr. Cole as the director of research for the investment management team oversees the analyst team that provides the investment research on the large cap markets that in used in making the security selections for the Fund's portfolio. Mr. Digenan and Mr. Hazen as the primary strategists for the investment management team provide cross-industry assessments and risk management assessments for portfolio construction for the Fund.

John Leonard is the Head of North American Equities and Deputy Global Head of Equities at UBS Global AM. Mr. Leonard is also a Managing Director of UBS Global AM and has been an investment professional with UBS Global AM since 1991. Thomas M. Cole is Head of Research — North American Equities and a Managing Director of UBS Global AM. Mr. Cole has been an investment professional with UBS Global AM since 1995. Thomas Digenan has been a North American Equity Strategist at UBS Global AM since 2001 and is an Executive Director of UBS Global AM. Mr. Digenan was President of The UBS Funds from 1993 to 2001. Scott Hazen has been a North American Equity Strategist at UBS Global AM since 2004 and is an Executive Director of UBS Global AM. From 1992 to 2004, Mr. Hazen was a Client Service and Relationship Management professional with UBS Global AM.

UBS Small Cap Value Fund

Wilfred Talbot is the Fund's lead portfolio manager. He and his team of analysts work exclusively on small cap core and small cap value investing. Each small cap analyst is assigned a set of industries and is responsible for stock selection in those industries. Mr. Talbot oversees the research, conducts research on industries assigned to him, and constructs the Fund's portfolio. Mr. Talbot reviews the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Mr. Talbot is a Managing Director of UBS Global AM and has been with the company since 1997.

The Park Avenue Portfolio®

PROSPECTUS

May 1, 2006

The Guardian Park Avenue Fund®

The Guardian UBS Large Cap Value FundSM

The Guardian Park Avenue Small Cap FundSM

The Guardian UBS Small Cap Value FundSM

The Guardian Asset Allocation FundSM

The Guardian S&P 500 Index FundSM

The Guardian Baillie Gifford International Growth FundSM*

The Guardian Baillie Gifford Emerging Markets FundSM

The Guardian Investment Quality Bond FundSM

The Guardian Low Duration Bond FundSM

The Guardian High Yield Bond FundSM

The Guardian Tax-Exempt FundSM

The Guardian Cash Management FundSM

* Formerly known as The Guardian Ballie Gifford International Fund.

These securities have not been approved or disapproved by the Securities and Exchange Commission, nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Shares of the Funds are not deposits or obligations of, or guaranteed or endorsed by, any bank or depository institution, are not insured by the Federal Deposit Insurance Corporation, the National Credit Union Association, the Federal Reserve Board or any other agency, and involve investment risk, including possible loss of the principal amount invested.

EB-010163 (5/06)

CONTENTS

Overview	1

About our funds

– The Guardian Park Avenue Fund®	2

– The Guardian UBS Large Cap Value FundSM	6

– The Guardian Park Avenue Small Cap FundSM	12

– The Guardian UBS Small Cap Value FundSM	16

– The Guardian Asset Allocation FundSM	22

– The Guardian S&P 500 Index FundSM	28

– The Guardian Baillie Gifford International Growth FundSM	33

– The Guardian Baillie Gifford Emerging Markets FundSM	38

– The Guardian Investment Quality Bond FundSM	44

– The Guardian Low Duration Bond FundSM	49

– The Guardian High Yield Bond FundSM	54

– The Guardian Tax-Exempt FundSM	59

– The Guardian Cash Management FundSM	64

Risks and special investment techniques

– Principal risks to investors	68

– Special investment techniques	73

Fund management

– The Funds' investment advisers	79

– Portfolio managers	81

Managing your account

– Types of shares available	84

– How to sell shares	95

– Excessive short-term trading	99

– Special purchase and sale plans	102

– Calculation of net asset values	104

Dividends and distributions	106

Taxes	107

Financial highlights	110

Where to get more information	Back cover

OVERVIEW

THIS PROSPECTUS describes each of the Funds in The Park Avenue Portfolio. Each Fund has its own investment objective, risks and opportunities. You should consider each Fund separately to determine if it's appropriate for you. No single Fund can provide a complete or balanced investment program, and there is no assurance that a particular Fund will achieve its investment objective.

There are thirteen mutual funds in The Park Avenue Portfolio. The prospectus begins with individual sections about each of the Funds, including their principal investment strategies, risk considerations, performance history, fees and expense information.

After the sections on the individual Funds, there is a section called Risks and special investment techniques, which provides detailed information about the risks highlighted in the individual Fund sections. In addition, Risks and special investment techniques provides detailed information about some of the financial instruments and transactions that the Funds may use in managing their investments. It is important that you review this section carefully for a full understanding of how each Fund operates. We have also included information about the investment advisers of each Fund.

The rest of the prospectus tells you about how to buy and sell shares of the Funds, the Funds' policies and general information about share prices, dividends and distributions, and taxes. Of course, you should consult your own tax adviser about the tax consequences of investing in the Funds. Finally, the prospectus provides a summary of financial and other information about the Funds.

OVERVIEW

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN
PARK AVENUE FUND

OBJECTIVE

THE PARK AVENUE FUND seeks long-term growth of capital. Income is not a specific objective, although it is anticipated that long-term growth of capital will be accompanied by growth of income.

The Fund's principal investment strategies

At least 80% of the value of the Fund's total assets is invested in a diversified portfolio of U.S. common stocks and convertible securities. Convertible securities are described under the section called Risks and special investment techniques. Under normal circumstances, the Fund intends to be fully invested in these types of securities.

The Fund's investment adviser, Guardian Investor Services LLC (GIS), uses a blended approach in managing the Fund's portfolio, which is composed of both growth and value stocks. GIS chooses investments for the Fund based on a rigorous analysis of companies. This analysis is both quantitative and fundamental in nature. This fundamental analysis seeks to achieve a thorough understanding of a company's financial performance and prospects, as well as the strength of its business model and competitive position versus peer companies. GIS also considers the prospects for specific industries as well as the overall economy, to provide a broader context for each investment decision and for portfolio construction.

GIS utilizes several quantitative stock screening tools to identify potential buy and sell candidates, for further research. Also, GIS integrates portfolio construction techniques and risk models to monitor and analyze the investment risks in the Fund's portfolio in a disciplined manner. Although the Fund may select companies of any size and in any industry sector, the Fund's core holdings will normally include a broadly diversified selection of securities from among the 1,000 largest U.S. companies in market capitalization.

The Fund may also invest up to 15% of its net assets in foreign securities. The Fund expects that most of this amount will be invested in securities of U.S. or foreign companies that are issued or traded overseas, primarily in the form of American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs) or European Depositary Receipts (EDRs). All of the Fund's investments in these vehicles will be made in U.S. dollars. The Fund may also invest the remaining portion of its foreign investments in securities denominated in foreign currencies, and may use forward foreign currency exchange contracts to try to manage changes in currency exchange rates.

As a temporary defensive strategy, the Fund may invest some or all of its assets in debt obligations, including U.S. government securities, investment grade corporate bonds, commercial paper, repurchase agreements and cash equivalents. To the extent the Fund assumes a temporary defensive position, it may not achieve its investment objective during that time.

Stock selection approach

The Fund's investment adviser uses a blended approach in managing the Fund's portfolio, which is composed of both growth and value stocks. Although the Fund may select companies of any size and in any industry sector, the Fund's core holdings will normally include a broadly diversified selection of securities from among the 1,000 largest U.S. companies in market capitalization.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN PARK AVENUE FUND

The principal risks of investing in the Fund

As with all mutual funds, the value of your investment could decline so you could lose money. The Fund is subject to the general risks of investing in the stock markets, which include the risk that share prices of the securities in its portfolio can be driven down gradually or sharply by general conditions in the stock markets, or by the performance of an individual company or industry.

The Fund may invest in companies with small market capitalization, exposing you to the risks of investing in small companies. Small companies may expose you to greater risks than larger companies, such as dependence on limited financial resources, limited product lines and markets, and a small number of individuals in company management. These securities also trade less frequently and may have more dramatic price fluctuations.

The Fund could also be subject to the risks of foreign investing to the extent that its portfolio may be invested overseas. Foreign investments may be affected by political, social and economic developments abroad, differences in auditing and other financial standards, and greater volatility. When the Fund buys securities denominated in a foreign currency, there are special risks such as changes in currency exchange rates, and the risk that a foreign government could regulate foreign exchange transactions.

More detailed information about equity risk, small company risk and risks of foreign investing appears in the section called Risks and special investment techniques.

How the Fund has performed

The bar chart below provides some indication of the risks of investing in the Fund by showing how its performance has varied over the past 10 years. The performance figures shown assume that all dividends and distributions are reinvested in the Fund but do not include any sales charge you pay when you buy or sell shares. If the sales charge were included, the returns shown would be lower. Past results do not necessarily indicate how the Fund will perform in the future.

Year-by-year returns

Total returns for Class A shares
(Years ended December 31)

Highest and lowest quarters

During the period shown in the bar chart, the highest and lowest returns, respectively, for a quarter were:

Best quarter

25.07% for the quarter ended 12/31/1999.

Worst quarter

–20.50% for the quarter ended 3/31/2001.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN PARK AVENUE FUND

Returns of Class B, Class C, Class K and Institutional Class shares would be different from the returns depicted in the bar chart because they have expenses that differ from those of Class A shares.

Average annual total returns

This table provides some indication of the risks of investing in the Fund by showing the average annual total returns before and (for Class A shares) after taxes, for the 1-, 5- and 10-year periods ended December 31, 2005. It compares the Fund's performance before and (for Class A shares) after taxes, with the S&P 500 Index, an index of 500 primarily large-cap U.S. stocks that is generally considered to be representative of U.S. stock market activity. The Fund's returns are stated assuming deduction of the maximum sales charge for each class. No Institutional Class shares were outstanding in 2005. Past results, before and after taxes, do not necessarily indicate how the Fund will perform in the future.

	1 year	5 years	10 years, or since inception
Class A shares[3]
Returns before taxes	–0.78%	–4.89%	5.49%
Returns after taxes on distributions	–0.93%	–5.04%	3.96%
Returns after taxes on distributions and sale of Fund shares	–0.32%	–4.14%	4.31%
Class B shares	–0.17%	–5.13%	4.44%[1]
Class C shares	1.70%	–5.14%	–9.01%[1]
Class K shares	2.51%	—	–2.13%[1]
S&P 500 Index	4.91%	0.55%	9.07%[2]

NOTES

1  Inception of
Class B Shares: May 1, 1996
Class C Shares: August 7, 2000
Class K Shares: May 15, 2001

2  The S&P 500 Index had average annual returns of 8.64% since May 1, 1996, the date of inception of Class B shares, –1.50% since August 7, 2000, the date of inception of Class C shares and 0.40% since May 15, 2001, the date of inception of Class K shares.

3  After-tax returns are shown for Class A shares only and will vary for Class B, Class C, Class K and Institutional Class shares because these share classes have expenses that differ from those of Class A shares. After-tax returns are estimated, based on the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and may differ from those shown; and are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. Returns after taxes on distributions and sale of Fund shares may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of Fund shares.

Fees and expenses

The following tables describe the fees and expenses you may pay if you buy and hold shares of the Fund.

Fees you pay directly

Share class	Maximum sales charge to buy shares, as a % of the offering price	Maximum deferred sales charge to sell shares, as a % of the original purchase price or sale proceeds, whichever is lower
Class A shares	4.50%[1]	None[2]
Class B shares	None	3.00%[3]
Class C shares	None	1.00%[4]
Class K shares	None	1.00%[2]
Institutional Class shares	None	None

NOTES

1  You may be entitled to a sales charge discount. See page 86 for details.

2  Contingent deferred sales charge (CDSC) of 1.00% applies for Class K shares and purchases of $1 million or more of Class A shares if these shares are sold within 18 months of purchase. Certain redemptions and distributions are not subject to this charge. See the Statement of Additional Information for details.

3  CDSC declines to 2% if shares are sold in years 3 or 4 after purchase; 1% in years 5 or 6; and zero in year 7 and beyond.

4  CDSC applies for shares sold within one year of purchase.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN PARK AVENUE FUND

Annual fees and expenses deducted from the Fund's assets
(as a percentage of average net assets)

Share class	Management fees	Distribution (12b-1) fees	Other expenses[1]	Total
Class A shares[2]	0.50%	0.00%	0.41%	0.91%
Class B shares	0.50%	0.75%	0.67%	1.92%
Class C shares	0.50%	0.75%	0.83%	2.08%
Class K shares	0.50%	0.40%	0.35%	1.25%
Institutional Class shares	0.50%	0.00%	0.21%[3]	0.71%[3]

NOTES

1  Includes Administrative Service Fee of 0.25% for Class A, Class B, Class C and Class K shares for which a "dealer of record" has been designated.

2  This table does not reflect deductions for expenses which relate to owning Class A Park Avenue Fund shares through a Value Guard variable annuity contract. The Value Guard prospectus provides information about such expenses.

3  Based on estimated expenses for the current fiscal year. No Institutional Class shares were outstanding in 2005.

EXAMPLE

The example on the right allows you to compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

•  you invest $10,000 for the time periods shown

•  your investment has a 5% return each year

•  the Fund's operating expenses do not change.

The ten-year figures shown reflect the conversion of Class B shares to Class A shares after the eighth anniversary of purchase.

Using these assumptions, the costs of investing in the Fund would be as shown in the table below. Your actual costs may be higher or lower than those reflected here.

If you sold all of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$539	$727	$931	$1,519
Class B shares	$495	$803	$1,137	$1,980
Class C shares	$311	$652	$1,119	$2,410
Class K shares	$227	$397	$686	$1,511
Institutional Class shares	$73	$227	$395	$883

If you did not sell any of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$539	$727	$931	$1,519
Class B shares	$195	$603	$1,037	$1,980
Class C shares	$211	$652	$1,119	$2,410
Class K shares	$127	$397	$686	$1,511
Institutional Class shares	$73	$227	$395	$883

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN UBS LARGE CAP VALUE FUND

OBJECTIVE

THE GUARDIAN UBS LARGE CAP VALUE FUND seeks to maximize total return, consisting of capital appreciation and current income.

The Fund's principal investment strategies

Under normal circumstances, the Fund invests at least 80% of its net assets, including any borrowings for investment purposes, in equity securities of U.S. large capitalization companies. The Fund defines large capitalization companies as those with a market capitalization of at least $3 billion at the time of initial purchase. The Fund may invest up to 20% of its net assets in companies that have market capitalizations within the range of the Russell 1000 Value Index but are below $3 billion in market capitalization. As of March 31, 2006, the market capitalization of companies in the Russell 1000 Value Index ranged between approximately $688 million and $387 billion. Investments in equity securities may include dividend-paying securities, common stock, preferred stock and convertible securities. Convertible securities are described in the section called Risks and special investment techniques.

The Fund normally invests in companies whose stock prices, in the opinion of UBS Global Asset Management (Americas) Inc., the Fund's investment sub-adviser (the "investment adviser"), do not reflect the company's full value. These expectations are based on the investment adviser's assessment of a company's ability to generate profit and grow the business in the future. The investment adviser's definition of "fundamental value" is the investment adviser's assessment of what a stock is worth and "market price" is the price that investors will pay to acquire a particular asset in the investment marketplace today. For each stock under analysis, the investment adviser estimates a fundamental value based upon detailed economic, industry and company analysis, and upon consideration of each company's management team, competitive advantage and core competencies, including structure and global integration. The investment adviser's on-site company visits examine the characteristics of each company (i.e., balance sheet fundamentals, culture, productivity, pricing, etc.), and the investment adviser determines which companies in its opinion offer attractive valuation. These value estimates are then compared to current market prices and ranked against the other stocks in the investment adviser's valuation universe. In selecting investments for the Fund, the investment adviser focuses on those stocks that rank in the top 20% of the universe of stocks the investment adviser believes are attractively valued.

The investment adviser's investment research combines both top-down and bottom-up analyses. The top-down analysis seeks to identify broad economic and market-shaping trends that influence security prices. These encompass both long-term and short-term economic factors and market-shaping themes ranging from global interest rate and inflation estimates to strategic sector and industry developments. The investment adviser seeks to identify broad trends that will affect the investment landscape and take advantage of them before other investors do. The bottom-up analysis includes researching the very specific factors that

Large market capitalization

The Fund invests mainly in large companies, with a market capitalization of at least $3 billion. A company's "market capitalization" is determined by multiplying the current market price of a share of the company's stock by the total number of shares outstanding.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN UBS LARGE CAP VALUE FUND

affect the cash flows of potential investments around the world. This research is integrated around the world, giving the investment adviser the ability to take advantage of a wide array of investment opportunities. Research teams are located in all of the world's major financial markets and utilize a consistent framework for researching and analyzing investments. The teams rank investment opportunities found in the global marketplace and evaluate the most likely risk and return scenarios that will occur within and across their focused sets of potential investments.

After the research teams identify opportunities, the investment adviser's investment specialists select securities, taking into account both the potential return as well as the potential risks inherent in each investment. For each new security considered, the investment adviser undertakes a detailed analysis of how the security will affect overall portfolio composition, which involves evaluating absolute risk as well as the risk relative to the appropriate benchmark. The investment adviser's dedicated risk analysis team uses risk analysis tools to augment the evaluation of investment risks. Working with this team, the investment specialists select investments and determine the weights those investments will be given within the portfolio. The Fund's risk is carefully monitored, with consideration given to market sensitivity, common risk factor exposures (e.g., size, stock price, momentum), industry weightings and individual stock selection. The Fund attempts to ensure that investment decisions are implemented in a timely and cost-effective manner.

The Fund will invest primarily in companies with large market capitalizations as defined above; however, it may also invest no more than 20% of its assets in securities that fall outside of the definition. In addition, if movement in the market price causes a security to change from one classification to another, the security is not required to be sold from the Fund's portfolio.

The Fund may also invest up to 20% of its net assets in foreign issuers. Within this overall limit, the Fund intends to diversify among countries, but reserves the right to invest a substantial portion of its assets in one or a few countries if economic and business conditions warrant such investments. The Fund may use forward foreign currency exchange contracts, enter into contracts for the purchase or sale for future delivery of foreign currencies or purchase and write put and call options on foreign currencies to try to manage the Fund's exposure to changes in currency exchange rates.

Benchmarks are indices comprised of securities that serve as standards of measurement for making risk and performance comparisons to actively managed investment portfolios. The Fund's benchmark, Russell 1000 Value Index, plays an important role in the investment adviser's investment process. The Fund's investment adviser attempts to add value by employing various strategies of overweighting and underweighting broad country, sector and other factors such as market capitalization, volatility and earnings yield relative to the benchmark. The investment adviser's risk management team utilizes tools to help

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN UBS LARGE CAP VALUE FUND

ensure that, during the portfolio construction process, unintended risks relative to the benchmark are mitigated.

As a temporary defensive strategy, the Fund may invest some or all of its assets in cash or cash equivalents. To the extent the Fund assumes a temporary defensive position, it may not achieve its investment objective during that time.

For more information on futures, options and forward foreign currency exchange contracts, see Risks and special investment techniques.

The principal risks of investing in the Fund

As with all mutual funds, the value of your investment could decline so you could lose money. The Fund is subject to the general risks of investing in the stock markets, which include the risk that share prices of the securities in its portfolio can be driven down gradually or sharply by general conditions in the stock markets or by the performance of an individual company or industry. You should be aware that the performance of different types of equity securities may decline under varying market conditions — for example, "growth" stocks may perform well under circumstances in which "value" stocks in general have fallen and vice versa.

The Fund could also be subject to the risks of foreign investing to the extent that its portfolio may be invested overseas. Foreign investments may be affected by political, social and economic developments abroad, differences in auditing and other financial standards, and greater volatility. When the Fund buys securities denominated in a foreign currency, there are special risks such as changes in currency exchange rates, and the risk that a foreign government could regulate foreign exchange transactions.

More detailed information about equity risk and risks of foreign investing appears in the section called Risks and special investment techniques.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN UBS LARGE CAP VALUE FUND

How the Fund has performed

The bar chart below provides some indication of the risks of investing in the Fund by showing how its performance has varied for each full calendar year since it was launched on February 3, 2003. The performance figures shown assume that all dividends and distributions are reinvested in the Fund but do not include any sales charge you pay when you buy or sell shares. If the sales charge were included, the returns shown would be lower. Past results do not necessarily indicate how the Fund will perform in the future.

Year-by-year returns

Total returns for Class A shares
(Years ended December 31)

Highest and lowest quarters

During the period shown in the bar chart, the highest and lowest returns, respectively, for a quarter were:

Best quarter

17.04% for the quarter ended 6/30/2004.

Worst quarter

–0.90% for the quarter ended 3/31/2005.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN UBS LARGE CAP VALUE FUND

Returns of Class B, Class C and Class K shares would be different from the returns depicted in the bar chart because they have expenses that differ from those of Class A shares.

Average annual total returns

This table provides some indication of the risks of investing in the Fund by showing the average annual total returns before and (for Class A shares) after taxes, for the 1-year period and since inception through December 31, 2005. It compares the Fund's performance with the Russell 1000 Value Index, which measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index. The Fund's returns are stated assuming deduction of the maximum sales charge for each class. Past results, before and after taxes, do not necessarily indicate how the Fund will perform in the future.

	1 year	Since inception on February 3, 2003
Class A shares[1]
Returns before taxes	4.40%	16.39%
Returns after taxes on distributions	2.46%	14.51%
Returns after taxes on distributions and sale of Fund shares	4.64%	13.52%
Class B shares	5.54%	16.92%
Class C shares	7.54%	17.43%
Class K shares	8.02%	17.98%
Russell 1000 Value Index	7.05%	18.84%

NOTES

1  After-tax returns are shown for Class A shares only and will vary for Class B, Class C and Class K shares because these share classes have expenses that differ from those of Class A shares. After-tax returns are estimated, based on the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and may differ from those shown, and are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. Returns after taxes on distributions and sale of Fund shares may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of Fund shares.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN UBS LARGE CAP VALUE FUND

Fees and expenses

The following tables describe the fees and expenses you may pay if you buy and hold shares of the Fund.

Fees you pay directly

Share class	Maximum sales charge to buy shares, as a % of the offering price	Maximum deferred sales charge to sell shares, as a % of the original purchase price or sale proceeds, whichever is lower
Class A shares	4.50%[1]	None[2]
Class B shares	None	3.00%[3]
Class C shares	None	1.00%[4]
Class K shares	None	1.00%[2]

NOTES

1  You may be entitled to a sales charge discount. See page 86 for details.

2  Contingent deferred sales charge (CDSC) of 1.00% applies for Class K shares and purchases of $1 million or more of Class A shares if these shares are sold within 18 months of purchase. Certain redemptions and distributions are not subject to this charge. See the Statement of Additional Information for details.

3  CDSC declines to 2% if shares are sold in years 3 and 4 after purchase; 1% in years 5 and 6; and zero in year 7 and beyond.

4  CDSC applies for shares sold within one year of purchase.

Annual fees and expenses deducted from the Fund's assets
(as a percentage of average net assets)

Share class	Management fees	Distribution (12b-1) fees	Other expenses[1]	Total
Class A shares	0.83%	0.00%	0.61%	1.44%
Class B shares	0.83%	0.75%	0.61%	2.19%
Class C shares	0.83%	0.75%	0.61%	2.19%
Class K shares	0.83%	0.40%	0.48%	1.71%

NOTES

1  Includes Administrative Service Fee of 0.25% for Class A, Class B, Class C and Class K shares.

EXAMPLE

The example on the right allows you to compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

•  you invest $10,000 for the time periods shown

•  your investment has a 5% return each year

•  the Fund's operating expenses do not change.

The ten-year figures shown reflect the conversion of Class B shares to Class A shares after the eighth anniversary of purchase.

Using these assumptions, the costs of investing in the Fund would be as shown in the table below. Your actual costs may be higher or lower than those reflected here.

If you sold all of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$590	$885	$1,201	$2,097
Class B shares	$522	$885	$1,275	$2,334
Class C shares	$322	$685	$1,175	$2,524
Class K shares	$274	$539	$928	$2,019

If you did not sell any of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$590	$885	$1,201	$2,097
Class B shares	$222	$685	$1,175	$2,334
Class C shares	$222	$685	$1,175	$2,524
Class K shares	$174	$539	$928	$2,019

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN PARK AVENUE
SMALL CAP FUND

OBJECTIVE

THE SMALL CAP FUND seeks long-term growth of capital. Income is not a specific objective, although it is anticipated that long-term growth of capital will be accompanied by growth of income.

The Fund's principal investment strategies

Under normal circumstances, the Fund invests at least 80% of its net assets, including any borrowings for investment purposes, in equity securities of small capitalization companies. The Fund defines small capitalization companies as those with a market capitalization of $3 billion or below at the time of initial purchase. The Fund may invest up to 20% of its net assets in companies that have market capitalizations within the range of the Russell 2000 Index but are above $3 billion in market capitalization. As of March 31, 2006, the market capitalization of companies in the Russell 2000 Index ranged between approximately $23 million and $5.37 billion. Convertible securities are described in the section called Risks and special investment techniques.

The Fund's investment adviser, Guardian Investor Services LLC (GIS), uses a blended approach in managing the Fund's portfolio, which is composed of both growth and value stocks. GIS chooses investments for the Fund based on a rigorous analysis of companies. This analysis is both quantitative and fundamental in nature. This fundamental analysis seeks to achieve a thorough understanding of a company's financial performance and prospects, as well as the strength of its business model and competitive position versus peer companies. GIS also considers the prospects for specific industries as well as the overall economy, to provide a broader context for each investment decision and for portfolio construction. GIS utilizes several quantitative stock screening tools to identify potential buy and sell candidates, for further research. Also, GIS integrates portfolio construction techniques and risk models to monitor and analyze the investment risks in the Fund's portfolio in a disciplined manner.

The Fund may also invest up to 15% of its net assets in foreign securities. Of this amount, the Fund may invest up to 10% of its net assets in securities of U.S. or foreign companies that are issued or traded overseas, primarily in the form of American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs) or European Depositary Receipts (EDRs). All of the Fund's investments in these vehicles will be made in U.S. dollars. In addition, the Fund may invest the remaining 5% of its net assets in securities denominated in foreign currencies, and may use forward foreign currency exchange contracts to try to manage changes in currency exchange rates.

For more information on ADRs, GDRs, EDRs and forward foreign currency exchange contracts, see Risks and special investment techniques.

As a temporary defensive strategy, the Fund may invest some or all of its assets in debt obligations, including U.S. government securities, investment grade corporate bonds, commercial paper, repurchase agreements and cash equivalents. To the extent the Fund assumes a

Small market capitalization

The Fund invests mainly in small companies, with a market capitalization of $3 billion or below. A company's "market capitalization" is determined by multiplying the current market price of a share of the company's stock by the total number of shares outstanding.

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THE GUARDIAN PARK AVENUE SMALL CAP FUND

temporary defensive position, it may not achieve its investment objective during that time.

The principal risks of investing in the Fund

As with all mutual funds, the value of your investment could decline so you could lose money. Because it invests in equity securities, the Fund is subject to the general risks of investing in stock markets, including the risk that the values of its portfolio securities can be driven down gradually or sharply by general conditions in the stock markets, or by the performance of an individual company or industry. In addition, an investment in the Fund exposes you to the risks of investing in small companies. Small companies may expose you to greater risks than larger companies, such as dependence on limited financial resources, limited product lines and markets, and a small number of individuals in company management. These securities also trade less frequently and may have more dramatic price fluctuations.

With respect to the 15% of net assets that the Fund may invest in foreign securities, you face additional risks. Foreign investments may be affected by political, social and economic developments abroad, differences in auditing and other financial standards, and greater volatility. When the Fund buys securities denominated in a foreign currency, there are special risks such as changes in currency exchange rates, and the risk that a foreign government could regulate foreign exchange transactions.

Equity risk, small company risk and foreign investment risk are all described in detail in Risks and special investment techniques.

How the Fund has performed

The bar chart below provides some indication of the risks of investing in the Fund by showing how its performance has varied for each full calendar year since it was launched on May 1, 1997. The performance figures shown assume that all dividends and distributions are reinvested in the Fund, but do not include sales charges you pay when you buy or sell shares. If the sales charge were included, the returns shown would be lower. Past results do not necessarily indicate how the Fund will perform in the future.

ABOUT OUR FUNDS

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THE GUARDIAN PARK AVENUE SMALL CAP FUND

Highest and lowest quarters

During the period shown in the bar chart, the highest and lowest returns, respectively, for a quarter were:

Best quarter

41.20% for the quarter ended 12/31/99.

Worst quarter

–25.09% for the quarter ended 9/30/1998.

Year-by-year returns

Total returns for Class A shares
(Years ended December 31)

Returns of Class B, Class C, Class K and Institutional Class shares would be different from the returns depicted in the bar chart because they have expenses that differ from those of Class A shares.

Average annual total returns

This table provides some indication of the risks of investing in the Fund by showing the average annual total returns, before and (for Class A shares) after taxes, for the 1- and 5-year periods and since inception through December 31, 2005. It compares the Fund's performance, before and (for Class A shares) after taxes, with the Russell 2000 Index, an index that is generally considered to be representative of small capitalization issuers in the U.S. stock market. The Fund's returns are stated assuming deduction of the maximum sales charge for each class. No Institutional Class shares were outstanding in 2005. Past results, before and after taxes, do not necessarily indicate how the Fund will perform in the future.

	1 year	5 years	Since inception[1]
Class A shares[3]
Returns before taxes	–4.64%	4.25%	8.84%
Returns after taxes on distributions	–7.25%	3.27%	8.15%
Returns after taxes on distributions and sale of Fund Shares	–0.75%	3.50%	7.66%
Class B shares	–4.21%	4.05%	8.05%
Class C shares	–2.15%	4.09%	0.77%
Class K shares	–1.52%	—	6.57%
Russell 2000 Index	4.55%	8.22%	9.46%[2]

NOTES

1  Inception of
Class A shares: May 1, 1997
Class B shares: May 1, 1997
Class C shares: August 7, 2000
Class K shares: May 15, 2001

2  The Russell 2000 Index has had average annual returns of 9.46% since May 1, 1997, the date of inception of Class A and Class B shares, 6.67% since August 7, 2000, the date of inception of Class C shares and 8.50% since May 15, 2001, the date of inception of Class K shares.

3  After-tax returns are shown for Class A shares only and will vary for Class B, Class C, Class K and Institutional Class shares because these share classes have expenses that differ from those of Class A shares. After-tax returns are estimated, based on the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and may differ from those shown; and are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. Returns after taxes on distributions and sale of Fund shares may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of Fund shares.

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THE GUARDIAN PARK AVENUE SMALL CAP FUND

Fees and expenses

The following tables describe the fees and expenses you may pay if you buy and hold shares of the Fund.

Fees you pay directly

Share class	Maximum sales charge to buy shares, as a % of the offering price	Maximum deferred sales charge to sell shares, as a % of the original purchase price or sale proceeds, whichever is lower
Class A shares	4.50%[1]	None[2]
Class B shares	None	3.00%[3]
Class C shares	None	1.00%[4]
Class K shares	None	1.00%[2]
Institutional Class shares	None	None

NOTES

1  You may be entitled to a sales charge discount. See page 86 for details.

2  Contingent deferred sales charge (CDSC) of 1.00% applies for Class K shares and purchases of $1 million or more of Class A shares if these shares are sold within 18 months of purchase. Certain redemptions and distributions are not subject to this charge. See the Statement of Additional Information for details.

3  CDSC declines to 2% if shares are sold in years 3 or 4 after purchase; 1% in years 5 or 6; and zero in year 7 and beyond.

4  CDSC applies for shares sold within one year of purchase.

Annual fees and expenses deducted from the Fund's assets
(as a percentage of average net assets)

Share class	Management fees	Distribution (12b-1) fees	Other expenses[1]	Total
Class A shares	0.75%	0.00%	0.50%	1.25%
Class B shares	0.75%	0.75%	0.71%	2.21%
Class C shares	0.75%	0.75%	0.73%	2.23%
Class K shares	0.75%	0.40%	0.43%	1.58%
Institutional Class shares	0.75%	0.00%	0.25%[2]	1.00%[2]

NOTES

1  Includes Administrative Service Fee of 0.25% for Class A, Class B, Class C and Class K shares.

2  Based on estimated expenses for the current fiscal year. No Institutional Class shares were outstanding in 2005.

EXAMPLE

The example on the right allows you to compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

•  you invest $10,000 for the time periods shown

•  your investment has a 5% return each year

•  the Fund's operating expenses do not change.

The ten-year figures shown reflect the conversion of Class B shares to Class A shares after the eighth anniversary of purchase.

Using these assumptions, the costs of investing in the Fund would be as shown in the table below. Your actual costs may be higher or lower than those reflected here.

If you sold all of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$572	$829	$1,105	$1,893
Class B shares	$524	$891	$1,285	$2,301
Class C shares	$326	$697	$1,195	$2,565
Class K shares	$261	$499	$860	$1,878
Institutional Class shares	$102	$318	$552	$1,225

If you did not sell any of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$572	$829	$1,105	$1,893
Class B shares	$224	$691	$1,185	$2,301
Class C shares	$226	$697	$1,195	$2,565
Class K shares	$161	$499	$860	$1,878
Institutional Class shares	$102	$318	$552	$1,225

ABOUT OUR FUNDS

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN UBS SMALL
CAP VALUE FUND

OBJECTIVE

THE GUARDIAN UBS SMALL CAP VALUE FUND seeks to maximize total return, consisting of capital appreciation and current income.

The Fund's principal investment strategies

Under normal circumstances, at least 80% of the value of the Fund's net assets, including any borrowings for investment purposes, is invested in equity securities issued by companies with a small market capitalization at the time of initial purchase. Small market capitalization companies are generally those companies with market capitalizations smaller than: (1) USD $2.5 billion or (2) the highest market capitalization within the Russell 2000 Value Index, whichever is higher at the time of purchase. A company's "market capitalization" is determined by multiplying the current market price of a share of the company's stock by the total number of shares outstanding. As of March 31, 2006, the highest market capitalization within the Russell 2000 Value Index was approximately $4.2 billion. Investments in equity securities may include dividend-paying securities common stock, preferred stock and convertible securities. Convertible securities are described in the section called Risks and special investment techniques.

The Fund normally invests in companies whose stock prices, in the opinion of UBS Global Asset Management (Americas) Inc., the Fund's investment sub-adviser (the "investment adviser"), do not reflect the company's full value. These expectations are based on the investment adviser's assessment of a company's ability to generate profit and grow the business in the future. The investment adviser's definition of "fundamental value" is the investment adviser's assessment of what a stock is worth and "market price" is the price that investors will pay to acquire a particular asset in the investment marketplace today. For each stock under analysis, the investment adviser estimates a fundamental value based upon detailed economic, industry and company analysis, and upon consideration of each company's management team, competitive advantage and core competencies, including structure and global integration. The investment adviser's on-site company visits examine the characteristics of each company (i.e., balance sheet fundamentals, culture, productivity, pricing, etc.), and the investment adviser determines which companies, in its opinion, offer attractive valuation. These value estimates are then compared to current market prices and ranked against the other stocks in the investment adviser's valuation universe. In selecting investments for the Fund, the investment adviser focuses on those stocks that rank in the top 20% of the universe of stocks the investment adviser believes are attractively valued.

The investment adviser's investment research combines both top-down and bottom-up analyses. The top-down analysis seeks to identify broad economic and market-shaping trends that influence security prices.

Small market
capitalization

The Fund invests mainly in companies with market capitalizations smaller than: (1) USD $2.5 billion or (2) the highest market capitalization within the Russell 2000 Value Index, whichever is higher at the time of purchase. A company's "market capitalization" is determined by multiplying the current market price of a share of the company's stock by the total number of shares outstanding. As of March 31, 2006, the highest market capitalization within the Russell 2000 Value Index was approximately $4.2 billion.

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THE GUARDIAN UBS SMALL CAP VALUE FUND

These encompass both long-term and short-term economic factors and market-shaping themes ranging from global interest rate and inflation estimates to strategic sector and industry developments. The investment adviser seeks to identify broad trends that will affect the investment landscape and to take advantage of them before other investors do. The bottom-up analysis includes researching the very specific factors that affect the cash flows of potential investments around the world. This research is integrated around the world, giving the investment adviser the ability to take advantage of a wide array of investment opportunities. Research teams are located in all of the world's major financial markets and utilize a consistent framework for researching and analyzing investments. The teams rank investment opportunities found in the global marketplace and evaluate the most likely risk and return scenarios that will occur within and across their focused sets of potential investments.

After the research teams identify opportunities, the investment adviser's investment specialists select securities, taking into account both the potential return as well as the potential risks inherent in each investment. For each new security considered, the investment adviser undertakes a detailed analysis of how the security will affect overall portfolio composition, which involves evaluating absolute risk as well as the risk relative to the appropriate benchmark. The investment adviser's dedicated risk analysis team uses risk analysis tools to augment the evaluation of investment risks. Working with this team, the investment specialists select investments and determine the weights those investments will be given within the portfolio. The Fund's risk is carefully monitored, with consideration given to market sensitivity, common risk factor exposures (e.g., size, stock price, momentum), industry weightings and individual stock selection. The Fund attempts to ensure that investment decisions are implemented in a timely and cost-effective manner.

The Fund will invest primarily in companies with small market capitalizations as defined above; however, it may also invest no more than 20% of its assets in securities that fall outside of the definition. In addition, if movement in the market price causes a security to change from one classification to another, the security is not required to be sold from the Fund's portfolio.

The Fund may also invest up to 20% of its net assets in foreign issuers. Within this overall limit, the Fund intends to diversify among countries, but reserves the right to invest a substantial portion of its assets in one or a few countries if economic and business conditions warrant such investments. The Fund may use forward foreign currency exchange contracts, enter into contracts for the purchase or sale for future delivery of foreign currencies or purchase and write put and call options on foreign currencies to try to manage the Fund's exposure to changes in currency exchange rates.

Benchmarks are indices comprised of securities that serve as standards of measurement for making risk and performance comparisons to actively managed investment portfolios. The Fund's benchmark,

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN UBS SMALL CAP VALUE FUND

Russell 2000 Value Index, plays an important role in the investment adviser's investment process. The Fund's investment adviser attempts to add value by employing various strategies of overweighting and underweighting broad country, sector and other factors such as market capitalization, volatility and earnings yield relative to the benchmark. The investment adviser's risk management team utilizes tools to help ensure that during the portfolio construction process, unintended risks relative to the benchmark are mitigated.

As a temporary defensive strategy, the Fund may invest some or all of its assets in cash or cash equivalents. To the extent the Fund assumes a temporary defensive position, it may not achieve its investment objective during that time.

For more information on futures, options and forward foreign currency exchange contracts, see Risks and special investment techniques.

The principal risks of investing in the Fund

As with all mutual funds, the value of your investment could decline so you could lose money. The Fund is subject to the general risks of investing in stock markets, including the risk that the values of its portfolio securities can be driven down gradually or sharply by general conditions in the stock markets, or by the performance of an individual company or industry. In addition, an investment in the Fund exposes you to the risks of investing in small companies. Small companies may expose you to greater risks than larger companies, such as dependence on limited financial resources, limited product lines and markets, and a small number of individuals in company management. These securities also trade less frequently and have more dramatic price fluctuations. You should be aware that the performance of different types of equity securities may decline under varying market conditions — for example, "growth" stocks may perform well under circumstances in which "value" stocks in general have fallen and vice versa.

The Fund could be subject to the risks of foreign investing to the extent that its portfolio may be invested overseas. Foreign investments may be affected by political, social and economic developments abroad, differences in auditing and other financial standards, and greater volatility. When the Fund buys securities denominated in a foreign currency, there are special risks such as changes in currency exchange rates and the risk that a foreign government could regulate foreign exchange transactions.

Equity risk, small company risk and foreign investment risk are all described in detail in Risks and special investment techniques.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN UBS SMALL CAP VALUE FUND

How the Fund has performed

The bar chart below provides some indication of the risks of investing in the Fund by showing how its performance has varied for each full calendar year since it was launched on February 3, 2003. The performance figures shown assume that all dividends and distributions are reinvested in the Fund but do not include any sales charge you pay when you buy or sell shares. If the sales charge were included, the returns shown would be lower. Past results do not necessarily indicate how the Fund will perform in the future.

Year-by-year returns

Total returns for Class A shares
(Years ended December 31)

Highest and lowest quarters

During the period shown in the bar chart, the highest and lowest returns, respectively, for a quarter were:

Best quarter

19.65% for the quarter ended 6/30/2004.

Worst quarter

–3.19% for the quarter ended 3/31/2005.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN UBS SMALL CAP VALUE FUND

Returns of Class B, Class C and Class K shares would be different from the returns depicted in the bar chart because they have expenses that differ from those of Class A shares.

Average annual total returns

This table provides some indication of the risks of investing in the Fund by showing the average annual total returns before and (for Class A shares) after taxes, for the 1-year period and since inception through December 31, 2005. It compares the Fund's performance with the Russell 2000 Value Index, which measures the performance of those Russell 2000 companies with lower price-to-book ratios and lower forecasted growth values. The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index. The Fund's returns are stated assuming deduction of the maximum sales charge for each class. Past results, before and after taxes, do not necessarily indicate how the Fund will perform in the future.

	1 year	Since inception on February 3, 2003
Class A shares[1]
Returns before taxes	–0.97%	17.19%
Returns after taxes on distributions	–2.93%	14.35%
Returns after taxes on distributions and sale of Fund shares	1.80%	13.85%
Class B shares	–0.02%	17.72%
Class C shares	1.99%	18.22%
Class K shares	2.56%	18.95%
Russell 2000 Value Index	4.71%	25.36%

NOTES

1  After-tax returns are shown for Class A shares only and will vary for Class B, Class C and Class K shares because these share classes have expenses that differ from those of Class A shares. After-tax returns are estimated, based on the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and may differ from those shown; and are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. Returns after taxes on distributions and sale of Fund shares may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of Fund shares.

Fees and expenses

The following tables describe the fees and expenses you may pay if you buy and hold shares of the Fund.

Fees you pay directly

Share class	Maximum sales charge to buy shares, as a % of the offering price	Maximum deferred sales charge to sell shares, as a % of the original purchase price or sale proceeds, whichever is lower
Class A shares	4.50%[1]	None[2]
Class B shares	None	3.00%[3]
Class C shares	None	1.00%[4]
Class K shares	None	1.00%[2]

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ABOUT OUR FUNDS

NOTES

1  You may be entitled to a sales charge discount. See page 86 for details.

2  Contingent deferred sales charge (CDSC) of 1.00% applies for Class K shares and purchases of $1 million or more of Class A shares if these shares are sold within 18 months of purchase. Certain redemptions and distributions are not subject to this charge. See the Statement of Additional Information for details.

3  CDSC declines to 2% if shares are sold in years 3 or 4 after purchase; 1% in years 5 or 6; and zero in year 7 and beyond.

4  CDSC applies for shares sold within one year of purchase.

THE GUARDIAN UBS SMALL CAP VALUE FUND

Annual fees and expenses deducted from the Fund's assets
(as a percentage of average net assets)

Share class	Management fees[1]	Distribution (12b-1) fees	Other expenses[2]	Total
Class A shares	1.00%	0.00%	0.92%	1.92%
Class B shares	1.00%	0.75%	0.93%	2.68%
Class C shares	1.00%	0.75%	0.94%	2.69%
Class K shares	1.00%	0.40%	0.66%	2.06%

NOTES

1  The Fund pays a fee at the annual rate of 1.00% of the Fund's average daily net assets not exceeding $50 million and 0.95% of the Fund's average daily net assets in excess of $50 million.

2  Includes Administrative Service Fee of 0.25% for Class A, Class B, Class C and Class K shares.

EXAMPLE

The example on the right allows you to compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

•  you invest $10,000 for the time periods shown

•  your investment has a 5% return each year

•  the Fund's operating expenses do not change.

The ten-year figures shown reflect the conversion of Class B shares to Class A shares after the eighth anniversary of purchase.

Using these assumptions, the costs of investing in the Fund would be as shown in the table below. Your actual costs may be higher or lower than those reflected here.

If you sold all of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$636	$1,026	$1,440	$2,592
Class B shares	$571	$1,032	$1,520	$2,829
Class C shares	$372	$835	$1,425	$3,022
Class K shares	$309	$646	$1,108	$2,390

If you did not sell any of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$636	$1,026	$1,440	$2,592
Class B shares	$271	$832	$1,420	$2,829
Class C shares	$272	$835	$1,425	$3,022
Class K shares	$209	$646	$1,108	$2,390

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THE GUARDIAN ASSET ALLOCATION FUND

OBJECTIVE

THE ASSET ALLOCATION FUND seeks long-term total investment return consistent with moderate investment risk. Total investment return consists of income and changes in the market value of the Fund's investments.

The Fund's principal investment strategies

The Fund allocates its assets among three broad classes of investments: U.S. common stocks and convertible securities; investment grade bonds and other debt obligations; and cash and money market instruments. The Fund currently operates primarily as a "fund of funds." The Fund's investment adviser, Guardian Investor Services LLC (GIS), generally invests in Class A shares of other funds in The Park Avenue Portfolio. The equity or stock part of the Fund's portfolio is usually invested in The Guardian S&P 500 Index Fund (the "Index Fund"), which tracks the performance of the S&P 500 Index, and/or The Guardian Park Avenue Fund (the "Park Avenue Fund"). The debt or bond part may be invested in The Guardian Investment Quality Bond Fund (the "Bond Fund"), and the money market part is invested in The Guardian Cash Management Fund (the "Cash Management Fund"). The Fund may also invest in individual securities when the portfolio manager thinks it is appropriate.

The Fund uses its own theoretical models to decide how much to invest in each asset class, fluctuating from a "neutral position" of 60% of assets in equity and 40% in debt. Shifts are expected to be modest and gradual, but there is no limit to the amount of assets that can be moved at any one time. The models do not provide for any minimum or maximum investment in any asset class.

The models evaluate information about the economy and the markets daily to provide "signals" about portfolio allocations. The investment adviser makes portfolio allocations among equities, debt securities and cash after assessing the relative values of these different types of investments under prevailing market conditions, taking into account the risks associated with each type of securities. For example, the Fund may invest primarily in equity securities when corporate profitability and growth appear to be strong, or increase the allocation in debt securities when the models suggest that stocks are generally overvalued or that the interest rate environment makes bonds more attractive. The Fund will invest in a particular underlying Fund based on the portfolio manager's view of current economic and market conditions, as well as a review of the underlying Funds' investment objective and policies.

The Fund will obtain its equity exposure through the Index Fund rather than the Park Avenue Fund when the portfolio manager believes that the Fund will benefit from exposure to the broad market index. It is currently contemplated that the Index Fund, rather than the Park Avenue Fund, will be used as the primary Fund for investment of the equity portion of the Fund's assets. Because the Index Fund attempts to track the performance of a broad market index, its portfolio composition is not determined by its investment adviser, nor does the

A fund of funds

The Fund currently operates primarily as a "fund of funds." The investment adviser generally invests in Class A shares of other funds in The Park Avenue Portfolio. The equity or stock part of the Fund's portfolio is usually invested in The Guardian S&P 500 Index Fund, which tracks the performance of the S&P 500 Index, and/or The Guardian Park Avenue Fund. The debt or bond part may be invested in The Guardian Investment Quality Bond Fund, and the money market part is invested in The Guardian Cash Management Fund. The Fund may also invest in individual securities when the portfolio manager thinks it is appropriate.

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ABOUT OUR FUNDS

THE GUARDIAN ASSET ALLOCATION FUND

portfolio manager actively determine the stock selection or sector allocation. The Park Avenue Fund uses a blended approach in managing its portfolio, and integrates portfolio construction techniques and risk models to monitor and analyze the investment risks in the Park Avenue Fund's portfolio in a disciplined manner. Although the Park Avenue Fund may select companies of any size and in any industry sector, the Fund's core holdings will normally include a broadly diversified selection of securities from among the top 1,000 largest U.S. companies in market capitalization. The Bond Fund primarily invests in investment grade securities and generally maintains a stable intermediate duration, but may lengthen or shorten its duration within the intermediate range to reflect changes in the overall composition of the investment grade debt markets.

The Fund may use special techniques, such as futures and options, to protect against adverse changes in the markets while the Fund is moving money between asset classes or when there are large cash inflows. The Fund may also use these techniques on an ongoing basis to manage allocations that vary from the Fund's neutral position of 60% in equity securities and 40% in debt securities.

While there is no assurance that the Fund's allocations will provide the most favorable returns to investors, it is expected that the Fund's performance will be less volatile than the performance of funds that concentrate their investments in one asset class.

The Fund does not have to pay any sales charges when it invests in other Funds and there are no duplicative advisory or administrative service fees.

The principal risks of investing in the Fund

As with all mutual funds, the value of your investment could decline so you could lose money. Part of the Fund may be invested in equities, or shares of companies, and some or all of the equity part of the Fund's portfolio may be invested in an equity fund. Some of the assets are invested in bonds. The Fund is therefore subject to the risks of investing in the equity markets and the debt markets. Equity risks include the risk that the values of the Fund's portfolio securities can be driven down gradually or sharply by general conditions in the stock markets, or by the performance of an individual company or industry. Debt risks include interest rate risk (the risk that a debt obligation's price will be adversely affected by increases in interest rates), credit risk (the risk that the issuer of the debt obligation will fail to repay principal and interest), and prepayment risk (the risk that debt obligations will be prepaid when interest rates are lower). In addition, there is no assurance that the portion of the Fund's portfolio that is invested in the Index Fund will track the performance of the Standard & Poor's 500 Composite Stock Price Index due to expenses, the amount of cash and cash equivalents held in the S&P 500 Index Fund's portfolio, and the frequency and timing of shareholder purchases and sales of S&P 500 Index Fund shares. This portion of the Fund's portfolio employs a passive management approach and the Index Fund's portfolio managers do not use techniques or defensive strategies designed to

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PROSPECTUS

THE GUARDIAN ASSET ALLOCATION FUND

Highest and lowest quarters

During the period shown in the bar chart, the highest and lowest returns, respectively, for a quarter were:

Best quarter

16.15% for the quarter ended 12/31/1998.

Worst quarter

–17.22% for the quarter ended 9/30/2002.

lessen the effects of market volatility or to reduce the impact of periods of market decline.

You should review the main risks of investing in the Index Fund, the Park Avenue Fund, the Bond Fund and the Cash Management Fund to fully understand the risks associated with investing in the Asset Allocation Fund. More detail about equity risk and debt risk appears in the section called Risks and special investment techniques.

Because the Fund uses options and futures as part of its investment strategy, you will also face risks associated with those techniques. While the Fund will use these techniques in an effort to best manage the shifts in its investment allocations, as well as to manage cash flows and variations from its "neutral" position, it is possible that the Fund will lose more value than it would have if options or futures were not used. For further information about the risks of options and futures, see the section called Risks and special investment techniques.

There is no assurance that the Fund's allocations will result in the most favorable return to investors.

How the Fund has performed

The bar chart below provides some indication of the risks of investing in the Fund by showing how its performance has varied over the past 10 years. The performance figures shown assume that all dividends and distributions are reinvested in the Fund, but they do not include sales charges you pay when you buy or sell shares. If the sales charge were included, the returns shown would be lower. Past results do not necessarily indicate how the Fund will perform in the future.

Year-by-year returns

Total returns for Class A shares
(Years ended December 31)

Returns of Class B, Class C, Class K and Institutional Class shares would be different from the returns depicted in the bar chart because they have expenses that differ from those of Class A shares.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN ASSET ALLOCATION FUND

Average annual total returns

This table provides some indication of the risks of investing in the Fund by showing the average annual total returns, before and (for Class A shares) after taxes, for the 1-, 5- and 10-year periods through December 31, 2005. It compares the Fund's performance, before and (for Class A shares) after taxes, with the S&P 500 Index, an index of 500 primarily large-cap U.S. stocks that is generally considered to be representative of U.S. stock market activity, and the Lehman Aggregate Bond Index, an index that is generally considered to be representative of U.S. bond market activity. The Fund's returns are stated assuming deduction of the maximum sales charge for each class. The Fund's performance benefited from GIS's waiver of a portion of its management fee, without which performance would have been lower. GIS may discontinue or reduce the waiver at any time without notice. No Institutional Class shares were outstanding in 2005. Past results, before and after taxes, do not necessarily indicate how the Fund will perform in the future.

	1 year	5 years	10 years or since inception[1]
Class A shares[3]
Returns before taxes	–0.77%	–0.14%	7.18%
Returns after taxes on distributions	–0.81%	–0.83%	4.98%
Returns after taxes on distributions and sale of Fund shares	–0.44%	–0.46%	5.13%
Class B shares	0.16%	–0.28%	6.49%
Class C shares	1.98%	–0.39%	–1.15%
Class K shares	2.67%	—	1.27%
S&P 500 Index	4.91%	0.55%	9.07%[2]
Lehman Brothers Aggregate Bond Index	2.43%	5.87%	6.16%[2]

NOTES

1  Inception of
Class B shares: May 1, 1996
Class C shares: August 7, 2000
Class K shares: May 15, 2001

2  The S&P 500 Index and the Lehman Brothers Aggregate Bond Index had average annual returns of 8.64% and 6.64%, respectively, since May 1, 1996, the date of inception of Class B shares; –1.50% and 6.52%, respectively, since August 7, 2000, the date of inception of Class C shares; and 0.40% and 5.79%, respectively, since May 15, 2001, the date of inception of Class K shares.

3  After-tax returns are shown for Class A shares only and will vary for Class B, Class C, Class K and Institutional Class shares because these share classes have expenses that differ from those of Class A shares. After-tax returns are estimated, based on the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and may differ from those shown; and are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. Returns after taxes on distributions and sale of Fund shares may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of Fund shares.

Fees and expenses

The following tables describe the fees and expenses you may pay if you buy and hold shares of the Fund.

Fees you pay directly

Share class	Maximum sales charge to buy shares, as a % of the offering price	Maximum deferred sales charge to sell shares, as a % of the original purchase price or sale proceeds, whichever is lower
Class A shares	4.50%[1]	None[2]
Class B shares	None	3.00%[3]
Class C shares	None	1.00%[4]
Class K shares	None	1.00%[2]
Institutional Class shares	None	None

NOTES

1  You may be entitled to a sales charge discount. See page 86 for details.

2  Contingent deferred sales charge (CDSC) of 1.00% applies for Class K shares and purchases of $1 million or more of Class A shares if these shares are sold within 18 months of purchase. Certain redemptions and distributions are not subject to this charge. See the Statement of Additional Information for details.

3  CDSC declines to 2% if shares are sold in years 3 or 4 after purchase; 1% in years 5 or 6; and zero in year 7 and beyond.

4  CDSC applies for shares sold within one year of purchase.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN ASSET ALLOCATION FUND

Annual fees and expenses deducted from the Fund's assets1
(as a percentage of average net assets)

Share class	Management fees[2]	Distribution (12b-1) fees	Other expenses[3]	Total
Class A shares	0.65%	0.00%	0.20%	0.85%
Class B shares	0.65%	0.75%	0.29%	1.69%
Class C shares	0.65%	0.75%	0.43%	1.83%
Class K shares	0.65%	0.40%	0.09%	1.14%
Institutional Class shares	0.65%	0.00%	0.00%[4]	0.65%[4]

NOTES

1  "Other expenses" and "Total" reflect the proportionate expenses of the Fund's investments in the Park Avenue Fund, the Index Fund, the Bond Fund and the Cash Management Fund, as applicable.

2  The fees and expenses shown for the Asset Allocation Fund do not reflect management fee waivers by GIS that reduce the effective annual rate of management fees to 0.50%. After such waivers, the total expense ratio was 0.70% for Class A shares, 1.54% for Class B shares, 1.68% for Class C shares, 0.99% for Class K shares and 0.50% for Institutional Class shares. GIS may discontinue or reduce the waiver at any time without notice.

3  Includes Administrative Service Fee of up to 0.25% for Class A, Class B, Class C and Class K shares.

4  Based on estimated expenses for current fiscal year. No Institutional Class shares were outstanding in 2005.

The Asset Allocation Fund's investment allocation among the Park Avenue Fund, the Index Fund, the Bond Fund and the Cash Management Fund (each, an "Underlying Fund"), as well as other securities in which the Asset Allocation Fund invests, may change from time to time. The Asset Allocation Fund is subject to a contractual annual advisory fee of 0.65% of its average daily net assets. GIS has agreed to voluntarily waive 0.15% of the annual advisory fee for as long as the Asset Allocation Fund is operated as a "fund of funds," so that the effective advisory fee is 0.50% of its average daily net assets. The fees and expenses shown in the table above and in the example below are apportioned based on the investment allocation among the Underlying Funds and the Asset Allocation Fund's other investments based on their respective average daily net assets. The fees and expenses attributable to the Asset Allocation Fund's investments in the Underlying Funds are charged at the Underlying Fund level, and the fees and expenses attributable to the Asset Allocation Fund's other investments are charged at the Asset Allocation Fund level.

The Asset Allocation Fund's net total expenses, including the effect of the waiver described above and in Note 2 to the table, for Class A, Class B, Class C, Class K and Institutional Class shares, for the fiscal year ended December 31, 2005, were 0.40%, 1.23%, 1.37%, 0.68% and 0.37%, respectively. The expenses of the Asset Allocation Fund may vary with changes in the investment allocation of the Fund's assets among the Underlying Funds and the other securities in which the Fund invests, and may vary due to changes in the assumption by GIS of any ordinary operating expenses of an Underlying Fund.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN ASSET ALLOCATION FUND

EXAMPLE

The example on the right allows you to compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

•  you invest $10,000 for the time periods shown

•  your investment has a 5% return each year

•  the Fund's operating expenses do not change.

The ten-year figures shown reflect the conversion of Class B shares to Class A shares after the eighth anniversary of purchase.

Using these assumptions, the costs of investing in the Fund would be as shown in the table below. Your actual costs may be higher or lower than those reflected here.

If you sold all of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$533	$709	$900	$1,452
Class B shares	$472	$733	$1,018	$1,774
Class C shares	$286	$576	$990	$2,148
Class K shares	$216	$362	$628	$1,386
Institutional Class shares	$66	$208	$362	$810

If you did not sell any of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$533	$709	$900	$1,452
Class B shares	$172	$533	$918	$1,774
Class C shares	$186	$576	$990	$2,148
Class K shares	$116	$362	$628	$1,386
Institutional Class shares	$66	$208	$362	$810

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN S&P 500 INDEX FUND

OBJECTIVE

THE GUARDIAN S&P 500 INDEX FUND seeks to track the investment performance of the Standard & Poor's 500 Composite Stock Price Index, which emphasizes securities issued by large U.S. companies.

The Fund's principal investment strategies

The Fund seeks to track the performance of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500"). At least 95% of the value of the Fund's total assets is usually invested in the stocks of companies included in the S&P 500. Under normal circumstances, the Fund intends to be fully invested in these types of securities.

The Fund operates as an index fund. Index funds are designed to track or mirror the performance of a benchmark index of securities. The securities selected for inclusion in the index are chosen by an independent third party, such as Standard & Poor's Rating Group (S&P), according to their own specific criteria and analysis. While the securities within the index are unmanaged, their overall performance is used as a standard to measure investment performance. In order to replicate the performance of the index, the portfolio manager purchases and maintains all or a representative sampling of the securities included in the index. Unlike the Fund, however, the returns generated by the index do not reflect the fees and operating expenses that are normally imposed on a mutual fund.

The S&P 500 is an unmanaged index of 500 common stocks selected by S&P as representative of a broad range of industries within the U.S. economy. It is comprised primarily of stocks issued by large capitalization companies. The index is often considered to be the performance benchmark for U.S. stock market performance in general. The Fund generally invests in all of the stocks in the S&P 500 in proportion to their weighting in the index. Since certain securities included in the S&P 500 are stocks of foreign issuers, the Fund may invest in securities that are issued and settled overseas as necessary to replicate the S&P 500.

The Fund's investment adviser, Guardian Investor Services LLC (GIS), may use special techniques, such as futures and options, as a substitute for the purchase or sale of securities or when there are large cash inflows.

Since the Fund is intended to track the performance of the S&P 500 index, its portfolio composition is not determined by its portfolio manager, nor does the manager actively determine the stock selection or sector allocation. The securities selected for the portfolio are those securities that are included in the S&P 500, in approximately the same percentages as those securities are included in the index. The percentage weighting of a particular security in the S&P 500 is determined by that security's relative total market capitalization — which is the market price per share of the security multiplied by the number of shares outstanding. In order to track the S&P 500 as closely as possible, the Fund attempts to remain fully invested in stocks.

An index fund

The Fund operates as an index fund. Index funds are designed to track or mirror the performance of a benchmark index of securities. The securities selected for inclusion in the index are chosen by an independent third party, such as Standard & Poor's (S&P), according to its own specific criteria and analysis. While the securities within the index are unmanaged, their overall performance is used as a standard to measure investment performance. In order to replicate the performance of the index, the portfolio manager purchases and maintains all or a representative sampling of the securities included in the index. Unlike the Fund, however, the returns generated by the index do not reflect the fees and operating expenses that are normally imposed on a mutual fund.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN S&P 500 INDEX FUND

The principal risks of investing in the Fund

As with all mutual funds, the value of your investment could decline so you could lose money. Since the Fund's portfolio is invested primarily in equities, or shares of companies, the Fund is subject to the risks of investing in equity markets. Equity risks include the risk that the values of the Fund's portfolio securities can be driven down gradually or sharply by general conditions in the stock markets or by the performance of an individual company or industry.

For information about the risks of foreign securities, see the section called Risks and special investment techniques.

Because the Fund uses options and futures, such as stock index futures, as part of its investment strategy, you will also face risks associated with those techniques. While the Fund will use these techniques in an effort to manage cash flow and to minimize deviations in performance, it is possible that the Fund will lose more value than it would have if options and futures were not used. For further information about the risks of options and futures, see the section called Risks and special investment techniques.

There is no assurance that the Fund will track the performance of the S&P 500 perfectly. The Fund's ability to track the index may be affected by Fund expenses, the amount of cash and cash equivalents held in the Fund's portfolio and the frequency and timing of shareholder purchases and sales of Fund shares. The portfolio manager also continually compares the portfolio composition to the composition of the S&P 500. In the event that an imbalance occurs, the Fund's portfolio is rebalanced so as to more closely replicate the index.

Unlike an actively managed fund, the portfolio manager does not use techniques or defensive strategies designed to lessen the effects of market volatility or to reduce the impact of periods of market decline. This means that based upon market and economic conditions, the Fund's performance could be lower than other types of mutual funds that may actively shift their portfolio assets in order to take advantage of market opportunities or to lessen the impact of a market decline.

"S&P(R)", "S&P 500(R)", "Standard & Poor's 500", and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by GIS. The Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Fund. See the Statement of Additional Information for more information.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN S&P 500 INDEX FUND

Highest and lowest quarters

During the period shown in the bar chart, the highest and lowest returns, respectively, for a quarter were:

Best quarter

15.11% for the quarter ended 6/30/2003.

Worst quarter

–17.45% for the quarter ended 9/30/2002.

How the Fund has performed

The bar chart below provides some indication of the risks of investing in the Fund by showing its performance for each full calendar year since it was first offered to the public on August 7, 2000. The performance figures shown assume that all dividends and distributions are reinvested in the Fund but do not include any sales charge you pay when you buy or sell shares. If the sales charge were included, the returns shown would be lower. Past results do not necessarily indicate how the Fund will perform in the future.

Year-by-year returns

Total returns for Class A shares
(Years ended December 31)

Returns of Class B, Class C, Class K and Institutional Class shares would be different from the returns depicted in the bar chart because they have expenses that differ from those of Class A shares.

Average annual total returns

This table provides some indication of the risks of investing in the Fund by showing the average annual total returns, before and (for Class A shares) after taxes, for the one-year period and since inception through December 31, 2005. It compares the Fund's performance, before and (for Class A shares) after taxes, with the S&P 500 Index, an index of 500 primarily large-cap U.S. stocks that is generally considered to be representative of U.S. stock market activity. The Fund's returns are stated assuming deduction of the maximum sales charge for each class. The Fund's performance benefited from GIS's assumption of a portion of the Fund's expenses, without which performance would have been lower. GIS may reduce or discontinue the expense reimbursement at any time without notice. No Institutional Class shares were outstanding in 2005. Past results, before and after taxes, do not necessarily indicate how the Fund will perform in the future.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN S&P 500 INDEX FUND

	1 year	5 years	Since inception[1]
Class A shares[3]
Returns before taxes	–0.30%	–0.87%	–2.77%
Returns after taxes on distributions	–0.51%	–1.16%	–3.04%
Returns after taxes on distributions and sale of Fund shares	0.06%	–0.86%	–2.44%
Class B shares	0.75%	–0.93%	–2.89%
Class C shares	2.76%	–0.75%	–2.73%
Class K shares	3.05%	—	0.09%
S&P 500 Index	4.91%	0.55%	–1.50%[2]

NOTES

1  The return shown in the chart is since August 7, 2000, the date that Class A, Class B and Class C shares were first offered to the public.

2  The S&P 500 Index had average annual returns of 0.40% since May 15, 2001, the date of inception of Class K shares.

3  After-tax returns are shown for Class A shares only and will vary for Class B, Class C, Class K and Institutional Class shares because these share classes have expenses that differ from those of Class A shares. After-tax returns are estimated, based on the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and may differ from those shown; and are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. Returns after taxes on distributions and sale of Fund shares may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of Fund shares.

Fees and expenses

The following tables describe the fees and expenses you may pay if you buy and hold shares of the Fund.

Fees you pay directly

Share class	Maximum sales charge to buy shares, as a % of the offering price	Maximum deferred sales charge to sell shares, as a % of the original purchase price or sale proceeds, whichever is lower
Class A shares	4.50%[1]	None[2]
Class B shares	None	3.00%[3]
Class C shares	None	1.00%[4]
Class K shares	None	1.00%[2]
Institutional Class shares	None	None

NOTES

1  You may be entitled to a sales charge discount. See page 86 for details.

2  Contingent deferred sales charge (CDSC) of 1.00% applies for Class K shares and purchases of $1 million or more of Class A shares if these shares are sold within 18 months of purchase. Certain redemptions and distributions are not subject to this charge. See the Statement of Additional Information for details.

3  CDSC declines to 2% if shares are sold in years 3 or 4 after purchase; 1% in years 5 or 6; and zero in year 7 and beyond.

4  CDSC applies for shares sold within one year of purchase.

Annual fees and expenses deducted from the Fund's assets1
(as a percentage of average net assets)

Share class	Management fees	Distribution (12b-1) fees	Other expenses[2]	Total
Class A shares	0.25%	0.00%	0.46%	0.71%
Class B shares	0.25%	0.75%	0.71%	1.71%
Class C shares	0.25%	0.75%	0.76%	1.76%
Class K shares	0.25%	0.40%	0.47%	1.12%
Institutional Class shares	0.25%	0.00%	0.21%[3]	0.46%[3]

NOTES

1  The fees and expenses shown do not reflect GIS's assumption of ordinary operating expenses that exceed 0.53% of the average daily net assets of the Fund's Class A shares, 1.28% of the average daily net assets of the Fund's Class B and Class C shares, and 0.93% of the average daily net assets of the Fund's Class K shares. GIS may reduce or discontinue the expense reimbursement at any time without notice.

2  Includes Administrative Service Fee of 0.25% for Class A, Class B, Class C and Class K shares.

3  Based on estimated expenses for the current fiscal year. No Institutional Class shares were outstanding in 2005.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN S&P 500 INDEX FUND

EXAMPLE

The example on the right allows you to compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

•  you invest $10,000 for the time periods shown

•   your investment has a 5% return each year

•  the Fund's operating expenses do not change.

The ten-year figures shown reflect the conversion of Class B shares to Class A shares after the eighth anniversary of purchase.

Using these assumptions, the costs of investing in the Fund would be as shown in the table below. Your actual costs may be higher or lower than those reflected here.

If you sold all of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$519	$667	$827	$1,293
Class B shares	$474	$739	$1,028	$1,754
Class C shares	$279	$554	$954	$2,073
Class K shares	$214	$356	$617	$1,363
Institutional Class shares	$47	$148	$258	$579

If you did not sell any of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$519	$667	$827	$1,293
Class B shares	$174	$539	$928	$1,754
Class C shares	$179	$554	$954	$2,073
Class K shares	$114	$356	$617	$1,363
Institutional Class shares	$47	$148	$258	$579

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN BAILLIE GIFFORD INTERNATIONAL GROWTH FUND

OBJECTIVE

THE INTERNATIONAL GROWTH FUND seeks long-term growth of capital. It is anticipated that growth of capital will be accompanied by dividend income, which may vary depending on factors such as the location of the investments.

The Fund's principal investment strategies

At least 80% of the value of the Fund's total assets is invested under normal circumstances in a diversified portfolio of common stocks and convertible securities issued by companies domiciled outside of the United States. Convertible securities are described in the section called Risks and special investment techniques.

The investment philosophy of Baillie Gifford Overseas Limited, the Fund's investment sub-adviser (the "investment adviser") is to add value through active management by making long-term investments in well-researched and well-managed, quality businesses that enjoy sustainable, competitive advantages in their marketplace.

The investment adviser's investment style primarily uses a bottom-up, stock driven approach, with the objective of selecting stocks that can sustain an above-average growth rate and trade at a reasonable price.

Companies are screened for quality first; valuation is a secondary consideration. The investment adviser looks for companies with attractive industry backgrounds, strong competitive positions within those industries, high quality earnings and a positive approach towards shareholders. The main fundamental factors the investment adviser considers when analyzing companies in this bottom-up analysis (in order of importance) are: earnings growth, cash flow growth, profitability, debt and interest cover, and valuation.

To determine how to allocate its assets geographically, the Fund evaluates economic, market and political trends worldwide. Among the factors considered are currency exchange rates, growth potential of economies and securities markets, technological developments and political and social conditions.

The Fund does not usually focus its investments in a particular industry or country. In constructing the portfolio, the investment adviser normally takes into account the industry and country allocations in the Morgan Stanley Capital International (MSCI) Growth Index for Europe, Australasia and Far East (EAFE). A significant part of the Fund's assets will normally be divided among Continental Europe, the United Kingdom, Japan and Asia (including Australia and New Zealand). However, there are no limitations on how much money the Fund can invest in any one country. Up to 10% of the Fund's total assets may be invested in countries in emerging markets when the investment adviser believes it would be appropriate to do so.

Principal countries

A significant part of the Fund's assets will normally be divided among Continental Europe, the United Kingdom, Japan and Asia (including Australia and New Zealand).

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN BAILLIE GIFFORD INTERNATIONAL GROWTH FUND

The Fund invests its assets primarily in large, well-established companies, but will also invest in smaller and newer companies.

The Fund may also invest in foreign issuers through American Depositary Receipts (ADRs), European Depositary Receipts (EDRs), Global Depositary Receipts (GDRs), or similar investment vehicles. To attempt to manage the risk of changes in currency exchange rates, the Fund may use special investment techniques, such as forward foreign currency exchange contracts. A forward foreign currency exchange contract is an agreement to purchase or sell a specific currency at a specified future date and price agreed to by the parties at the time of entering into the contract. The Fund will purchase such contracts only as an attempt to hedge against changes in currency exchange rates affecting the values of securities which the Fund holds or intends to purchase. These securities are described in Risks and special investment techniques.

As a temporary defensive measure, if the Fund's investment adviser believes investing in foreign equity securities is too risky, the Fund may significantly alter its portfolio by investing, without any percentage limit, in foreign or U.S. investment grade, non-convertible preferred stocks, bonds, government securities, or money market instruments. To the extent the Fund assumes a temporary defensive position, it may not achieve its investment objective during that time.

The principal risks of investing in the Fund

As with all mutual funds, the value of your investment could decline so you could lose money. The Fund invests primarily in equity securities and therefore exposes you to the general risks of investing in stock markets. These include the risk that share prices of the securities in its portfolio can be driven down gradually or sharply by general conditions in the stock markets, or by the performance of an individual company or industry. Since most of the securities in the Fund's portfolio are invested abroad, you face risks in addition to those of investing in domestic equity markets. The Fund's investments may be affected by political, social and economic developments abroad, differences in auditing and other financial standards, and greater volatility. When the Fund buys securities denominated in the currency of a foreign country, you face special risks. There will be changes in currency exchange rates, and foreign governments could regulate foreign exchange transactions. To the extent that investments are made in a limited number of countries, events in those countries will have a more significant impact on the Fund. All of these factors can affect the value of securities and their earnings.

Although forward foreign currency contracts will not be used for speculative purposes, the Fund may lose money through use of these contracts if the investment adviser's judgment about the direction of currency exchange rates is incorrect.

The Fund's investments in smaller, newer companies may involve additional risks such as limited financial resources, product lines and markets, and greater volatility.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN BAILLIE GIFFORD INTERNATIONAL GROWTH FUND

To the limited extent that the Fund invests in emerging markets, there are special risks in addition to the general risks of investing abroad. These risks include greater political and economic instability, greater volatility in currency exchange rates, less developed securities markets and possible trade barriers.

You should be aware that the performance of different types of equity securities may decline under varying market conditions — for example, "growth" stocks may perform well under circumstances in which "value" stocks in general have fallen and vice versa.

For more information on stock market risks and foreign investment risk, see the section called Risks and special investment techniques.

How the Fund has performed

The bar chart below provides some indication of the risks of investing in the Fund by showing how its performance has varied over the past 10 years. The performance figures shown assume that all dividends and distributions are reinvested in the Fund, but do not include any sales charge you pay when you buy or sell shares. If the sales charge were included, the returns shown would be lower. Past results do not necessarily indicate how the Fund will perform in the future.

Year-by-year returns

Total returns for Class A shares
(Years ended December 31)

Returns of Class B, Class C, Class K and Institutional Class shares would be different from the returns depicted in the bar chart because they have expenses that differ from those of Class A shares.

Average annual total returns

This table provides some indication of the risks of investing in the Fund by showing average annual total returns, before and (for Class A shares) after taxes, for the 1-, 5- and 10-year periods through December 31, 2005. It compares the Fund's performance, before and (for Class A shares) after taxes, with the Morgan Stanley Capital International (MSCI) Growth Index for Europe, Australasia, and Far East (EAFE), an index that is generally considered to be representative of international stock

Highest and lowest quarters

During the period shown in the bar chart, the highest and lowest returns, respectively, for a quarter were:

Best quarter

26.65% for the quarter ended 12/31/1999.

Worst quarter

–20.30% for the quarter ended 9/30/2002.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN BAILLIE GIFFORD INTERNATIONAL GROWTH FUND

market activity. The Fund's returns are stated assuming deduction of the maximum sales charge for each class. No Institutional Class shares were outstanding in 2005. Past results, before and after taxes, do not necessarily indicate how the Fund will perform in the future.

	1 year	5 years	10 years or since inception[1]
Class A shares[3]
Returns before taxes	10.43%	0.58%	5.04%
Returns after taxes on distributions	10.36%	0.55%	4.10%
Returns after taxes on distributions and sale of Fund shares	6.83%	0.48%	4.04%
Class B shares	11.31%	0.09%	3.60%
Class C shares	13.59%	0.40%	–1.92%
Class K shares	14.42%	—	3.35%
MSCI (EAFE) Growth Index	13.64%	2.23%	3.59%[2]

NOTES

1  Inception of Class B shares: May 1, 1996; Class C shares: August 7, 2000; Class K shares: May 15, 2001.

2  The MSCI (EAFE) Growth Index had average annual returns of 3.16% since May 1, 1996, the date of inception of Class B shares; –0.42% since August 7, 2000, the date of inception of Class C shares; and 5.29% since May 15, 2001, the date of inception of Class K shares.

3  After-tax returns are shown for Class A shares only and will vary for Class B, Class C, Class K and Institutional Class shares because these share classes have expenses that differ from those of Class A shares. After-tax returns are estimated, based on the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and may differ from those shown; and are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. Returns after taxes on distributions and sale of Fund shares may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of Fund shares.

Fees and expenses

The following tables describe the fees and expenses you may pay if you buy and hold shares of the Fund.

Fees you pay directly

Share class	Maximum sales charge to buy shares, as a % of the offering price	Maximum deferred sales charge to sell shares, as a % of the original purchase price or sale proceeds, whichever is lower
Class A shares[5]	4.50%[1]	None[2]
Class B shares	None	3.00%[3]
Class C shares	None	1.00%[4]
Class K shares	None	1.00%[2]
Institutional Class shares	None	None

NOTES

1  You may be entitled to a sales charge discount. See page 86 for details.

2  Contingent deferred sales charge (CDSC) of 1.00% applies for Class K shares and purchases of $1 million or more of Class A shares if these shares are sold within 18 months of purchase. Certain redemptions and distributions are not subject to this charge. See the Statement of Additional Information for details.

3  CDSC declines to 2% if shares are sold in years 3 or 4 after purchase; 1% in years 5 or 6; and zero in year 7 and beyond.

4  CDSC applies for shares sold within one year of purchase.

5  A redemption fee of 2% applies to redemptions of Class A shares held for less than 60 days. This fee does not apply to shares held in the name of a financial institution holding shares solely on behalf of its customers. See page 101 for more information.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN BAILLIE GIFFORD INTERNATIONAL GROWTH FUND

Annual fees and expenses deducted from the Fund's assets
(as a percentage of average net assets)

Share class	Management fees	Distribution (12b-1) fees	Other expenses[1]	Total
Class A shares	0.80%	0.00%	1.06%	1.86%
Class B shares	0.80%	0.75%	1.50%	3.05%
Class C shares	0.80%	0.75%	1.26%	2.81%
Class K shares	0.80%	0.40%	0.86%	2.06%
Institutional Class shares	0.80%	0.00%	0.81%[2]	1.61%[2]

NOTES

1  Includes Administrative Service Fee of 0.25% for Class A, Class B, Class C and Class K shares.

2  Based on estimated expenses for the current fiscal year. No Institutional Class shares were outstanding in 2005.

EXAMPLE

The example on the right allows you to compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

•  you invest $10,000 for the time periods shown

•  your investment has a 5% return each year

•   the Fund's operating expenses do not change.

The ten-year figures shown reflect the conversion of Class B shares to Class A shares after the eighth anniversary of purchase.

Using these assumptions, the costs of investing in the Fund would be as shown in the table below. Your actual costs may be higher or lower than those reflected here.

If you sold all of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$630	$1,008	$1,411	$2,532
Class B shares	$608	$1,142	$1,701	$3,087
Class C shares	$384	$871	$1,484	$3,138
Class K shares	$309	$646	$1,108	$2,390
Institutional Class shares	$164	$508	$876	$1,911

If you did not sell any of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$630	$1,008	$1,411	$2,532
Class B shares	$308	$942	$1,601	$3,087
Class C shares	$284	$871	$1,484	$3,138
Class K shares	$209	$646	$1,108	$2,390
Institutional Class shares	$164	$508	$876	$1,911

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN BAILLIE GIFFORD EMERGING MARKETS FUND

OBJECTIVE

THE EMERGING MARKETS FUND seeks long-term capital appreciation. It is anticipated that growth of capital will be accompanied by dividend income, which may vary depending on factors such as the location of the investments.

The Fund's principal investment strategies

Under normal circumstances, at least 80% of the value of the Fund's net assets, including any borrowings for investment purposes, is invested in a diversified portfolio of common stocks and convertible securities issued by companies in emerging markets. Convertible securities are described in the section called Risks and special investment techniques.

The Fund defines an emerging market country as one whose economy or markets are considered by the International Finance Corporation and the World Bank to be emerging or developing, as well as countries which are classified by the United Nations as developing. An emerging market company is one that is organized under the laws of, or has its principal office in, an emerging market country; derives 50% or more of its revenue from goods produced, services performed or sales made in emerging market countries; or for which the principal securities market is located in an emerging market country.

The Fund expects to invest in some or all of the following emerging market countries: Argentina, Brazil, Botswana, Bulgaria, Chile, China, Colombia, Croatia, the Czech Republic, Egypt, Estonia, Ghana, Greece, Hungary, India, Indonesia, Israel, Jordan, Latvia, Lithuania, Malaysia, Mauritius, Mexico, Morocco, Namibia, Pakistan, Panama, Peru, Philippines, Poland, Portugal, Romania, Russia, the Slovak Republic, Slovenia, South Africa, South Korea, Sri Lanka, Taiwan, Thailand, Tunisia, Turkey, Venezuela, and Zimbabwe. Baillie Gifford Overseas Limited, the Fund's investment sub-adviser (the "investment adviser") determines the universe of emerging market countries, and this list may change based on the investment adviser's assessment of a country's suitability for investment.

In constructing the portfolio, the investment adviser takes into account the industry and country allocations in the Morgan Stanley Capital International (MSCI) Emerging Markets Free (EMF) Index.

The investment adviser's investment philosophy is to add value through active management by making long-term investments in well-researched and well-managed, quality businesses that enjoy sustainable, competitive advantages in their marketplace.

The investment adviser's investment style primarily uses a bottom-up, stock driven approach to country and asset allocation, with the objective to select stocks that can sustain an above-average growth rate and trade at a reasonable price.

Companies are screened for quality first; valuation is a secondary consideration. The investment adviser looks for companies with attractive industry backgrounds, strong competitive positions within

Emerging markets

The Fund defines an emerging market country as one whose economy or markets are considered by the International Finance Corporation and the World Bank to be emerging or developing, as well as countries which are classified by the United Nations as developing. An emerging market company is one that is organized under the laws of, or has its principal office in, an emerging market country; derives 50% or more of its revenue from goods produced, services performed or sales made in emerging market countries; or for which the principal securities market is located in an emerging market country.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN BAILLIE GIFFORD EMERGING MARKETS FUND

those industries, high quality earnings and a positive approach towards shareholders. The main fundamental factors the investment adviser considers when analyzing companies in this bottom-up analysis (in order of importance) are: earnings growth, cash flow growth, profitability, debt and interest cover, and valuation.

Some of the Fund's investments will be in smaller and newer companies in emerging market countries. In addition, up to 20% of the Fund's net assets may be invested in bonds and other types of debt securities issued by governments in emerging market countries; stocks and debt securities issued by companies or governments in developed countries; and cash or money market instruments. The Fund will invest in emerging market debt securities when the investment adviser believes that debt is more attractive than an equity investment in the same country, taking into account the risk and reward prospects of each type of investment.

Investment rating agencies in the United States often consider bonds issued in emerging market countries to be below investment grade (commonly referred to as junk bonds). No more than 10% of the Fund's assets will be invested in below investment grade securities.

Some emerging market countries do not allow foreign companies, such as the Fund, to buy stocks and bonds in their countries. Purchases have to be made through government-authorized investment companies, sometimes at a price that exceeds the value of these securities. In these cases, you would bear higher expenses. The Fund may invest up to 10% of its total assets in these kinds of companies.

The Fund may also hold cash in U.S. dollars or foreign currencies. To attempt to protect against adverse changes in currency exchange rates, it may also use special investment techniques such as forward foreign currency exchange contracts. A forward foreign currency exchange contract is an agreement to purchase or sell a specific currency at a specified future date and price agreed to by the parties at the time of entering into the contract. The Fund will purchase such contracts only as an attempt to hedge against changes in currency exchange rates affecting the values of securities which the Fund holds or intends to purchase. For more information, see Risks and special investment techniques.

As a temporary defensive strategy, the Fund may significantly change its portfolio if the investment adviser believes that political or economic conditions make investing in emerging market countries too risky. In this case, the Fund may acquire foreign or U.S. investment grade, non-convertible preferred stocks, bonds, government securities, and money market instruments. To the extent the Fund assumes a temporary defensive position, it may not achieve its investment objective during that time.

The principal risks of investing in the Fund

As with all mutual funds, the value of your investment could decline so you could lose money. An investment in this Fund is considered speculative because investing in emerging markets is riskier than investing in more developed markets.

Special risks

Emerging markets present special risks in addition to the general risks of investing abroad. These risks include greater political and economic instability, greater volatility in currency exchange rates, less developed securities markets and possible trade barriers.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN BAILLIE GIFFORD EMERGING MARKETS FUND

There are several risks associated with investing in the Emerging Markets Fund. The Fund invests primarily in equity securities and is therefore subject to the general risks of investing in stock markets. Since most of the securities in the Fund's portfolio are invested abroad, you face risks in addition to those of investing in domestic equity markets. The Fund's investments may be affected by political, social and economic developments abroad, differences in auditing and other financial standards, and greater volatility. When the Fund buys securities denominated in the currency of a foreign country, you face special risks. There will be changes in currency exchange rates, and foreign governments could regulate foreign exchange transactions. To the extent that investments are made in a limited number of countries, events in those countries will have a more significant impact on the Fund. All of these factors can affect the value of securities and their earnings.

Emerging markets present special risks in addition to the general risks of investing abroad. These risks include greater political and economic instability, greater volatility in currency exchange rates, less developed securities markets and possible trade barriers.

Although forward foreign currency contracts will not be used for speculative purposes, the Fund may lose money through use of these contracts if the investment adviser's judgment about the direction of currency exchange rates is incorrect.

The Fund will invest in some companies with small market capitalization, exposing you to the risks of investing in small companies, such as limited financial resources, product lines and markets, and greater volatility. With respect to the 20% of the Fund's net assets that may be invested in debt securities, you face risks associated with the debt markets. Debt securities of emerging market companies are particularly subject to credit risk (the risk that the borrower will fail to repay principal and interest when due). Emerging market debt is generally more volatile and less liquid than debt issued in more developed countries. As with all debt securities, you will also be subject to interest rate risk (the risk that a debt obligation's price will be adversely affected by changes in interest rates). Finally, since debt securities issued in emerging markets are often rated below investment grade, you will have exposure to the risks of investing in junk bonds, including the risk that the bonds will be more sensitive to adverse economic conditions.

More detailed information about the risks associated with the Fund, including stock market risk, foreign investment risk (including the particular risks of investing in emerging markets), small company risk, and the risks of investing in debt securities (including junk bonds), appears in the section called Risks and special investment techniques.

How the Fund has performed

The bar chart below provides some indication of the risks of investing in the Fund by showing how its performance has varied for each full calendar year since it was launched on May 1, 1997. The performance figures shown assume that all dividends and distributions are

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN BAILLIE GIFFORD EMERGING MARKETS FUND

reinvested, but do not include any sales charge you pay when you buy or sell shares. If the sales charge were included, the returns shown would be lower. Past results do not necessarily indicate how the Fund will perform in the future.

Year-by-year returns

Total returns for Class A shares
(Years ended December 31)

Returns of Class B, Class C, Class K and Institutional Class shares would be different from the returns depicted in the bar chart because they have expenses that differ from those of Class A shares.

Highest and lowest quarters

During the period shown in the bar chart, the highest and lowest returns, respectively, for a quarter were:

Best quarter

40.19% for the quarter ended 12/31/1999.

Worst quarter

–36.10% for the quarter ended 3/31/2001.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN BAILLIE GIFFORD EMERGING MARKETS FUND

Average annual total returns

This table provides some indication of the risks of investing in the Fund by showing the average annual total returns, before and (for Class A shares) after taxes, for the 1- and 5-year periods and since inception through December 31, 2005. It compares the Fund's performance, before and (for Class A shares) after taxes, with the Morgan Stanley Capital International (MSCI) Emerging Markets Free (EMF) Index, an index that is generally considered to be representative of the stock market activity of emerging markets. The Fund's returns are stated assuming deduction of the maximum sales charge for each class. No Institutional Class shares were outstanding in 2005. Past results, before and after taxes, do not necessarily indicate how the Fund will perform in the future.

	1 year	5 years	Since inception[1]
Class A shares[3]
Returns before taxes	33.54%	19.72%	8.81%
Returns after taxes on distributions	32.29%	19.34%	8.42%
Returns after taxes on distributions and sale of Fund shares	23.15%	17.41%	7.60%
Class B shares	35.56%	19.35%	7.58%
Class C shares	37.68%	19.51%	13.29%
Class K shares	38.34%	—	21.80%
MSCI (EMF) Index	34.54%	19.44%	6.35%[2]

NOTES

1  Inception of
Class A shares: May 1, 1997
Class B shares: May 1, 1997
Class C shares: August 7, 2000
Class K shares: May 15, 2001

2  The MSCI (EMF) Index had average annual returns of 6.35% since May 1, 1997, the date of inception of Class A and Class B shares; 13.06% since August 7, 2000, the date of inception of Class C shares; and 21.80% since May 15, 2001, the date of inception of Class K shares.

3  After-tax returns are shown for Class A shares only and will vary for Class B, Class C, Class K and Institutional Class shares because these share classes have expenses that differ from those of Class A shares. After-tax returns are estimated, based on the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and may differ from those shown; and are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. Returns after taxes on distributions and sale of Fund shares may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of Fund shares.

Fees and expenses

The following tables describe the fees and expenses you may pay if you buy and hold shares of the Fund.

Fees you pay directly

Share class	Maximum sales charge to buy shares, as a % of the offering price	Maximum deferred sales charge to sell shares, as a % of the original purchase price or sale proceeds, whichever is lower
Class A shares[5]	4.50%[1]	None[2]
Class B shares	None	3.00%[3]
Class C shares	None	1.00%[4]
Class K shares	None	1.00%[2]
Institutional Class shares	None	None

NOTES

1  You may be entitled to a sales charge discount. See page 86 for details.

2  Contingent deferred sales charge (CDSC) of 1.00% applies for Class K shares and purchases of $1 million or more of Class A shares if these shares are sold within 18 months of purchase. Certain redemptions and distributions are not subject to this charge. See the Statement of Additional Information for details.

3  CDSC declines to 2% if shares are sold in years 3 or 4 after purchase; 1% in years 5 or 6; and zero in year 7 and beyond.

4  CDSC applies for shares sold within one year of purchase.

5  A redemption fee of 2% applies to redemptions of Class A shares held for less than 60 days. This fee does not apply to shares held in the name of a financial institution holding shares solely on behalf of its customers. See page 101 for more information.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN BAILLIE GIFFORD EMERGING MARKETS FUND

Annual fees and expenses deducted from the Fund's assets
(as a percentage of average net assets)

Share class	Management fees	Distribution (12b-1) fees	Other expenses[1]	Total
Class A shares	1.00%	0.00%	0.78%	1.78%
Class B shares	1.00%	0.75%	0.99%	2.74%
Class C shares	1.00%	0.75%	0.93%	2.68%
Class K shares	1.00%	0.40%	0.72%	2.12%
Institutional Class shares	1.00%	0.00%	0.53%[2]	1.53%[2]

NOTES

1  Includes Administrative Service Fee of 0.25% for Class A, Class B, Class C and Class K shares.

2  Based on estimated expenses for the current fiscal year. No Institutional Class shares were outstanding in 2005.

EXAMPLE

The example on the right allows you to compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

•  you invest $10,000 for the time periods shown

•  your investment has a 5% return each year

•  the Fund's operating expenses do not change.

The ten-year figures shown reflect the conversion of Class B shares to Class A shares after the eighth anniversary of purchase.

Using these assumptions, the costs of investing in the Fund would be as shown in the table below. Your actual costs may be higher or lower than those reflected here.

If you sold all of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$623	$985	$1,371	$2,450
Class B shares	$577	$1,050	$1,550	$2,840
Class C shares	$371	$832	$1,420	$3,012
Class K shares	$315	$664	$1,139	$2,452
Institutional Class shares	$156	$483	$834	$1,824

If you did not sell any of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$623	$985	$1,371	$2,450
Class B shares	$277	$850	$1,450	$2,840
Class C shares	$271	$832	$1,420	$3,012
Class K shares	$215	$664	$1,139	$2,452
Institutional Class shares	$156	$483	$834	$1,824

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN INVESTMENT QUALITY BOND FUND

OBJECTIVE

THE BOND FUND seeks a high level of current income and capital appreciation without undue risk to principal.

The Fund's principal investment strategies

Under normal circumstances, at least 80% of the value of the Fund's net assets, including any borrowings for investment purposes, is invested in different kinds of investment grade bonds, such as corporate bonds, mortgage-backed and asset-backed securities, and obligations of the U.S. government and its agencies. Investment grade securities are bonds that nationally recognized statistical ratings organizations, such as Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, rate as Baa or BBB or higher, with securities rated Aaa or AAA being the highest quality.

Debt obligations are written promises by the borrower to pay interest for a specified period and to repay the debt on a specified date or over time. Interest can be payable at a fixed, variable, or floating rate or, as in the case of zero coupon bonds, the obligation can be purchased at a discount from its face value in place of interest.

Guardian Investor Services LLC (GIS), the Fund's investment adviser, allocates the Fund's investments among the various sectors of the debt markets by analyzing overall economic conditions within and among these sectors. The Fund usually diversifies its asset allocations broadly among the debt securities markets, but may emphasize some sectors over others based on their attractiveness relative to each other. Within the sector allocations, the investment adviser selects individual securities by considering yield, potential appreciation, credit quality, maturity and the degree of risk relative to other securities in the sector. The Fund maintains a stable intermediate duration (between 3 and 10 years), but may lengthen or shorten its duration within the intermediate range to reflect changes in the overall composition of the investment grade debt markets. Duration is a measure of a bond price's sensitivity to a given change in interest rates. Generally, the longer a bond's duration, the greater its price sensitivity to a change in interest rates. For example, the price of a bond (or bond fund) with a duration of five years would be expected to fall approximately 5% if rates rose by one percentage point.

Most of the debt obligations in the Fund are rated investment grade. This means they are secured or unsecured obligations rated in one of the four highest categories by a nationally recognized statistical ratings organization such as Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, or, if unrated, are deemed to be of comparable quality by GIS. Some of the Fund's assets may have lower ratings, either because they were downgraded after the Fund acquired them or because they have strong prospects of being raised to investment grade. Debt securities rated below investment grade are commonly known as junk bonds, and are described in the section called Risks and special investment techniques. Normally, less than 10% of the Fund's assets will be invested in lower-rated securities.

Investment grade bonds

Investment grade bonds are those that nationally recognized statistical ratings organizations, such as Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, rate as Baa or BBB or higher, with securities rated Aaa or AAA being the highest quality.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN INVESTMENT QUALITY BOND FUND

The Fund may invest in mortgage-backed securities. These securities represent interests in pools of commercial or residential mortgages. The Fund may also invest in collateralized mortgage obligations, or CMOs which are backed by pooled mortgage loans that may be issued or guaranteed by the U.S. government or a U.S. government agency, or supported by the credit of a private entity.

The Bond Fund may also invest in asset-backed securities. These are similar in structure to mortgage-backed securities but represent interests in pools of loans, leases or other receivables in place of mortgages. Asset-backed securities are primarily issued by non-government entities.

The Bond Fund may invest in so-called Yankee securities. Yankee securities are debt securities issued by non-U.S. corporate or government entities, but are denominated in U.S. dollars. Yankee securities trade and may be settled in U.S. markets. Additionally, from time to time, the Bond Fund may invest up to 10% of the value of its net assets in other foreign securities denominated in U.S. dollars.

The Fund also invests in Treasury bills, notes and bonds, which are backed by the U.S. government.

When the investment adviser believes it would be advantageous, the Bond Fund may engage in dollar roll and reverse repurchase agreement transactions as well as financial futures contracts and options, to generate income.

For more information about any of these investments, see the section called Risks and special investment techniques.

The principal risks of investing in the Fund

As with all mutual funds, the value of your investment could decline so you could lose money. An investment in the Fund exposes you to the general risks of investing in debt markets. These include interest rate risk (the risk that a debt obligation's price will be adversely affected by increases in interest rates), credit risk (the risk that the issuer of the debt obligation will fail to repay principal and interest), and prepayment risk (the risk that debt obligations, particularly mortgage-related securities, will be prepaid when interest rates are lower). Because the Fund may invest up to 10% of its net assets in U.S. dollar denominated securities that are issued and settled overseas, you face additional risks. Foreign investments may be affected by political, social and economic developments abroad, differences in auditing and other financial standards, and greater volatility. See the section called Risks and special investment techniques for a discussion of the debt market and foreign market risks of investing in this Fund.

Bonds in the Fund's portfolio that are downgraded present greater risks than higher-quality bonds. Lower quality debt securities may be issued by companies without a long track record of sales and earnings, or those with questionable credit strength. The market prices of these securities may fluctuate more than higher-quality securities and may decline significantly in periods of general or regional economic

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN INVESTMENT QUALITY BOND FUND

Highest and lowest quarters

During the period shown in the bar chart, the highest and lowest returns, respectively, for a quarter were:

Best quarter

4.84% for the quarter ended 9/30/2001.

Worst quarter

–2.63% for the quarter ended 6/30/2004.

difficulty. Lower-quality debt is considered to be speculative because it is less certain that the issuer will be able to pay interest or repay the principal. Lower quality debt securities can be more sensitive to adverse economic conditions, including the issuer's financial condition or stresses in its industry.

Bonds are issued with a specific maturity date on which the issuer must repay the bond's face value. Bonds with longer maturities can be more sensitive to interest rate changes. The longer a bond's maturity, the more the price of the bond tends to fluctuate in response to changes in interest rates.

The Fund may invest in mortgage-backed securities. Although some mortgage-backed securities are backed by the full faith and credit of the U.S. government, some mortgage-backed securities, such as those issued by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation (commonly known as "Fannie Mae" and "Freddie Mac"), are backed only by the credit of a U.S. government agency or a private entity, and as such are neither guaranteed nor insured by the U.S. government.

The Fund may experience a relatively high portfolio turnover, resulting in greater transaction costs which will reduce the Fund's return. Active trading of securities may also increase short-term capital gains or losses, which may affect the taxes you pay as a Fund shareholder.

How the Fund has performed

The bar chart below provides some indication of the risks of investing in the Fund by showing how its performance has varied over the past 10 years. The performance figures shown assume that all dividends and distributions are reinvested in the Fund, but they do not include any sales charges you pay when you buy or sell shares. If the sales charge were included, the returns shown would be lower. Past results do not necessarily indicate how the Fund will perform in the future.

Year-by-year returns

Total returns for Class A shares
(Years ended December 31)

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN INVESTMENT QUALITY BOND FUND

Returns of Class B, Class C, Class K and Institutional Class shares would be different from the returns depicted in the bar chart because they have expenses that differ from those of Class A shares.

Average annual total returns

This table provides some indication of the risks of investing in the Fund by showing the average annual total returns, before and (for Class A shares) after taxes, for the 1-, 5-year and 10-year periods through December 31, 2005. It compares the Fund's performance, before and (for Class A shares) after taxes, with the Lehman Brothers Aggregate Bond Index, an index that is generally considered to be representative of U.S. bond market activity. The Fund's returns are stated assuming deduction of the maximum sales charge for each class. The Fund's performance benefited from GIS's assumption of a portion of the Fund's expenses, without which performance would have been lower. GIS may reduce or discontinue the expense reimbursement at any time without notice. No Institutional Class shares were outstanding in 2005. Past results, before and after taxes, do not necessarily indicate how the Fund will perform in the future.

	1 year	5 years	10 years or since inception[1]
Class A shares[3]
Returns before taxes	–2.52%	4.69%	5.09%
Returns after taxes on distributions	–4.02%	2.86%	2.91%
Returns after taxes on distributions and sale of Fund shares	–1.56%	2.95%	3.00%
Class B shares	–1.59%	4.73%	5.22%
Class C shares	0.41%	4.90%	5.37%
Class K shares	0.67%	—	5.06%
Lehman Brothers Aggregate Bond Index	2.43%	5.87%	6.16%[2]

NOTES

1  Inception of
Class B shares: August 7, 2000
Class C shares: August 7, 2000
Class K shares: May 15, 2001

2  The Lehman Brothers Aggregate Bond Index had average annual returns of 6.52% since August 7, 2000, the date of inception of Class B and Class C shares; and 5.79% since May 15, 2001, the date of inception of Class K shares.

3  After-tax returns are shown for Class A shares only and will vary for Class B, Class C, Class K and Institutional Class shares because these share classes have expenses that differ from those of Class A shares. After-tax returns are estimated, based on the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and may differ from those shown, and are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. Returns after taxes on distributions and sale of Fund shares may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of Fund shares.

Fees and expenses

The following tables describe the fees and expenses you may pay if you buy and hold shares of the Fund.

Fees you pay directly

Share class	Maximum sales charge to buy shares, as a % of the offering price	Maximum deferred sales charge to sell shares, as a % of the original purchase price or sale proceeds, whichever is lower
Class A shares	4.50%[1]	None[2]
Class B shares	None	3.00%[3]
Class C shares	None	1.00%[4]
Class K shares	None	1.00%[2]
Institutional Class shares	None	None

NOTES

1  You may be entitled to a sales charge discount. See page 86 for details.

2  Contingent deferred sales charge (CDSC) of 1.00% applies for Class K shares and purchases of $1 million or more of Class A shares if these shares are sold within 18 months of purchase. Certain redemptions and distributions are not subject to the charge. See the Statement of Additional Information for details.

3  CDSC declines to 2% if shares are sold in years 3 or 4 after purchase; 1% in years 5 or 6; and zero in year 7 and beyond.

4  CDSC applies for shares sold within one year of purchase.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN INVESTMENT QUALITY BOND FUND

Annual fees and expenses deducted from the Fund's assets1
(as a percentage of average net assets)

Share class	Management fees	Distribution (12b-1) fees	Other expenses[2]	Total
Class A shares	0.50%	0.00%	0.50%	1.00%
Class B shares	0.50%	0.75%	0.68%	1.93%
Class C shares	0.50%	0.75%	0.73%	1.98%
Class K shares	0.50%	0.40%	0.47%	1.37%
Institutional Class shares	0.50%	0.00%	0.25%[3]	0.75%[3]

NOTES

1  The fees and expenses shown do not reflect GIS's assumption of ordinary operating expenses that exceed 0.85% of the average daily net assets of the Fund's Class A shares, 1.60% of the average daily net assets of the Fund's Class B and Class C shares and 1.25% of the Fund's Class K shares. GIS may reduce or discontinue the expense reimbursement at any time without notice.

2  Includes Administrative Service Fee of 0.25% for Class A, Class B, Class C and Class K shares.

3  Based on estimated expenses for the current fiscal year. No Institutional Class shares were outstanding in 2005.

EXAMPLE

The example on the right allows you to compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

•  you invest $10,000 for the time periods shown

•  your investment has a 5% return each year

•  the Fund's operating expenses do not change.

The ten-year figures shown reflect the conversion of Class B shares to Class A shares after the eighth anniversary of purchase.

Using these assumptions, the costs of investing in the Fund would be as shown in the table below. Your actual costs may be higher or lower than those reflected here.

If you sold all of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$547	$754	$978	$1,620
Class B shares	$496	$806	$1,142	$2,012
Class C shares	$301	$621	$1,068	$2,306
Class K shares	$239	$434	$750	$1,646
Institutional Class shares	$77	$240	$417	$930

If you did not sell any of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$547	$754	$978	$1,620
Class B shares	$196	$606	$1,042	$2,012
Class C shares	$201	$621	$1,068	$2,306
Class K shares	$139	$434	$750	$1,646
Institutional Class shares	$77	$240	$417	$930

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN LOW DURATION BOND FUND

OBJECTIVE

THE LOW DURATION BOND FUND seeks a high level of current income, consistent with preservation of capital.

The Fund's principal investment strategies

Under normal circumstances, at least 80% of the value of the Fund's net assets including any borrowings for investment purposes, is invested in different kinds of investment grade bonds, such as corporate bonds, mortgage-backed and asset-backed securities, and obligations of the U.S. government and its agencies. Investment grade securities are those that nationally recognized statistical ratings organizations, such as Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, rate as Baa or BBB or higher, with securities rated Aaa or AAA being the highest quality. Under normal circumstances, the Fund will have an average duration within a range of between 1 and 3 years and an average maturity of 1 to 3 years. As of March 31, 2006, the Fund's dollar weighted average maturity was 1.98 years.

Debt obligations are written promises by the borrower to pay interest for a specified period and to repay the debt on a specified date or over time. Interest can be payable at a fixed, variable, or floating rate or, as in the case of zero coupon bonds, the obligation can be purchased at a discount from its face value in place of interest.

Guardian Investor Services LLC (GIS), the Fund's investment adviser, allocates the Fund's investments among the various sectors of the debt markets by analyzing overall economic conditions within and among these sectors. The Fund usually diversifies its asset allocations broadly among the debt securities markets, but may emphasize some sectors over others based on their attractiveness relative to each other. Within the sector allocations, the adviser selects individual securities by considering yield, potential appreciation, credit quality, maturity and the degree of risk relative to other securities in the sector. The Fund maintains a low duration, but may lengthen or shorten its duration within its range to reflect changes in the overall composition of the short-term investment grade debt markets. Duration is a measure of a bond price's sensitivity to a given change in interest rates. Generally, the longer a bond's duration, the greater its price sensitivity to a change in interest rates. For example, the price of a bond (or bond fund) with a duration of five years would be expected to fall approximately 5% if rates rose by one percentage point; conversely, if rates fell by one percentage point, the price of the bond would be expected to rise by approximately 5%.

Most of the debt obligations in the Fund are rated investment grade. This means they are secured or unsecured obligations rated in one of the four highest categories by a nationally recognized statistical ratings organization such as Moody's Investor Service, Inc. or Standard & Poor's Ratings Group, or, if unrated, are deemed to be comparable quality by GIS. Some of the Fund's assets may have lower ratings, either because they were downgraded after the Fund acquired them or because they have strong prospects of being upgraded to investment grade. Debt securities rated below investment grade are commonly

Duration

Duration is a measure of a bond price's sensitivity to a given change in interest rates. Generally, the longer a bond's duration, the greater its price sensitivity to a change in interest rates.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN LOW DURATION BOND FUND

known as high yield or junk bonds, and are described in the section called Risks and special investment techniques. Normally, less than 10% of the Fund's assets will be invested in lower-rated securities.

The Fund may invest in mortgage-backed securities. These securities represent interests in pools of commercial or residential mortgages. The Fund may also invest in collateralized mortgage obligations, or CMOs, which are backed by pools of mortgage loans that may be issued or guaranteed by the U.S. government or a U.S. government agency, or supported by the credit of a private entity.

The Fund may also invest in asset-backed securities. These are similar in structure to mortgage-backed securities but represent interest in pools of loans, leases or other receivables in place of mortgages. Asset-backed securities are primarily issued by non-government entities.

The Fund may invest in so-called Yankee securities. Yankee securities are debt securities issued by non-U.S. corporate or government entities, but are denominated in U.S. dollars. Yankee securities trade and may be settled in U.S. markets. Additionally, from time to time, the Fund may invest up to 10% of the value of its total net assets in other foreign securities denominated in U.S. dollars.

The Fund also invests in Treasury bills, notes and bonds, which are backed by the U.S. government.

When the investment adviser believes it would be advantageous, the Fund may engage in dollar roll and reverse repurchase agreement transactions, as well as financial futures contracts and options, to generate income.

For more information about any of these investments, see the section called Risks and special investment techniques.

The principal risks of investing in the Fund

As with all mutual funds, the value of your investment could decline so you could lose money. An investment in the Fund exposes you to the general risks of investing in debt markets. These include interest rate risk (the risk that a debt obligation's price will be adversely affected by increase in interest rates), credit risk (the risk that the issuer of the debt obligation will fail to repay principal and interest), and prepayment risk (the risk that debt obligations, particularly mortgage-backed securities, will be prepaid when interest rates are lower).

Bonds in the Fund's portfolio that are downgraded present greater risks than higher-quality bonds. Lower quality debt securities may be issued by companies without a long track record of sales and earnings, or those with questionable credit strength. The market prices of these securities may fluctuate more than higher-quality securities and may decline significantly in periods of general or regional economic difficulty. Lower-quality debt is considered to be speculative because it is less certain that the issuer will be able to pay interest or repay the principal. Lower-quality debt securities can be more sensitive to adverse economic conditions, including the issuer's financial condition or stresses in its industry.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN LOW DURATION BOND FUND

The Fund may invest in mortgage-backed securities. Although some mortgage-backed securities are backed by the full faith and credit of the U.S. government, some mortgage-backed securities, such as those issued by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation (commonly known as "Fannie Mae" and "Freddie Mac"), are backed only by the credit of a U.S. government agency or a private entity, and as such are neither guaranteed nor insured by the U.S. government.

Bonds are issued with a specific maturity date on which the issuer must repay the bond's face value. Bonds with longer maturities can be more sensitive to interest rate changes. The longer a bond's maturity, the more the price of the bond tends to fluctuate in response to changes in interest rates.

The Fund may experience a relatively high portfolio turnover, resulting in greater transaction costs, which will reduce the Fund's return. Active trading of securities may also increase short-term capital gains or losses, which may affect the taxes you pay as a Fund shareholder.

How the Fund has performed

The bar chart below provides some indication of the risks of investing in the Fund by showing how its performance has varied for each full calendar year since its inception on July 30, 2003. The performance figures shown assume that all dividends and distributions are reinvested in the Fund but do not include any sales charge you pay when you buy or sell shares. If the sales charge were included, the returns shown would be lower. Past results do not necessarily indicate how the Fund will perform in the future.

Year-by-year returns

Total returns for Class A shares
(Years ended December 31)

Returns of Class B, Class C and Class K shares would be different from the returns depicted in the bar chart because they have expenses that differ from those of Class A shares.

Highest and lowest quarters

During the period shown in the bar chart, the highest and lowest returns, respectively, for a quarter were:

Best quarter

1.25% for the quarter ended 3/31/2004.

Worst quarter

–1.02% for the quarter ended 6/30/2004.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN LOW DURATION BOND FUND

Average annual total returns

This table provides some indication of the risks of investing in the Fund by showing the average annual total returns before and (for Class A shares) after taxes, for the 1-year period and since inception through December 31, 2005. It compares the Fund's performance with the Lehman Brothers U.S. Government 1-3 Year Bond Index, an unmanaged index that is generally considered to be representative of short-term U.S. investment grade bond activity. The Fund's returns are stated assuming deduction of the maximum sales charge for each class. Past results, before and after taxes, do not necessarily indicate how the Fund will perform in the future.

	1 year	Since inception on July 30, 2003
Class A shares[1]
Returns before taxes	–1.70%	0.48%
Returns after taxes on distributions	–2.71%	–0.61%
Returns after taxes on distributions and sale of Fund shares	–1.11%	–0.28%
Class B shares	–2.42%	–0.12%
Class C shares	–0.42%	0.77%
Class K shares	–0.07%	1.12%
Lehman Brothers U.S. Government 1-3 Year Bond Index	1.73%	1.55%

NOTES

1  After-tax returns are shown for Class A shares only and will vary for Class B, Class C and Class K shares because these share classes have expenses that differ from those of Class A shares. After-tax returns are estimated, based on the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and may differ from those shown, and are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. Returns after taxes on distributions and sale of Fund shares may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of Fund shares.

Fees and expenses

The following tables describe the fees and expenses you may pay if you buy and hold shares of the Fund.

Fees you pay directly

Share class	Maximum sales charge to buy shares, as a % of the offering price	Maximum deferred sales charge to sell shares, as a % of the original purchase price or sale proceeds, whichever is lower
Class A shares	3.00%[1]	None[2]
Class B shares	None	3.00%[3]
Class C shares	None	1.00%[4]
Class K shares	None	1.00%[2]

NOTES

1  You may be entitled to a sales charge discount. See page 86 for details.

2  Contingent deferred sales charge (CDSC) of 1.00% applies for Class K shares and purchases of $1 million or more of Class A shares if these shares are sold within 18 months of purchase. Certain redemptions and distributions are not subject to this charge. See the Statement of Additional Information for details.

3  CDSC declines to 2% if shares are sold in years 3 and 4 after purchase; 1% in years 5 and 6; and zero in year 7 and beyond.

4  CDSC applies for shares sold within one year of purchase.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN LOW DURATION BOND FUND

Annual fees and expenses deducted from the Fund's assets1
(as a percentage of average net assets)

Share class	Management fees	Distribution (12b-1) fees	Other expenses[2]	Total
Class A shares	0.45%	0.00%	1.08%	1.53%
Class B shares	0.45%	0.75%	1.10%	2.30%
Class C shares	0.45%	0.75%	1.12%	2.32%
Class K shares	0.45%	0.40%	0.74%	1.59%

NOTES

1  GIS has agreed to assume the ordinary operating expenses of the Fund that exceed 0.80% of the average daily net assets of the Fund's Class A shares, 1.55% of the average daily net assets of the Fund's Class B and C shares, and 1.20% of the Fund's Class K shares. GIS may reduce or discontinue the expense reimbursement at any time without notice.

2  Includes Administrative Service Fee of 0.25% for Class A, Class B, Class C and Class K shares.

EXAMPLE

The example on the right allows you to compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

•  you invest $10,000 for the time periods shown

•  your investment has a 5% return each year

•  the Fund's operating expenses do not change.

The ten-year figures shown reflect the conversion of Class B shares to Class A shares after the eighth anniversary of purchase.

Using these assumptions, the costs of investing in the Fund would be as shown in the table below. Your actual costs may be higher or lower than those reflected here.

If you sold all of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$451	$769	$1,109	$2,069
Class B shares	$533	$918	$1,330	$2,443
Class C shares	$335	$724	$1,240	$2,656
Class K shares	$262	$502	$866	$1,889

If you did not sell any of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$451	$769	$1,109	$2,069
Class B shares	$233	$718	$1,230	$2,443
Class C shares	$235	$724	$1,240	$2,656
Class K shares	$162	$502	$866	$1,889

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN HIGH YIELD BOND FUND

OBJECTIVE

THE HIGH YIELD FUND seeks current income. Capital appreciation is a secondary objective.

The Fund's principal investment strategies

Under normal circumstances, at least 80% of the value of the Fund's net assets, including any borrowings for investment purposes, is invested in bonds that, at the time of purchase, are rated below investment grade by nationally recognized statistical ratings organizations or are unrated. These securities are commonly known as junk bonds. Bonds are debt obligations which involve a written promise by the borrower to pay interest for a specified period and repay the principal on a specified date. Interest can be fixed, contingent, floating or variable. The Fund may also invest in convertible bonds, which are described in the section called Risks and special investment techniques.

Guardian Investor Services LLC (GIS), the Fund's investment adviser, considers several factors in purchasing and selling securities, such as the issuer's earnings patterns, financial history, management and general prospects, relative to the price of the security. The investment adviser considers duration and maturity in selecting bonds for the Fund's portfolio; however, these factors are a lesser consideration than credit and yield considerations, due to the nature of the high yield securities in which the Fund invests.

There is no lower limit on the rating of securities that may be in the High Yield Fund. Some of the securities the Fund buys and holds may be in default, giving them the lowest rating.

The Fund may invest its assets in corporate bonds issued in connection with highly leveraged transactions such as mergers, leveraged buy-outs, recapitalizations and acquisitions.

The Fund may invest in common and preferred stocks, and warrants to purchase common stocks, bonds or other kinds of securities. Usually, no more than 20% of the Fund's assets will be invested in these types of securities.

The Fund may also purchase zero coupon bonds and "pay-in-kind" securities. Zero coupon bonds are issued at a significant discount from face value, do not make periodic interest payments and become due only upon maturity. Pay-in-kind securities (PIKs) make periodic interest payments in additional securities.

The Fund may invest in foreign securities and so-called Yankee securities, which are debt securities issued by non-U.S. corporate or government entities, but are denominated in U.S. dollars. Generally, the Fund does not expect its foreign investments to exceed 35% of its total assets. Yankee securities trade and may be settled in U.S. markets. The Fund may enter into forward foreign currency exchange contracts to try to minimize the effects of changes in foreign exchange rates.

The Fund may invest in mortgage-backed and asset-backed securities. Mortgage-backed securities represent interests in pools of commercial or residential mortgages. The Fund may also invest in collateralized mortgage obligations, or CMOs, which are backed by pooled mortgage

High yield bonds

The Fund invests mainly in high yield bonds, which are rated below investment grade by nationally recognized statistical ratings organizations, such as Moody's Investors Service, Inc. and Standard and Poor's Ratings Group.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN HIGH YIELD BOND FUND

loans that may be issued or guaranteed by the U.S. government or a U.S. government agency, or supported by the credit of a private entity.

Asset-backed securities are similar in structure to mortgage-backed securities but represent interests in pools of loans, leases or other receivables in place of mortgages. Asset-backed securities are primarily issued by non-government entities.

As a temporary defensive strategy, the Fund may invest some or all of its assets in investment grade debt obligations, including U.S. government securities, investment grade corporate bonds, commercial paper, repurchase agreements, and cash equivalents. To the extent the Fund assumes a temporary defensive position, it may not achieve its investment objective during that time.

The Fund may also buy Treasury bills, notes and bonds, which are all guaranteed by the U.S. government.

The principal risks of investing in the Fund

As with all mutual funds, the value of your investment could decline so you could lose money. An investment in the Fund exposes you to the general risks of investing in debt markets. These include interest rate risk (the risk that a debt obligation's price will be adversely affected by increases in interest rates), credit risk (the risk that the issuer of the debt obligation will fail to repay principal and interest), and prepayment risk (the risk that debt obligations will be prepaid when interest rates are lower).

Junk bonds are below investment grade bonds rated as Ba1 or BB+ and lower by Moody's Investors Service, Inc. and Standard and Poor's Ratings Group, and are also known as high-yield bonds. They may be issued by companies without a long track record of sales and earnings, or those with questionable credit strength. The market prices of these securities may fluctuate more than higher-quality securities and may decline significantly in periods of general or regional economic difficulty. Since the Fund invests primarily in below investment grade securities, an investment in the Fund exposes you to the special risks associated with these securities. Lower-quality debt is considered to be speculative because it's less certain that the issuer will be able to pay interest or repay the principal. These securities are generally more volatile and less liquid than investment grade debt. Lower quality debt securities can also be more sensitive to adverse economic conditions, including the issuer's financial condition or stresses in its industry.

To the extent that the Fund invests in the equity markets, you will be subject to the general risks of investing in the stock markets, including the risk that share prices will be driven down gradually or sharply by general conditions in the stock market, or by the performance of an individual company or industry. With respect to the 35% of its total assets that the Fund may invest in foreign securities, you face additional risks. Foreign investments may be affected by political, social and economic developments abroad, differences in auditing and other financial standards, and greater volatility. When the Fund buys securities denominated in a foreign currency, there are special risks

Junk bond risk

Junk bonds are below investment grade bonds rated as Ba1 or BB+ and lower by Moody's Investors Service Inc. and Standard and Poor's Ratings Group, and are also known as high-yield bonds. They may be issued by companies without a long track record of sales and earnings, or those with questionable credit strength. The market prices of these securities may fluctuate more than higher-quality securities and may decline significantly in periods of general or regional economic difficulty.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN HIGH YIELD BOND FUND

Highest and lowest quarters

During the period shown in the bar chart, the highest and lowest returns, respectively, for a quarter were:

Best quarter

6.46% for the quarter ended 6/30/2003.

Worst quarter

–6.38% for the quarter ended 12/31/2000.

such as changes in currency exchange rates, and the risk that a foreign government could regulate foreign exchange transactions.

See the section called Risks and special investment techniques for a discussion of debt and junk bond risks, as well as the foreign market risks of investing in this Fund.

The Fund may invest in mortgage-backed securities. Although some mortgage-backed securities are backed by the full faith and credit of the U.S. government, some mortgage-backed securities, such as those issued by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation (commonly known as "Fannie Mae" and "Freddie Mac"), are backed only by the credit of a U.S. government agency or a private entity, and as such are neither guaranteed nor insured by the U.S. government.

The Fund may invest in zero coupon securities and in PIKs. Since these securities do not pay interest in the form of cash, they fluctuate more in value than other interest-bearing securities. For more information, see Risks and special investment techniques.

The Fund may experience a relatively high portfolio turnover which will result in greater transaction costs, which will reduce the Fund's return. Active trading of securities may also increase short-term capital gains or losses, which may affect the taxes you pay as a Fund shareholder.

How the Fund has performed

The bar chart below provides some indication of the risks of investing in the Fund by showing how its performance has varied for each full calendar year since it was launched on September 1, 1998. The performance figures shown assume that all dividends and distributions are reinvested in the Fund, but do not include any sales charge you pay when you buy or sell shares. If the sales charge were included, the returns shown would be lower. Past results do not necessarily indicate how the Fund will perform in the future.

Year-by-year returns

Total returns for Class A shares
(Years ended December 31)

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN HIGH YIELD BOND FUND

Returns of Class B, Class C, Class K and Institutional Class shares would be different from the returns depicted in the bar chart because they have expenses that differ from those of Class A shares.

Average annual total returns

This table provides some indication of the risks of investing in the Fund by showing the average annual total returns, before and (for Class A shares) after taxes for the 1- and 5-year periods and since inception through December 31, 2005. It compares the Fund's performance with the Lehman Brothers Corporate High Yield Index, an unmanaged index that is generally considered to be representative of the investable universe of the U.S.-denominated high yield debt market. The Fund's returns are stated assuming deduction of the maximum sales charge for each class. The Fund's performance benefited from GIS's assumption of a portion of the Fund's expenses, without which performance would have been lower. GIS may reduce or discontinue the expense reimbursement at any time without notice. No Institutional Class shares were outstanding in 2005. Past results, before and after taxes, do not necessarily indicate how the Fund will perform in the future.

	1 year	5 years	Since inception[1]
Class A shares[3]
Returns before taxes	–1.31%	6.09%	4.41%
Returns after taxes on distributions	–3.48%	3.15%	1.32%
Returns after taxes on distributions and sale of Fund shares	–0.88%	3.36%	1.80%
Class B shares	–0.30%	6.11%	4.18%
Class C shares	1.70%	6.30%	4.53%
Class K shares	1.93%	—	6.49%
Lehman Brothers Corporate High Yield Index	2.74%	8.85%	5.84%[2]

NOTES

1  Inception of
Class A shares: September 1, 1998
Class B shares: September 1, 1998
Class C shares: August 7, 2000
Class K shares: May 15, 2001

2  The return shown in the chart is since September 1, 1998, the date of inception of Class A and Class B shares. The Lehman Brothers Corporate High Yield Index had average annual returns of 7.01% since August 7, 2000, the date of inception of Class C shares and 8.20% since May 15, 2001, the date of inception of Class K shares.

3  After-tax returns are shown for Class A shares only and will vary for Class B, Class C, Class K and Institutional Class shares because these share classes have expenses that differ from those of Class A shares. After-tax returns are estimated, based on the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and may differ from those shown, and are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. Returns after taxes on distributions and sale of Fund shares may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of Fund shares.

Fees and expenses

The following tables describe the fees and expenses you may pay if you buy and hold shares of the Fund.

Fees you pay directly

Share class	Maximum sales charge to buy shares, as a % of the offering price	Maximum deferred sales charge to sell shares, as a % of the original purchase price or sale proceeds, whichever is lower
Class A shares[5]	4.50%[1]	None[2]
Class B shares	None	3.00%[3]
Class C shares	None	1.00%[4]
Class K shares	None	1.00%[2]
Institutional Class shares	None	None

NOTES

1  You may be entitled to a sales charge discount. See page 86 for details.

2  Contingent deferred sales charge (CDSC) of 1.00% applies for Class K shares and purchases of $1 million or more of Class A shares if these shares are sold within 18 months of purchase. Certain redemptions and distributions are not subject to this charge. See the Statement of Additional Information for details.

3  CDSC declines to 2% if shares are sold in years 3 or 4 after purchase; 1% in years 5 or 6; and zero in year 7 and beyond.

4  CDSC applies for shares sold within one year of purchase.

5  A redemption fee of 2% applies to redemptions of Class A shares held for less than 60 days. This fee does not apply to shares held in the name of a financial institution holding shares solely on behalf of its customers. See page 101 for more information.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN HIGH YIELD BOND FUND

Annual fees and expenses deducted from the Fund's assets1
(as a percentage of average net assets)

Share class	Management fees	Distribution (12b-1) fees	Other expenses[2]	Total
Class A shares	0.60%	0.00%	0.59%	1.19%
Class B shares	0.60%	0.75%	0.84%	2.19%
Class C shares	0.60%	0.75%	0.80%	2.15%
Class K shares	0.60%	0.40%	0.52%	1.52%
Institutional Class shares	0.60%	0.00%	0.34%[3]	0.94%[3]

NOTES

1  The fees and expenses in the table do not reflect GIS's assumption of ordinary operating expenses that exceed 0.85% of the average daily net assets of the Fund's Class A shares, 1.60% of the average daily net assets of Class B and Class C shares and 1.25% of the average daily net assets of Class K shares. GIS may reduce or discontinue the expense reimbursement at any time without notice.

2  Includes Administrative Service Fee of 0.25% for Class A, Class B, Class C and Class K shares.

3  Based on estimated expenses for the current fiscal year. No Institutional Class shares were outstanding in 2005.

EXAMPLE

The example on the right allows you to compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

•  you invest $10,000 for the time periods shown

•  your investment has a 5% return each year

•  the Fund's operating expenses do not change.

The ten-year figures shown reflect the conversion of Class B shares to Class A shares after the eighth anniversary of purchase.

Using these assumptions, the costs of investing in the Fund would be as shown in the table below. Your actual costs may be higher or lower than those reflected here.

If you sold all of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$566	$811	$1,075	$1,828
Class B shares	$522	$885	$1,275	$2,270
Class C shares	$318	$673	$1,154	$2,483
Class K shares	$255	$480	$829	$1,813
Institutional Class shares	$96	$300	$520	$1,155

If you did not sell any of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$566	$811	$1,075	$1,828
Class B shares	$222	$685	$1,175	$2,270
Class C shares	$218	$673	$1,154	$2,483
Class K shares	$155	$480	$829	$1,813
Institutional Class shares	$96	$300	$520	$1,155

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN TAX-EXEMPT FUND

OBJECTIVE

THE TAX-EXEMPT FUND seeks to maximize current income exempt from federal income taxes, consistent with the preservation of capital.

The Fund's principal investment strategies

Under normal circumstances at least 80% of the value of the Fund's net assets will be invested in a diversified portfolio of tax-exempt municipal obligations. This is a fundamental policy that cannot be changed without shareholder approval. For purposes of the fundamental policy stated above, the Fund will include borrowings for investment purposes when it calculates its net assets. For purposes of this policy, the Fund will invest in municipal obligations, the interest on which is, in the opinion of the issuer's bond counsel, exempt from federal income tax including federal alternative minimum tax (AMT). Municipal obligations are debt securities issued by states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies, authorities and instrumentalities. These bonds are issued to finance public projects such as highways and schools, or to refinance outstanding obligations, obtain funds for general operating expenses, or to provide funds to other public institutions.

There are different types of municipal obligations:

•  General obligation bonds, guaranteed by the issuer's full faith, credit and taxing power

•  Specific obligation bonds, payable by a special tax or revenue source

•  Revenue bonds, guaranteed solely by the corporate entity that issues them

•  Notes, or short-term obligations issued in anticipation of a bond sale, collection of taxes or receipt of revenues

•  Private activity bonds, including industrial development bonds, issued by or on behalf of public authorities.

There is no limit on how much the Fund can invest in each type of municipal obligation, although no more than 20% of the Fund's assets will be held in private activity bonds.

The Fund will primarily invest its assets in municipal securities with remaining maturities of 7 to 25 years. As of March 31, 2006, the Fund's dollar weighted average maturity was 13.30 years. The average maturity of assets held by the Fund may vary substantially, depending on the analysis of the market and the economy by Guardian Investor Services LLC (GIS), the Fund's investment adviser.

Municipal debt obligations

These bonds are issued to finance public projects such as highways and schools, or to refinance outstanding obligations, obtain funds for general operating expenses, or to provide funds to other public institutions.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN TAX-EXEMPT FUND

The Fund may invest up to 10% of its assets in below investment grade or unrated municipal obligations. The Fund is not required to sell a bond that has been downgraded to below investment grade after the Fund acquires it, but the Fund's overall holdings in below investment grade bonds, including those that have been downgraded since the time of investment, will not exceed 20% of the Fund's assets. Investment grade securities are bonds that nationally recognized statistical ratings organizations, such as Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, rate as Baa or BBB or higher, with securities rated Aaa or AAA being the highest quality.

The Fund may concentrate more than 25% of its assets in a single state, or in bonds that pay interest from similar revenue sources. Up to 20% of the Fund's net assets may be invested in bonds that pay interest subject to regular federal income tax, or in private activity bonds which are subject to AMT. Since the interest on private activity bonds issued after August 7, 1986 is a tax preference item for the purpose of the AMT, certain shareholders may be subject to AMT liability.

The Tax-Exempt Fund may invest in zero coupon securities, which are sold at a steep discount from their face value but pay no interest. Zero coupon bonds are described in the section called Risks and special investment techniques. The Fund may also purchase tax-exempt floating and variable rate demand notes and bonds. These securities include master demand notes, which are frequently secured by letters of credit, but have no established secondary market.

The principal risks of investing in the Fund

As with all mutual funds, the value of your investment could decline so you could lose money. An investment in the Fund exposes you to the general risks of investing in debt markets. These include interest rate risk (the risk that a debt obligation's price will be adversely affected by changes in interest rates), credit risk (the risk that the issuer of the debt obligation will fail to repay principal and interest), and prepayment risk (the risk that debt obligations will be prepaid when interest rates are lower.) See the section called Risks and special investment techniques for information on the debt risks associated with investing in this Fund.

As the Fund's average weighted maturity increases, its securities become more sensitive to changes in interest rates, increasing the potential volatility of Fund share values.

The Fund may invest in zero coupon securities. Since these securities do not pay interest, they fluctuate more in value than other interest-bearing securities. For more information, see Risks and special investment techniques.

Future changes in federal tax laws or the activity of an issuer may adversely affect the tax-exempt status of interest on municipal bonds in this Fund. GIS relies on the issuers' bond counsel for advice on the tax status of the bonds, without independent verification.

Bonds in the Fund's portfolio which are downgraded present extra risks because the issuer is less likely to repay the interest and principal than issuers of higher-quality bonds. Lower-quality debt securities can be

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN TAX-EXEMPT FUND

more sensitive to adverse economic conditions, including the issuer's financial condition or stresses in its industry. While the Fund does not expect to have a significant portion of its assets in lower-quality debt, you should review the risks of lower-quality debt investments in the section called Risks and special investment techniques.

The Fund may experience a relatively high portfolio turnover which will result in greater transaction costs, as well as increased short-term capital gains or losses. This is primarily attributable to GIS's continuing asset allocation efforts, for example, replacing short-term commercial paper with larger blocks of municipal obligations.

How the Fund has performed

The bar chart below provides some indication of the risks of investing in the Fund by showing how its performance has varied over the past 10 years. The performance figures shown assume that all dividends and distributions are reinvested in the Fund but they do not include sales charges you pay when you buy or sell shares. If the sales charge were included, the returns shown would be lower. Past results do not necessarily indicate how the Fund will perform in the future.

Year-by-year returns

Total returns for Class A shares
(Years ended December 31)

Returns of Class C shares would be different from the returns depicted in the bar chart because they have expenses that differ from those of Class A shares.

Highest and lowest quarters

During the period shown in the bar chart, the highest and lowest returns, respectively, for a quarter were:

Best quarter

5.83% for the quarter ended 9/30/2002.

Worst quarter

–2.79% for the quarter ended 6/30/2004.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN TAX-EXEMPT FUND

Average annual total returns

This table provides some indication of the risks of investing in the Fund by showing the Fund's average annual total returns, before and (for Class A shares) after taxes, for the 1-, 5- and 10-year periods through December 31, 2005. It compares the Fund's performance, before and (for Class A shares) after taxes, with the Lehman Brothers Municipal Bond Index, an index that is generally considered to be representative of U.S. municipal bond market activity. The Fund's returns are stated assuming deduction of the maximum sales charge for each class. The Fund's performance benefited from GIS's assumption of a portion of the Fund's expenses, without which performance would have been lower. GIS may reduce or discontinue the expense reimbursement at any time without notice. Past results, before and after taxes, do not necessarily indicate how the Fund will perform in the future.

NOTES

	1 year	5 years	10 years or since inception[1]
Class A shares[3]
Returns before taxes	–0.66%	4.75%	5.06%
Returns after taxes on distributions	–1.27%	4.25%	4.80%
Returns after taxes on distributions and sale of Fund shares	–1.02%	4.42%	4.82%
Class C shares	2.24%	4.92%	5.48%
Lehman Brothers Municipal Bond Index	3.51%	5.59%	5.71%[2]

1  Inception of Class C shares: August 7, 2000

2  The Lehman Brothers Municipal Bond Index has had average annual returns of 6.10% since August 7, 2000, the date of inception of Class C shares.

3  After-tax returns are shown for Class A shares only and will vary for Class C shares because Class C shares have expenses that differ from those of Class A shares. After-tax returns are estimated, based on the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes; actual after-tax returns depend on an individual investor's tax situation and may differ from those shown, and are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. Returns after taxes on distributions and sale of Fund shares may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of Fund shares.

Fees and expenses

The following tables describe the fees and expenses you may pay if you buy and hold shares of the Fund.

Fees you pay directly

Share class	Maximum sales charge to buy shares, as a % of the offering price	Maximum deferred sales charge to sell shares, as a % of the original purchase price or sale proceeds, whichever is lower
Class A shares	4.50%[1]	None[2]
Class C shares	None	1.00%[3]

NOTES

1  You may be entitled to a sales charge discount. See page 86 for details.

2  Purchases of $1 million or more of Class A shares will be subject to a contingent deferred sales charge (CDSC) of 1.00% if such shares are redeemed within 18 months of purchase. Certain redemptions and distributions are not subject to this charge. See the Statement of Additional Information for details.

3  CDSC applies for shares sold within one year of purchase.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN TAX-EXEMPT FUND

Annual fees and expenses deducted from the Fund's assets1
(as a percentage of average net assets)

Share class	Management fees	Distribution (12b-1) fees	Other expenses[2]	Total
Class A shares	0.50%	0.00%	0.45%	0.95%
Class C shares	0.50%	0.75%	0.68%	1.93%

NOTES

1  The fees and expenses shown do not reflect GIS's assumption of ordinary operating expenses that exceed 0.85% of the average daily net assets of the Class A shares of the Fund and 1.60% of the average daily net assets of the Class C shares of the Fund. GIS may reduce or discontinue the expense reimbursement at any time without notice.

2  Includes Administrative Service Fee of 0.25%.

EXAMPLE

The example on the right allows you to compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

•  you invest $10,000 for the time periods shown

•  your investment has a 5% return each year

•  the Fund's operating expenses do not change.

Using these assumptions, the costs of investing in the Fund would be as shown in the table below. Your actual costs may be higher or lower than those reflected here.

If you sold all of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$543	$739	$952	$1,564
Class C shares	$296	$606	$1,042	$2,254

If you did not sell any of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$543	$739	$952	$1,564
Class C shares	$196	$606	$1,042	$2,254

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN CASH MANAGEMENT FUND

OBJECTIVE

THE CASH MANAGEMENT FUND seeks as high a level of current income as is consistent with liquidity and preservation of capital.

The Fund's principal investment strategies

The Fund invests in money market instruments denominated in U.S. dollars. The Fund primarily selects investments that present minimal credit risks, as determined by Guardian Investor Services LLC (GIS), the Fund's investment adviser, in accordance with guidelines established by the Board of Trustees. The guidelines prescribe that the instruments acquired by the Fund be rated within the highest short-term ratings categories assigned by nationally recognized statistical ratings organizations. The Fund primarily invests in securities that have received the highest short-term ratings from at least two of these organizations (or that received the highest rating from the single ratings organization assigning a rating) — "First Tier" securities. No more than 5% of the value of the Fund's total assets may be invested in securities rated lower than "First Tier." The Fund may be appropriate for investors seeking to earn current income and preserve capital or to facilitate an asset allocation strategy.

The Fund may also invest in commercial paper which is not required to be registered under the federal securities laws.

The Fund selects investments that have remaining maturities of 397 days or less, or which have a rate of interest that is readjusted at least once every 397 days. These investments include U.S. government securities, such as Treasury bills or bonds, commercial paper, repurchase agreements, as well as certificates of deposit and short-term obligations issued by banks or savings and loan associations. The Fund maintains a dollar-weighted average portfolio maturity of 90 days or less.

The Fund may not invest more than 5% of its total assets in the securities of any one issuer, except for the U.S. government.

Up to 25% of the Fund's net assets may be invested in U.S. dollar denominated certificates of deposit issued by foreign branches of U.S. banks and by U.S. branches of foreign banks — provided that each bank's net worth is at least $100 million. Certificates of deposit are debt instruments that usually pay interest.

Fund assets are valued at "amortized cost." See the section called Calculation of net asset value.

The principal risks of investing in the Fund

As with all mutual funds, the value of your investment could decline so you could lose money. The return on money market instruments is typically lower than the return on stocks or bonds. Modest additional investment risk is involved in holding securities which are not "First Tier" securities which are less liquid and fluctuate more in value.

An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Not insured or guaranteed

An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN CASH MANAGEMENT FUND

Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

The Fund is subject to income risk, which is the risk that the income received by the Fund may decrease as a result of a decline in interest rates. The Fund's income is based on short-term interest rates, which may fluctuate over short periods of time. In addition, the Fund may be subject to interest rate risk (the risk that a debt obligation's price will be adversely affected by changes in interest rates) and credit risk (the risk that the issuer of the debt obligation will fail to repay principal and interest). See the section called Risks and special investment techniques for a discussion of interest rate and credit risks.

How the Fund has performed

The bar chart below provides some indication of the risks of investing in the Fund by showing how its performance has varied from year to year over the past 10 years. The performance figures shown assume that all dividends and distributions are reinvested in the Fund but don't include sales charges you pay when you buy or sell shares. If the sales charge were included, the returns shown would be lower. Past results do not necessarily indicate how the Fund will perform in the future.

Year-by-year returns

Total returns for Class A shares
(Years ended December 31)

Returns of Class B, Class C and Class K shares would be different from the returns depicted in the bar chart because they have expenses that differ from those of Class A shares.

Highest and lowest quarters

During the period shown in the bar chart, the highest and lowest returns, respectively, for a quarter were:

Best quarter

1.49% for the quarter ended 12/31/2000.

Worst quarter

0.06% for the quarter ended 6/30/2004.

ABOUT OUR FUNDS

PROSPECTUS

THE GUARDIAN CASH MANAGEMENT FUND

Average annual total returns

This table shows the Fund's average annual total returns for the periods ending December 31, 2005. The Fund's returns are stated assuming deduction of the maximum sales charge for each class. The Fund's performance benefited from GIS's assumption of a portion of the Fund's expenses, without which performance would have been lower. GIS may reduce or discontinue the expense reimbursement at any time without notice. Past results do not necessarily indicate how the Fund will perform in the future.

	1 year	5 years	10 years or since inception
Class A shares	2.41%	1.51%	3.17%
Class B shares	–1.24%	0.85%	2.82%[1]
Class C shares	0.76%	1.04%	1.34%[1]
Class K shares	1.00%	—	0.96%[1]

NOTES

1  Inception of
Class B shares: May 1, 1996
Class C shares: August 7, 2000
Class K shares: May 15, 2001

Fees and expenses

The following tables describe the fees and expenses you may pay if you buy and hold shares of the Fund.

Fees you pay directly

Share class	Maximum sales charge to buy shares, as a % of the offering price	Maximum deferred sales charge to sell shares, as a % of the original purchase price or sale proceeds, whichever is lower
Class A shares	None	None[1]
Class B shares	None	3.00%[2]
Class C shares	None	1.00%[3]
Class K shares	None	None

NOTES

1  Contingent deferred sales charge (CDSC) of 1.00% applies to purchases of $1 million or more of Class A shares if these shares are sold within 18 months of purchase. Certain redemptions and distributions are not subject to this charge. See the Statement of Additional information for details.

2  CDSC declines to 2% if shares are sold in years 3 or 4 after purchase; 1% in years 5 or 6; and zero in year 7 and beyond.

3  CDSC applies for shares sold within one year of purchase.

Annual fees and expenses deducted from the Fund's assets1
(as a percentage of average net assets)

Share class	Management fees[3]	Distribution (12b-1) fees	Other expenses[2]	Total
Class A shares	0.50%	0.00%	0.41%	0.91%
Class B shares	0.50%	0.75%	0.61%	1.86%
Class C shares	0.50%	0.75%	0.43%	1.68%
Class K shares	0.50%	0.40%	0.42%	1.32%

NOTES

1  The fees and expenses in the table do not reflect GIS's assumption of ordinary operating expenses that exceed 0.85% of the average daily net assets of the Fund's Class A shares, 1.47% of the average daily net assets of the Fund's Class B and Class C shares, and 1.25% of the average daily net assets of the Fund's Class K shares. GIS may reduce or discontinue the expense reimbursement at any time without notice.

2  Includes Administrative Service Fee of 0.25%.

3  The management fee is 0.45% of the average daily net assets of the Fund in excess of $500 million.

PROSPECTUS

ABOUT OUR FUNDS

THE GUARDIAN CASH MANAGEMENT FUND

EXAMPLE

The example on the right allows you to compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

•  you invest $10,000 for the time periods shown

•  your investment has a 5% return each year

•  the Fund's operating expenses do not change.

The ten-year figures shown reflect the conversion of Class B shares to Class A shares after the eighth anniversary of purchase.

Using these assumptions, the costs of investing in the Fund would be as shown in the table below. Your actual costs may be higher or lower than those reflected here.

If you sold all of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$93	$290	$504	$1,120
Class B shares	$489	$785	$1,106	$1,931
Class C shares	$271	$530	$913	$1,987
Class K shares	$134	$418	$723	$1,590

If you did not sell any of your shares at the end of the periods shown, the costs of investing in the Fund would be:

	1 year	3 years	5 years	10 years
Class A shares	$93	$290	$504	$1,120
Class B shares	$189	$585	$1,006	$1,931
Class C shares	$171	$530	$913	$1,987
Class K shares	$134	$418	$723	$1,590

ABOUT OUR FUNDS

PROSPECTUS

RISKS AND SPECIAL INVESTMENT TECHNIQUES

WE'VE ALREADY BRIEFLY DESCRIBED the principal risks of investing in each Fund in The Park Avenue Portfolio. In this section of the prospectus, we describe the risks in more detail, as well as some of the special investment techniques the Funds' investment advisers expect to use for one or more of the Funds.

PRINCIPAL RISKS TO INVESTORS

Equity risks

Applies to: Park Avenue, UBS Large Cap Value, Small Cap, UBS Small Cap Value, Asset Allocation, S&P 500 Index, International Growth, Emerging Markets and High Yield Funds

You could lose money in connection with a Fund's equity investments, or a Fund's performance could fall below that of other possible investments, if any of the following occurs:

•  the U.S. or a foreign stock market declines

•  stocks are temporarily out of favor relative to bonds or cash

•  an adverse event such as negative press reports about a company in the Fund's portfolio depresses the value of the company's stock

•  the investment adviser's judgment about the value or potential appreciation of a particular stock proves to be incorrect

•  companies pay lower stock dividends than expected, or pay no dividends at all.

Small company risks

Applies to: Park Avenue, Small Cap, UBS Small Cap Value, International Growth, and Emerging Markets Funds

In addition to the general risks of investing in the stock markets, there are special risks associated with investing in small companies. Small companies may have limited product lines, markets or financial resources. They may depend on a small number of people to manage the company. Buying and selling shares of small companies may be more difficult than it is for larger companies because there are fewer shares available, and they tend to trade less frequently. There may be less publicly available information about these companies, which may prolong the time it takes for a company's share price to match its underlying value. Share prices of small company stocks may fluctuate more dramatically than those of larger companies.

Debt risks

Applies to: Asset Allocation, Emerging Markets, Bond, Low Duration Bond, High Yield, Tax-Exempt and Cash Management Funds

You could lose money in connection with a Fund's debt investments, or a Fund's performance could fall below that of other possible investments, if any of the following occur:

•  interest rates rise, causing the market values of debt securities in the Fund to fall ("interest rate risk")

•  the issuer of a debt security in the Fund defaults on its obligation to pay principal or interest, has its credit rating downgraded, or is perceived by the market to be less creditworthy ("credit risk")

PROSPECTUS

RISKS AND SPECIAL INVESTMENT TECHNIQUES

•  as a result of declining interest rates, the issuer of a security exercises its right to prepay principal, forcing the Fund to reinvest in lower-yielding securities ("prepayment risk")

•  as a result of rising interest rates, the issuer of a security exercises its right to pay principal later than scheduled, which will lock in a below- market interest rate and reduce the value of the security ("extension risk")

•  the investment adviser's judgment about the value or potential appreciation of a particular bond proves to be incorrect ("manager's selection risk").

Interest rate risk

The value of the debt obligations in the Funds may vary according to changes in interest rates. When interest rates rise, bond prices generally fall, and when interest rates fall, bond prices generally rise. Usually the price of bonds that must be repaid over longer time periods fluctuate more than shorter-term bonds. Some debt securities, such as zero coupon bonds, pay-in-kind securities (which make interest payments in additional securities) and mortgage-backed and asset-backed securities, may be more sensitive to interest rate changes than other bonds. If an instrument has a variable rate of interest and a change in the market rate occurs, there may be a delay before the coupon rate is affected, and this could adversely affect a Fund's performance.

Credit risk

Investors face the risk that the issuer of debt cannot pay interest or principal on the money owed. U.S. government securities are substantially protected from financial or credit risk since they are backed by the full faith and credit of the U.S. government. However, certain agency obligations, while of the highest credit quality, do not have this guarantee.

Prepayment and extension risk

There is also the possibility that a debt security could be repaid or "called" before the money is due, and that the proceeds could be invested at lower interest rates. Intermediate-term and long-term bonds commonly provide protection against this possibility, but mortgage-backed securities do not. Mortgage-backed securities are more sensitive to the risks of prepayment because they can be prepaid whenever their underlying collateral is prepaid. Conversely, extension risk is the possibility that in an environment of rising interest rates, expected prepayments will not be made, with the result that the security's life will become longer than anticipated. Typically, the security's value will drop when this occurs.

Junk bond risk

Applies to: Asset Allocation Fund, Emerging Markets, Bond, Low Duration Bond, High Yield and Tax-Exempt Funds

Junk bonds are below investment grade bonds rated as Ba1 or BB+ and lower by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, and are also known as high-yield bonds. They may be issued by companies without a long track record of sales and earnings, or those

RISKS AND SPECIAL INVESTMENT TECHNIQUES

PROSPECTUS

with questionable credit strength. Lower-quality debt can be particularly sensitive to changes in the economy, the financial situation of the issuer, or trouble in the issuer's industry. The market prices of these securities may fluctuate more than higher-quality securities and may decline significantly in periods of general or regional economic difficulty. Lower-quality debt obligations are particularly susceptible to the risk of default or price changes because of changes in the issuer's creditworthiness. If the issuer defaults on the loan, the investor could face the additional cost of the effort to recover some or all of the money. These securities may also be less liquid, making it more difficult for the Fund to sell them. To the extent a Fund's portfolio is more heavily weighted toward investment in investment grade securities of lower quality, similar issues arise.

Junk bonds usually pay a higher interest rate than investment grade bonds, but also involve greater risks. You could lose money in connection with a Fund's investments in junk bonds, or the Fund's performance could fall below that of other possible investments, because junk bonds:

•  are speculative and have a higher risk of default

•  tend to react more to changes in interest rates than higher-rated securities

•  tend to be less liquid, and may be more difficult to value

•  are issued by entities whose ability to make principal and interest payments are more likely to be affected by changes in economic conditions or other circumstances.

Foreign market risks

Applies to: Park Avenue, UBS Large Cap Value, Small Cap, UBS Small Cap Value, Asset Allocation, S&P 500 Index, International Growth, Emerging Markets, Bond, Low Duration Bond and High Yield Funds

Investing in foreign markets, particularly those of emerging markets (see the section called Emerging market risk below), involves additional risks. Foreign securities may be affected by political, social and economic developments abroad. Financial markets in foreign countries may be less liquid or more volatile than U.S. markets. Less information may be available about foreign company operations, and foreign countries may impose taxes on income from sources in such countries, or may enact confiscatory taxation provisions targeted to certain investors. Government regulations and accounting standards may be less stringent as well. Brokerage commissions and custodial fees for foreign investments are often higher than those for investments in U.S. securities. Changes in exchange rates can adversely affect the value of foreign securities and their dividends or earnings, irrespective of the underlying performance.

You could lose money on your investment, or the Fund in which you have invested may not perform as well as other investments, if:

•  in a changing market, the Fund is unable to sell securities at the desired times, amounts or at prices it considers reasonable

•  stock prices in countries selected by the Fund decline

PROSPECTUS

RISKS AND SPECIAL INVESTMENT TECHNIQUES

•  the government of a country selected by the Fund imposes restrictions on currency conversion or trading

•  relationships between countries selected by the Fund change and have a negative impact on stock or currency values.

Many countries in which a Fund invests have markets that are less liquid, more volatile, and less subject to governmental supervision than the U.S. markets. Public information about a foreign security or issuer may be less available than in the U.S. Unfavorable political, economic or regulatory factors, including foreign taxation, may affect an issuer's ability to repay principal or interest. In the event of a default on any foreign obligation, it may be difficult legally to obtain or to enforce a judgment against the issuer.

Foreign securities (other than ADRs) typically are traded on the applicable country's principal stock or bond exchange, but may also be traded on regional exchanges or over-the-counter. Foreign markets, especially emerging markets, may have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions.

A country that exports only a few commodities or depends on certain strategic imports could be vulnerable to fluctuations in international prices of these commodities or imports. To the extent that a country receives payment for its exports in currencies other than dollars, its ability to make debt payments denominated in dollars could be adversely affected.

Investing in foreign securities also is subject to currency risk, which is the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect the value of an investment. Currency fluctuations may negatively impact a Fund's portfolio even if the foreign stock has not declined in value.

American Depositary Receipts (ADRs), European Depositary Receipts (EDRs), and Global Depositary Receipts (GDRs) are also subject to currency risks. Specifically, changes in the value of the currency in which the security underlying a depositary receipt is denominated, relative to the U.S. dollar, may adversely affect the value of the depositary receipt.

Emerging market risk

Applies to: International Growth, Emerging Markets and High Yield Funds

Emerging market countries may have higher relative rates of inflation than developed countries, and may be more likely to experience political unrest and economic instability. Many emerging market countries have experienced substantial rates of inflation for many years, which may have adverse effects on the economies and securities markets of those countries. The result could be expropriation of assets, which could wipe out the entire value of a Fund's investment in that market. Countries heavily dependent on trade face additional threats from the imposition of trade barriers and other protectionist measures.

RISKS AND SPECIAL INVESTMENT TECHNIQUES

PROSPECTUS

Emerging market countries have a greater risk of currency depreciation or devaluation relative to the U.S. dollar, which could adversely affect any investment made by a Fund.

The securities markets in emerging countries may be less developed than in other countries, causing liquidity and settlement problems, such as delays, and making it harder for a Fund to buy and sell securities. Emerging market debt securities are often rated below investment grade, which increases the risk of issuer default or bankruptcy. Political and economic turmoil could raise the possibility that trading of securities will be halted. If this happens, an affected Fund may ask the Securities and Exchange Commission for permission to suspend the sale of the Fund's shares during the emergency. Prior to receipt of the SEC's determination, portfolio securities in the affected markets would be priced at fair value as determined in good faith by, or under the direction of, the Trustees.

Asset allocation risk

Applies to: All Funds, except Cash Management Fund

The investment adviser must try to determine the proper mix of securities in order to meet a Fund's investment objectives. It may not properly ascertain the appropriate mix of securities for any particular economic cycle. Also, the timing of movements from one type of security to another could have a negative effect on the Fund's overall objective.

With respect to the S&P 500 Index Fund, in order to meet the Fund's investment objectives, the investment adviser must try to replicate the mix of securities included in the index. The index may not contain the appropriate mix of securities for any particular economic cycle. The timing of movements from one type of security to another in seeking to replicate the index could have a negative effect on the Fund.

Portfolio turnover

Applies to: All Funds, except Cash Management Fund

Portfolio turnover refers to the rate at which the securities held by a Fund are replaced. The higher the rate, the higher the transactional and brokerage costs associated with the turnover which will reduce the Fund's return, unless the securities traded can be bought and sold without corresponding commission costs. Active trading of securities may also increase a Fund's realized capital gains or losses, which may affect the taxes you pay as a Fund shareholder. In addition, the Park Avenue, S&P 500 Index and Bond Funds serve as underlying funds in which the Asset Allocation Fund invests. Purchases and redemptions by the Asset Allocation Fund might affect the portfolio turnover rate for the underlying funds.

PROSPECTUS

RISKS AND SPECIAL INVESTMENT TECHNIQUES

SPECIAL INVESTMENT TECHNIQUES

Exchange-traded funds

Applies to: Park Avenue, UBS Large Cap Value, Small Cap, UBS Small Cap Value, Asset Allocation, International Growth and Emerging Markets Funds

The Funds may invest in exchange-traded funds ("ETFs"), which typically are index funds. Investing in ETFs presents risks similar to those of investing in other investment companies. For example, the price of an ETF can fluctuate, and a Fund could lose money investing in an ETF if the prices of the securities owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to mutual funds: (1) the market price of the ETF's shares may trade at a discount to their net asset value; (2) an active trading market for an ETF's shares may not develop or be maintained; or (3) trading of an ETF's shares may be halted, the shares may be de-listed from the exchange or stock trading may be halted generally.

American Depositary Receipts (ADRs), European Depositary Receipts (EDRs) and Global Depositary Receipts (GDRs)

Applies to: Park Avenue, UBS Large Cap Value, Small Cap, UBS Small Cap Value, Asset Allocation, S&P 500 Index, International Growth, Emerging Markets and High Yield Funds

The Funds may invest in securities of U.S. or foreign companies which are issued or settled overseas in the form of ADRs, EDRs, GDRs or other similar securities. An ADR is a U.S. dollar-denominated security issued by a U.S. bank or trust company which represents, and may be converted into, a foreign security. An EDR or GDR is similar, but is issued by a European bank. Depositary receipts are subject to the same risks as direct investment in foreign securities.

Borrowing

Applies to: All Funds

The Funds may borrow money for temporary emergency purposes or to facilitate redemptions, and some Funds may borrow as part of their investment strategies. When a Fund borrows for any purpose, it will segregate assets to cover its repayment obligation. The Investment Company Act of 1940 (the 1940 Act) limits borrowings to 33 1/3% of a mutual fund's total assets. Each Fund may commit this or a lesser amount to borrowings, as set forth in the Statement of Additional Information.

Convertible securities

Applies to: Park Avenue, UBS Large Cap Value, Small Cap, UBS Small Cap Value, Asset Allocation, S&P 500 Index, International Growth, Emerging Markets and High Yield Funds

The Funds may invest in convertible securities, which are securities such as debt or preferred stock, that can be exchanged for a set number of another security (usually common shares) at a predetermined price.

Credit derivatives

Applies to: Bond, Low Duration Bond, High Yield and Tax-Exempt Funds

The Funds may invest in credit derivatives, including credit default swaps and credit default index investments. The Funds may use these

RISKS AND SPECIAL INVESTMENT TECHNIQUES

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investments (i) as alternatives to direct investment in a particular security or (ii) to adjust a Fund's asset allocation or risk exposure to the corporate credit sector of the fixed income market or (iii) for hedging purposes. They may not be used for speculation. These investments may create additional investment risks, including, for example, a default by the counterparty, that may subject a Fund to greater volatility than investments in more traditional securities, as described in the Statement of Additional Information. Under normal market conditions, no Fund intends to invest more than 5% of its total assets in credit default swaps.

Dollar roll and reverse repurchase transactions

Applies to: Asset Allocation, Bond, Low Duration Bond and High Yield Funds

In a dollar roll transaction, a Fund sells mortgage-backed securities for delivery to the buyer in the current month and simultaneously contracts to purchase similar securities on a specified future date from the same party. The securities to be purchased will be of the same type and have the same interest rate as the sold securities, but will be supported by different mortgage pools. In a reverse repurchase agreement transaction, a Fund sells securities to a bank or securities dealer and agrees to repurchase them at an agreed time and price. Whenever a Fund enters into a dollar roll or reverse repurchase transaction, it segregates assets — typically U.S. government securities or liquid, unencumbered securities — whose value equals or exceeds the value of the forward commitment or repurchase obligation on a daily basis.

Although dollar rolls and reverse repurchase agreements are considered leveraged transactions by the Securities and Exchange Commission, GIS believes that they do not present the risks associated with other types of leveraged transactions. The Securities and Exchange Commission also has taken the position that these transactions are borrowings within the meaning of the 1940 Act. See Borrowings, above.

Exchange-traded index securities

Applies to: UBS Large Cap Value and UBS Small Cap Value Funds

The Funds may invest in exchange-traded index securities, subject to limitations on investment in investment company securities described in the Statement of Additional Information. Exchange-traded index securities generally trade on the American Stock Exchange or New York Stock Exchange and are subject to the risk that the general level of stock prices may decline, thereby adversely affecting the value of the investment. These securities generally bear operational expenses, and a Fund that invests in such securities must bear these expenses in addition to its own Fund expenses.

The Funds may invest in exchange-traded index securities for cash management purposes and to maintain exposure to the equity market. The Funds will not sell these securities short or use them for any purpose other than those stated above.

Financial futures contracts

Applies to: The Guardian Park Avenue Fund and The Guardian Park Avenue Small Cap Fund, UBS Large Cap Value, UBS Small Cap Value, Asset

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Allocation, S&P 500 Index, International Growth, Emerging Markets, Bond, Low Duration Bond, High Yield and Tax-Exempt Funds

A Fund may enter into financial futures contracts, in which the Fund agrees to buy or sell certain financial instruments on a specified future date based on a projected level of interest rates or the projected performance of a particular security index. The UBS Large Cap Value, UBS Small Cap Value, International, Emerging Markets and High Yield Funds may also enter into contracts for the purchase or sale for future delivery of foreign currencies. If the Fund's investment adviser misjudges the direction of interest rates, markets or foreign exchange rates, the Fund's overall performance could suffer. The risk of loss could be far greater than the investment made, since a futures contract requires only a small deposit to take a large position. A small change in a financial futures contract could have a substantial impact, favorable or unfavorable.

Forward foreign currency exchange contracts

Applies to: Park Avenue, UBS Large Cap Value, Small Cap, UBS Small Cap Value, Asset Allocation, International Growth, Emerging Markets and High Yield Funds

The Funds may use these contracts to expedite settlement of portfolio transactions or to try to manage the risk of changes in currency exchange rates. A forward foreign currency exchange contract is an agreement to exchange a specified amount of U.S. dollars for a specified amount of a foreign currency on a specific date in the future. The outcome of this transaction depends on the investment adviser's ability to predict how the U.S. dollar will fare against the foreign currency. The Funds use these contracts to try to hedge against adverse exchange rate changes, and not for speculative purposes, but there is no guarantee of success.

Illiquid securities and exempt commercial paper

Applies to: All Funds

Illiquid securities are either not readily marketable at their approximate value within seven days, are not registered under the federal securities laws (unless they are exempt from registration, as noted in the following paragraph), or are otherwise viewed as illiquid by the Securities and Exchange Commission. Repurchase agreements which mature in more than seven days, certain variable rate master demand notes and over-the-counter options are treated as illiquid securities. The absence of trading can make it difficult to value or dispose of illiquid securities. It can also adversely affect a Fund's ability to calculate its net asset value or manage its portfolio. The Statement of Additional Information sets out the upper limit for each Fund's investments in illiquid securities. The Securities and Exchange Commission currently limits investments in illiquid securities to 15% of net assets (10% of assets for money market funds).

Securities which qualify under an exemption from registration under federal securities laws for resales to institutional investors may be treated by the Funds as liquid. If the Fund's investment adviser determines that these securities are liquid under guidelines adopted by

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the Board of Trustees, they may be purchased without regard to the illiquidity limits in the Statement of Additional Information. Similarly, the Funds typically treat commercial paper issued in reliance on an exemption from registration under federal securities laws as liquid.

Investment grade securities

Applies to: All Funds, except S&P 500 Index Fund

Investment grade securities are bonds or convertible preferred stock that nationally recognized statistical ratings organizations, such as Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, rate as Aaa or AAA (the highest quality) to Baa or BBB.

Real estate investment trusts

Applies to: Park Avenue, UBS Large Cap Value, Small Cap, UBS Small Cap Value, Asset Allocation, International Growth and Emerging Markets Funds

The Funds may invest in real estate investment trusts ("REITs"). In a REIT, investments in a variety of real estate assets are pooled together so that shareholders receive income from rents and capital gains upon the sale of the underlying assets. Investments may be made in income-producing property or real estate loans, such as mortgages. The risks associated with investments in REITS are similar to those associated with direct investments in real estate, including volatility in the housing market or other adverse economic conditions that affect real estate investments.

Money market instruments

Applies to: All Funds

From time to time, the Funds may invest a portion of their assets in money market instruments. These are short-term debt instruments, which are written promises to repay debt within a year. They include Treasury bills and certificates of deposit, and they are characterized by safety and liquidity, which means they are easily convertible into cash. Money market instruments may be used by the Funds for cash management or temporary defensive purposes.

Options

Applies to: Guardian Park Avenue Fund and The Guardian Park Avenue Small Cap Fund, UBS Large Cap Value, UBS Small Cap Value, Asset Allocation, S&P 500 Index, International Growth, Emerging Markets, Bond, Low Duration Bond, High Yield and Tax-Exempt Funds

The Funds may purchase or sell options to buy or sell securities, indices of securities, financial futures contracts or, with respect to the UBS Large Cap Value, UBS Small Cap Value, International, Emerging Markets and High Yield Funds, foreign currencies and foreign currency futures within a specified future period. The owner of an option has the right to buy or sell the underlying instrument at a set price, by a specified date in the future. The Funds may, but are not required to, use options to attempt to minimize the risk of the underlying investment and to manage exposure to changes in foreign currencies. However, if the investment adviser misjudges the direction of the market for a security, a Fund could lose money by using options — more money than it would have lost by investing directly in the security.

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Pay-in-kind securities

Applies to: High Yield Fund

The Fund may purchase pay-in-kind securities (PIKs). These are debt securities that make periodic interest payments in additional securities.

Repurchase agreements

Applies to: All Funds

In a repurchase agreement transaction, a Fund purchases a debt security and obtains a simultaneous commitment from the selling bank or securities dealer to repurchase that debt security at an agreed time and price, reflecting a market rate of interest. Repurchase agreements are fully collateralized by U.S. government securities, bank obligations and cash or cash equivalents and the collateral will be marked-to-market daily. Costs, delays or losses could result if the seller became bankrupt or was otherwise unable to complete the repurchase agreement. To minimize this risk, the investment adviser evaluates the creditworthiness of potential repurchase agreement counterparties.

Securities lending

Applies to: All Funds

The Funds may lend their portfolio securities to securities dealers, banks and other institutional investors to earn additional income. These transactions must be continuously secured by collateral, and the securities loaned must be marked-to-market daily. A Fund generally continues to receive all interest earned or dividends paid on the loaned securities, although lending fees may be paid to the borrower. The lending of portfolio securities is limited to 33 1/3% of the value of a Fund's total assets.

When-issued or delayed-delivery transactions

Applies to: Small Cap, Asset Allocation, International Growth, Emerging Markets, Bond, Low Duration Bond, High Yield and Tax-Exempt Funds

A Fund may commit to purchase or sell particular securities, with payment and delivery to take place at a future date. These are known as when-issued or delayed-delivery transactions. If the counterparty fails to deliver a security the Fund has purchased on a when-issued or delayed-delivery basis, there could be a loss as well as a missed opportunity to make an alternative investment. The Funds engage in these transactions to acquire securities that are appropriate for their portfolios at favorable prices or yields. They do not engage in these transactions to speculate on interest rate changes.

Yankee securities

Applies to: Bond, Low Duration Bond, Asset Allocation and High Yield Funds

The Funds may invest in so-called Yankee securities. These are debt securities issued by non-U.S. corporate or government entities, but are denominated in U.S. dollars. Yankee securities trade and may be settled in U.S. markets.

Zero coupon bonds

Applies to: Bond, Low Duration Bond, Asset Allocation, High Yield and Tax-Exempt Funds

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The Funds may invest in zero coupon bonds. These bonds do not pay interest but instead are sold at a deep discount relative to their face value, and become due only on maturity. Because zero coupon securities do not pay interest, they fluctuate in value more than other interest-bearing securities. When interest rates rise, the values of zero coupons fall more rapidly than securities paying interest on a current basis, because the zero coupons are locked into rates of reinvestment that become less attractive the further rates rise. The converse is true when interest rates fall.

Other

Applies to: All Funds

New financial products and risk management techniques continue to be developed. Each Fund may use these instruments and techniques to the extent consistent with its investment objectives or regulatory and federal tax considerations.

Changes to certain policies

Applies to: UBS Large Cap Value, Small Cap, UBS Small Cap Value, S&P 500 Index, Emerging Markets, Bond, Low Duration Bond and High Yield Funds

Under normal circumstances, each Fund will invest at least 80% (or a higher percentage, if applicable) of its total or net assets in investments suggested by its name, as described in each Fund's principal investment strategies. Each Fund will provide 60 days' prior written notice to shareholders if this non-fundamental policy changes to below 80%.

Disclosure of portfolio holdings

The Funds' policies and procedures with respect to disclosure of the Funds' portfolio securities are described in the Statement of Additional Information. A link to each Fund's portfolio holdings is accessible on the Funds' website at www.guardianinvestor.com.

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FUND MANAGEMENT

THE MANAGEMENT and affairs of The Park Avenue Portfolio are supervised by its Board of Trustees.

THE FUNDS' INVESTMENT ADVISERS

Guardian Investor Services LLC ("GIS") is the investment adviser for all of the Funds in The Park Avenue Portfolio, except for the two international funds. GIS is a Delaware limited liability company, which is wholly owned by The Guardian Insurance & Annuity Company, Inc. ("GIAC"), a Delaware insurance company. GIAC is wholly owned by The Guardian Life Insurance Company of America ("Guardian Life"), a New York mutual insurance company. GIS is located at 7 Hanover Square, New York, New York 10004. GIS buys and sells securities, selects brokers to effect transactions, and negotiates brokerage fees for all Funds other than the UBS Large Cap Value and UBS Small Cap Value Funds. With respect to the UBS Large Cap Value and UBS Small Cap Value Funds, GIS oversees and supervises the actions of the Funds' sub-adviser, as described below. GIS is the investment adviser to several other mutual funds sponsored by Guardian Life, and it is the underwriter and distributor of the Funds' shares and of variable annuity and variable life insurance contracts issued by GIAC.

The sub-adviser for the UBS Large Cap Value and UBS Small Cap Value Funds is UBS Global Asset Management (Americas) Inc. ("UBS Global AM"), a Delaware corporation and an investment management firm, located at One North Wacker Drive, Chicago, IL 60606. Subject to the supervision and direction of the Portfolios's Board of Trustees and GIS, and any written guidelines adopted by the Board or GIS and furnished to UBS Global AM, UBS Global AM will provide an investment program for all or a designated portion of the assets of the two Funds, including investment research and discretionary management with respect to all securities and investments in the two Funds. UBS Global AM is responsible for placing purchase and sell orders with broker-dealers, which may include broker-dealers affiliated with UBS Global AM, and for negotiating commissions, if any, paid on investments and other related transactions for the portion of each Fund's assets that UBS Global AM manages, subject to review by GIS. UBS Global AM, a subsidiary of UBS AG, is a member of the UBS Global Asset Management business group of UBS AG. UBS AG is an internationally diversified organization headquartered in Basel and Zurich, Switzerland, with operations in many areas of the financial services industry.

The two international funds are The Guardian Baillie Gifford International Growth Fund and The Guardian Baillie Gifford Emerging Markets Fund. The investment adviser for these Funds is Guardian Baillie Gifford Limited ("GBG"), an investment management company based in Edinburgh, Scotland. GBG is responsible for the overall investment management of the two Funds, which includes buying and selling securities, choosing brokers and negotiating commissions. Guardian Life owns 51% of GBG, and the remaining 49% is owned by Baillie Gifford Overseas Limited ("BG Overseas"), which is wholly owned by a Scottish investment company, Baillie Gifford & Co. Founded in 1908, Baillie Gifford & Co. manages money for institutional

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clients primarily within the United Kingdom. It is one of the largest independently owned investment management firms in the U.K. BG Overseas is the sub-adviser for the two Funds. GBG is regulated by the Financial Services Authority ("FSA"), an independent regulator of investment advisory firms. GBG, BG Overseas and Baillie Gifford & Co. are all located at Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN, United Kingdom.

You will find the annual management fees that the Funds paid last year to their investment adviser in the table below.

Fund	Management Fee[1]	Paid to
Park Avenue	0.50%	GIS
UBS Large Cap Value[2]	0.83%	GIS
Small Cap	0.75%	GIS
UBS Small Cap Value[2]	1.00%	GIS
Asset Allocation (after voluntary management fee waivers)	0.50%[3]	GIS
S&P 500 Index	0.25%	GIS
International Growth[4]	0.80%	GBG
Emerging Markets[4]	1.00%	GBG
Bond	0.50%	GIS
Low Duration Bond	0.45%	GIS
High Yield	0.60%	GIS
Tax-Exempt	0.50%	GIS
Cash Management	0.50%	GIS

1  Annual fees as a percentage of average net assets.

2  GIS pays UBS Global AM a subadvisory fee of 0.43% of the average daily net assets of UBS Large Cap Value Fund from the GIS management fee. GIS pays UBS Global AM 0.60% of the average daily net assets of UBS Small Cap Value Fund not exceeding $50 million, and 0.55% in excess of $50 million, from the GIS management fee.

3  The Asset Allocation Fund is authorized to pay GIS an annual advisory fee of 0.65% of average daily net assets. However, GIS has undertaken that while this Fund is operated as a "fund of funds", the effective annual advisory fee rate paid by shareholders for advisory services will be no more than 0.50% of average daily net assets.

4  GBG pays BG Overseas a subadvisory fee of 0.40% of the average daily net assets of International Growth Fund and 0.50% of the average daily net assets of the Emerging Markets Fund from the GBG management fee.

Approval of Investment Advisory Agreements

A discussion regarding the basis for the Board of Trustees' approval of each Fund's investment advisory agreement, and investment sub-advisory agreement, as applicable, is available in the Funds' annual report to shareholders for the year ended December 31, 2005.

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PORTFOLIO MANAGERS

Park Avenue Fund

Manind V. Govil, CFA, serves as the Fund's portfolio manager. He also serves as portfolio manager of The Guardian Stock Fund. Mr. Govil has been Head of Equity Investments at Guardian Life since August 2005. Prior to joining Guardian Life, from 2001 he was Lead Portfolio Manager — Large Cap Blend/Core Equity, Co-Head of Equities and Head of Equity Research at Mercantile Capital Advisers ("Mercantile"); prior thereto, he served as Lead Portfolio Manager — Core Equity, at Mercantile.

UBS Large Cap Value Fund and UBS Small Cap Value Fund

Each Fund is managed by an investment management team at UBS Global AM. John Leonard is the lead portfolio manager for the UBS Large Cap Value Fund. He works with other members of the Fund's investment management team in managing the Fund. Each member of the team is allocated a specific portion of the Fund's portfolio, over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts at UBS Global AM who specialize in the various sectors and markets in which the Fund invests. Mr. Leonard, as coordinator, has responsibility for allocating the Fund's portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the Fund's portfolio to ensure its compliance with its stated investment objective and strategies. Mr. Leonard is a Managing Director of UBS Global AM, has served as its Head of North American Equities for the past five years and as its Deputy Global Head of Equities since 2002.

Wilfred Talbot is the lead portfolio manager for the UBS Small Cap Value Fund. He and his team of analysts work exclusively on small cap core and small cap value investing at UBS Global AM. Mr. Talbot oversees the research with respect to the Fund, conducts research on industries assigned to him, and constructs the Fund's portfolio. Mr. Talbot is a Managing Director of UBS Global AM and has been with the company since 1997.

Small Cap Fund

Matthew P. Ziehl, CFA, has been the Fund's portfolio manager since January 2002. He has been a Managing Director of Guardian Life since December 2001. Before joining Guardian Life, Mr. Ziehl was a Team Leader within Salomon Brothers Asset Management, Inc. for small cap growth portfolios since January 2001, and a Co-Portfolio Manager of the Salomon Brothers Small Cap Growth Fund since August 1999.

Asset Allocation Fund and S&P 500 Index Fund

Jonathan C. Jankus, CFA, serves as co-portfolio manager for the Asset Allocation Fund and the S&P 500 Index Fund. He has been a Managing Director of Guardian Life since March 1998. Mr. Jankus joined Guardian Life in 1995.

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Stewart M. Johnson has served as co-portfolio manager of the Asset Allocation Fund and the S&P 500 Index Fund since May 2004. Mr. Johnson has been a Senior Director of Guardian Life since January 2002. He was Second Vice President, Investment Information Systems, from December 2000 to January 2002, and Assistant Vice President prior thereto.

International Growth Fund

The International Growth Fund is managed by an investment management team at BG Overseas. R. Robin Menzies is the portfolio manager of the International Growth Fund and has held this role since the Fund's inception in 1993. Mr. Menzies works with the investment teams at BG Overseas, who make the securities selections for the International Growth Fund, and an investment policy committee of the firm which reviews geographical allocations. Mr. Menzies, as coordinator, has responsibility for reviewing the overall composition of the Fund's portfolio to ensure its compliance with its stated investment objective and strategies. Mr. Menzies is a director of BG Overseas and a partner of Baillie Gifford & Co.

Emerging Markets Fund

The Emerging Markets Fund is managed by an investment management team at BG Overseas. Edward H. Hocknell is the portfolio manager of the Emerging Markets Fund and has held this role since the Fund's inception in 1997. Mr. Hocknell works with the investment teams at BG Overseas, who make the securities selections for the Emerging Markets Fund, and an investment policy committee of the firm which reviews geographical allocations. Mr. Hocknell, as coordinator, has responsibility for reviewing the overall composition of the Fund's portfolio to ensure its compliance with its stated investment objective and strategies. Mr. Hocknell is a director of BG Overseas and a partner of Baillie Gifford & Co.

Bond Fund and Low Duration Bond Fund

Howard W. Chin serves as co-portfolio manager of the Bond Fund and the Low Duration Bond Fund. He has served as the portfolio manager of the Bond Fund since May 1, 2003 and the Low Duration Bond Fund since July 30, 2003. Mr. Chin served as co-portfolio manager of the Bond Fund's assets from January 1998 to May 1, 2003. He has been a Managing Director of Guardian Life since 1997. He also manages part of the fixed income assets of Guardian Life and fixed income assets for other Guardian subsidiaries.

Robert J. Crimmins, Jr. has served as co-portfolio manager of the Bond Fund and the Low Duration Bond Fund since May 2004. Mr. Crimmins has been a Senior Director of Guardian Life since March 2001. He was Assistant Vice President, Fixed Income Investments, prior thereto.

High Yield Fund

Ho Wang serves as the Fund's portfolio manager. Before joining Guardian Life as a Managing Director in March 2006, beginning in 1999 Mr. Wang was Senior Portfolio Manager, High Yield at Muzinich & Co, Inc., where he managed a high yield total return portfolio. From 1998 to 1999, he was a Portfolio Manager in the Fixed Income Group at Fortis Advisers, Inc., where he managed a high yield mutual fund. Prior

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thereto, Mr. Wang was a Senior Securities Analyst for the Bond Debenture Fund at Lord Abbett & Company.

Tax-Exempt Fund and Cash Management Fund

Both Funds are managed by Alexander M. Grant, Jr. He has managed the Tax-Exempt Fund since December 1993 and the Cash Fund since 1986. Mr. Grant has been Managing Director of Guardian Life since March 1999, and has managed Guardian Life's tax-exempt assets since 1993.

The Statement of Additional Information provides additional information about each portfolio manager's compensation structure, any other accounts managed by the portfolio manager(s), and each portfolio manager's ownership of securities in the Fund(s) for which the portfolio manager has primary day-to-day responsibility.

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MANAGING YOUR ACCOUNT

12b-1 fees

Applies to the Class C shares of all the Funds, and to the Class B and Class K shares of: Park Avenue, UBS Large Cap Value, Small Cap, UBS Small Cap Value, Asset Allocation, S&P 500 Index, International Growth, Emerging Markets, Bond, Low Duration Bond, High Yield, and Cash Funds

The Portfolio has adopted plans under Rule 12b-1 under the 1940 Act that permit shareholders to pay distribution fees for the sale and distribution of Class B, Class C and Class K shares. Each Fund with Class B or Class C shares is authorized to pay a monthly fee at an annual rate of 0.75% of average daily net assets of the Fund's Class B or Class C shares. Each Fund with Class K shares is authorized to pay a monthly fee at an annual rate of 0.40% of average daily net assets of the Fund's Class K shares. This fee, called a 12b-1 fee, is paid as compensation for distribution-related services provided to that class of shares of that Fund. These fees are paid out of assets on an ongoing basis, so they will increase the cost of your investment and may cost you more over time than paying other types of sales charges.

TYPES OF SHARES AVAILABLE

We offer five types of shares within The Park Avenue Portfolio: Class A, Class B, Class C, Class K and, for certain Funds, an Institutional Class. For each class, expenses and sales charges vary. Based on the amount you plan to invest, and how long you plan to hold your shares, you may select the class of shares that is best suited to you. Not all Funds offer all classes of shares.

Expenses

There are two types of expenses related to mutual funds: expenses you pay directly (called a sales charge), and expenses that are deducted from fund assets.

Expenses you pay directly

There is a one-time fee that you may pay upon either purchase or sale of Class A, Class B, Class C or Class K shares. At purchase it is called an initial (or "front-end") sales charge; at sale, a deferred (or "back-end") sales charge. These charges cover our cost of selling the Fund to you. It doesn't cover any fee your broker or agent may charge for helping you buy your Funds.

Expenses you pay through the Funds

The costs of managing and administering a Fund are spread equally among shareholders of each class of shares. These operating costs cover such things as custody, auditing, administrative expenses, fees and expenses of Trustees, as well as the advisory fees of the Fund's investment adviser — the people making informed investment decisions for your Fund.

Administrative expenses are for services such as providing office space, equipment and personnel, maintenance of shareholder accounts, responding to shareholder inquiries, assisting in the processing of shareholder transactions, and other services. Each of the Funds pays GIS an administrative service fee for these services. The Park Avenue Fund pays this fee at an annual rate of 0.25% of the average daily net assets of those Class A, Class B, Class C and Class K Fund assets for which a "dealer of record" has been designated. The other Funds pay this fee at an annual rate of 0.25% of their respective average daily net assets in Class A, Class B, Class C and Class K shares.

Choosing a share class

You can choose from five share classes when you purchase a Fund: Class A, Class B, Class C, Class K or the Institutional Class, although

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Class K and the Institutional Class are available only to certain institutional investors or qualified retirement plans, such as 401(k) plans. Not all Funds offer all classes of shares.

The UBS Large Cap Value Fund, the UBS Small Cap Value Fund, the Low Duration Bond Fund, the Tax-Exempt Fund and the Cash Fund do not offer Institutional Class shares. The Tax-Exempt Fund does not offer Class B or Class K shares. Class A and Class C shares are available in all the Funds.

The different share classes have different expense structures. You should choose the cost structure that best meets your needs. Some factors to consider are: the amount you plan to invest, the time period before you expect to sell your shares, and whether you might invest more money in the Funds in the future.

When you buy Class A shares, the sales charge is deducted from the amount you invest, unless you qualify for a sales charge waiver. This means that less money will be invested immediately. Class B, Class C and Class K shares do not have initial sales charges, but you may pay a deferred sales charge if you sell your shares, and you will have higher ongoing operating expenses than you would with Class A shares. You should also bear in mind that Class B shares automatically convert to Class A shares after approximately 8 years. Class C shares and Class K shares do not convert to another class.

The chart below summarizes the features of the different share classes. This chart is only a general summary, and you should read the description of each Fund's expenses in the section called About our Funds. You should also consider the effects of any available sales charge waivers.

	Minimum purchase amount	Maximum purchase amount	Maximum initial sales charge	Maximum CDSC[2]	Annual 12b-1 Fee
Class A	$1,000	None	4.50%[1]	None[3]	None
Class B	$1,000	$100,000	None	3.00%, declining over 6 years	0.75%
Class C	$1,000	$1 million	None	1.00%, if shares are redeemed within 1 year of purchase	0.75%
Class K	$1,000	None	None	1.00%, if shares are redeemed within 18 months of purchase[3,4]	0.40%
Institutional Class	$3 million	None	None	None	None

1  3.00% for the Low Duration Bond Fund and None for the Cash Management Fund.

2   The CDSC is imposed on the original purchase price of the shares or the current value of the shares you are selling, whichever is less. Reinvested dividends and capital gains, and amounts attributable to capital appreciation of your shares, are not subject to the CDSC.

3  Contingent deferred sales charge of 1.00% applies to purchases of Class K shares and purchases of $1 million or more of Class A shares if those shares are sold within 18 months of purchase, subject to waivers described in the Statement of Additional Information. Certain distributions will not be subject to the CDSC, such as the return of excess contributions, loans and required minimum distributions under the Internal Revenue Code of 1986. Please see the Statement of Additional Information for details.

4  Not applicable to the Cash Management Fund.

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Class A shares

All of the Funds offer Class A shares. When you buy Class A shares, you pay a sales charge at the time of your investment which is included in the offering price. This fee is deducted from the amount you invest, and the remainder of your money is used to buy shares in the Fund. You may qualify for a reduction of the initial sales charge based on the amount you invest. Please see the table below for details.

All Funds except Low Duration Bond Fund:

Amount of purchase payment		Sales charge as a % of offering price	Sales charge as a % of net amount invested	Commission as a % of offering price	Concession to dealers as a % of offering price[3]
Less than $100,000		4.50%	4.71%	4.50%	4.50%
$100,000 to $249,999		3.75%	3.90%	3.50%	3.50%
$250,000 to $499,999		2.75%	2.83%	2.50%	2.50%
$500,000 to $999,999		2.00%	2.04%	1.80%	1.80%
$1,000,000	or more[1]	None	None	None	Up to 1.00%[2]

1  If you purchase $1 million worth of shares or more, you will pay no initial sales charge whatsoever. However, in this case, if you were to sell your shares within 18 months of purchase, you will pay a deferred sales charge of 1% of the value of the Class A shares sold or the total cost of such shares, whichever is less, subject to waivers described in the Statement of Additional Information.

2  Based on amount of purchase payment.

3  GIS may pay special compensation from time to time.

Low Duration Bond Fund:

Amount of purchase payment		Sales charge as a % of offering price	Sales charge as a % of net amount invested	Commission as a % of offering price	Concession to dealers as a % of offering price[3]
Less than $100,000		3.00%	3.09%	3.00%	3.00%
$100,000 to $249,999		2.50%	2.56%	2.25%	2.25%
$250,000 to $499,999		1.75%	1.78%	1.50%	1.50%
$500,000 to $999,999		1.25%	1.27%	1.00%	1.00%
$1,000,000	or more[1]	None	None	None	Up to 1.00%[2]

1  If you purchase $1 million worth of shares or more, you will pay no initial sales charge whatsoever. However, in this case, if you were to sell your shares within 18 months of purchase, you will pay a deferred sales charge of 1% of the value of the Class A shares sold or the total cost of such shares, whichever is less, subject to waivers described in the Statement of Additional Information.

2  Based on amount of purchase payment.

3  GIS may pay special compensation from time to time.

You may also qualify for a reduced sales charge through the Rights of Accumulation program and through investment by Letter of Intent. Information about sales charge discounts is also available free of charge on the Fund's website, www.guardianinvestor.com.

Rights of accumulation

To reduce your initial sales charge, you can combine Class A purchases with your current Fund holdings. You can also include shares held by your spouse and minor children. However, you may not include shares

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that are not subject to a sales charge. Specifically, initial sales charges are paid on Class A shares of each Fund (except the Cash Management Fund) and Class B, Class C and Class K shares are subject to a contingent deferred sales charge, so these shares may be included unless the sales charges have been waived. Cash Management Fund purchases, Institutional Class shares, and shares purchased through the reinvestment of dividends or distributions may not be included. Simply notify us or Boston Financial Data Services (BFDS) that your purchase will qualify for a reduction in the sales charge and provide the names and account numbers of the family members whose holdings are to be included.

Investment by letter of intent

An investor who intends to invest $100,000 or more over a 13-month period can reduce the initial sales charge on each intended purchase of Class A shares by completing the letter of intent item on The Park Avenue Portfolio application or Shareholder Privilege form. The sales charge for each purchase will be at the reduced rate that would apply if the investment were made at one time. You can include holdings held by your spouse and minor children. However, you cannot include shares that are not subject to a sales charge, such as Cash Management Fund shares or shares purchased through the reinvestment of dividends and distributions. A letter of intent is not available for SIMPLE IRAs or qualified retirement plans administered by State Street Bank and Trust Company or ExpertPlan, Inc.

If you complete a letter of intent within 90 days of a prior purchase of one of the Funds (other than the Cash Management Fund), that purchase may be included under the letter of intent. In this case, an appropriate adjustment, if any, will be made for any sales charge you paid in connection with the prior purchase, based on the current NAV.

Completion of a letter of intent does not bind a shareholder to buy the entire intended investment amount. However, BFDS will escrow shares valued at 5% of the intended investment amount to assure payment of additional sales charges if the intended purchases are not made and the shareholder fails to pay the additional sales charge within 20 days after BFDS requests payment.

There is no initial sales charge on Class A shares of The Guardian Cash Management Fund.

Class A share purchases are available without initial or deferred sales charge (applicable only for purchases over $1 million) to:

•  Guardian Life, its subsidiaries, or any of their separate accounts

•  present and retired directors, officers, employees, general agents and field representatives of Guardian Life or its subsidiaries

•  directors, trustees, or officers of any open-end investment management company within the Guardian Fund complex

•  trustees or custodians of any employee benefit plan, IRA, Keogh plan or trust established for the benefit of Guardian Life employees and officers named above

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•  present and retired directors, trustees, officers, partners and employees of broker-dealer firms that have written sales agreements with GIS

•  spouses, parents, siblings, children and grandchildren of the individuals named above

•  qualified retirement plans that invest $3 million in plan assets

•  direct rollovers into a Park Avenue Portfolio IRA from a qualified retirement plan that is invested in The Park Avenue Portfolio

•  any trust company or bank trust department exercising discretionary investment authority and holding unallocated accounts in a fiduciary, agency, custodial or similar capacity

•  broker-dealers, financial institutions and registered investment advisers who offer fee-based "wrap account" programs and have entered into agreements with GIS, and

•  the Asset Allocation Fund, when it makes purchases of other Funds

In addition, employee benefit plans that cover at least 200 eligible participants may purchase Class A shares without any initial sales charge. However, a deferred sales charge will apply for these purchases over $1 million that are redeemed within 18 months, except as described in the Statement of Additional Information.

Class B shares

Class B shares are offered in the following Funds:

•  The Guardian Park Avenue Fund

•  The Guardian UBS Large Cap Value Fund

•  The Guardian Park Avenue Small Cap Fund

•  The Guardian UBS Small Cap Value Fund

•  The Guardian Asset Allocation Fund

•  The Guardian S&P 500 Index Fund

•  The Guardian Baillie Gifford International Growth Fund

•  The Guardian Baillie Gifford Emerging Markets Fund

•  The Guardian Investment Quality Bond Fund

•  The Guardian Low Duration Bond Fund

•  The Guardian High Yield Bond Fund

•  The Guardian Cash Management Fund

The sales charge on Class B shares is deferred until you sell your shares, and it decreases with length of ownership, until it declines to zero after six years. On the eighth anniversary of your purchase, your Class B shares will automatically be converted into Class A shares, which have lower operating costs. For long-term investors, the maximum recommended purchase amount for Class B shares is $100,000. Because the initial sales charge for Class A shares decreases as the purchase amount increases, and because of the higher expenses attributable to Class B shares, it is generally more cost effective for you to buy Class A shares if you are making a purchase for more than $100,000 and intend to hold your shares for 3 years or longer. Please see page 86 of this prospectus for information regarding eligibility for reduced sales charges on purchases of Class A shares.

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If you sell your shares during:	You'll pay a deferred sales charge calculated as a % of the purchase or sale price, whichever is less, of:
The first year	3%
The second year	3%
The third year	2%
The fourth year	2%
The fifth year	1%
The sixth year	1%
After the sixth year	None

Class B shares are also subject to a 12b-1 fee, and you could pay more in 12b-1 fees over time than the initial sales charges you would have paid if you purchased Class A shares.

Class C shares

Class C shares are offered in all of the Funds.

The sales charge on Class C shares is deferred and will be charged if you redeem shares within one year of purchase. The deferred sales charge is 1% of the purchase or sale price of the shares, whichever is less.

Like Class B shares, Class C shares are subject to a 12b-1 fee. Unlike Class B shares, Class C shares do not convert to another class of shares after a period of time. This means that even if the deferred sales charge is not applicable, you could pay more in 12b-1 fees over time than the initial or deferred sales charges you would have paid if you had purchased Class A or Class B shares.

Class K shares

Class K shares are offered by the following Funds:

•  The Guardian Park Avenue Fund

•  The Guardian UBS Large Cap Value Fund

•  The Guardian Park Avenue Small Cap Fund

•  The Guardian UBS Small Cap Value Fund

•  The Guardian Asset Allocation Fund

•  The Guardian S&P 500 Index Fund

•  The Guardian Baillie Gifford International Growth Fund

•  The Guardian Baillie Gifford Emerging Markets Fund

•  The Guardian Investment Quality Bond Fund

•  The Guardian Low Duration Bond Fund

•  The Guardian High Yield Bond Fund

•  The Guardian Cash Management Fund

Class K shares are offered only through employee benefits plans (except a SIMPLE IRA, SEP or SARSEP plan). An "employee benefit plan" means any plan or arrangement, whether or not it is "qualified" under the Internal Revenue Code, under which Class K shares of a Fund are purchased by a fiduciary or administrator for the account of participants who are employees of a single employer or of affiliated

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employers. These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The Fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.

The procedures for buying, selling, exchanging and transferring other classes of shares and the special account features available to purchasers of those other classes of shares described elsewhere in this Prospectus do not apply to Class K shares.

The sales charge on Class K shares is deferred and will be charged if you redeem shares within 18 months of purchase. The deferred sales charge is 1% of the purchase or sale price of the shares, whichever is less. The deferred sales charge does not apply to redemptions of Class K shares of the Cash Management Fund. Certain distributions are not subject to the CDSC, such as the return of excess contributions, loans and required minimum distributions under the Internal Revenue Code of 1986. The Class K CDSC is waived for transfers within retirement plans administered by Expert-Plan, Inc. and for benefit responsive withdrawals, which are described in an appendix to the Statement of Additional Information.

Class K shares are subject to a 12b-1 fee but do not convert to another class of shares after a period of time. This means that even if the deferred sales charge is not applicable, you could pay more in 12b-1 fees over time than the initial or deferred sales charges you would have paid if you had purchased Class A shares.

Information about deferred sales charges

When you place an order to sell Class B, Class C or Class K shares, you authorize us to redeem enough additional shares to cover the deferred sales charge. The sales charge is imposed on the original purchase price of the shares or the current value of the shares you are selling, whichever is less. Reinvested dividends and capital gains and amounts attributable to capital appreciation of your shares are not subject to a sales charge.

When you sell Class B, Class C or Class K shares, the deferred sales charge is calculated as if shares not subject to a sales charge are sold first. This means that the sales charge will be assessed at the lowest possible rate. You would first redeem the shares acquired through the reinvestment of dividends or capital gains distributions, which are not subject to a sales charge. You would next sell the shares you've owned the longest because they are subject to the lowest sales charge. For tax purposes, the amount of any deferred sales charge will reduce the capital gain you realize upon the sale of your shares, or increase your capital loss, as the case may be.

The deferred sales charge will be waived if you are exchanging your Class B, Class C or Class K shares for shares of the same class of another Fund within the Portfolio. The charge is also waived for a total or partial redemption within a year of the death of the shareholder.

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Institutional Class shares

Institutional Class shares are offered by the following Funds:

•  The Guardian Park Avenue Fund

•  The Guardian Park Avenue Small Cap Fund

•  The Guardian Asset Allocation Fund

•  The Guardian S&P 500 Index Fund

•  The Guardian Baillie Gifford International Growth Fund

•  The Guardian Baillie Gifford Emerging Markets Fund

•  The Guardian Investment Quality Bond Fund

•  The Guardian High Yield Bond Fund

You do not pay a sales charge of any kind on Institutional Class shares, and these shares do not have 12b-1 fees. As the name implies, they are intended for large institutional purchasers, such as pension funds. The minimum purchase is $3 million. As of the date of this prospectus, there are no Institutional Class shares outstanding.

Minimum purchase amounts

Class A (includes initial sales charge), Class B and Class C
Initial investment	$1,000
Additional investments	$100
Initial Individual Retirement Account or pension investment	$250
Payroll Deduction Accounts (initial and additional investments)	$25
Class K
Initial investment	$1,000
Additional investments	No minimum
Institutional Class
Initial investment	$3 million
Additional investments	No minimum

GIS can change these minimums at any time.

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Share price

The share price of our Funds is calculated each day that the New York Stock Exchange (NYSE) is open. The price is set at the close of regular trading on the NYSE or 4 p.m. Eastern time, whichever is earlier. The price is based on the Fund's current net asset value (NAV) plus any sales charges that may apply.

The price you pay per share will be the share price that is next calculated after we receive your completed purchase order. For example, the price for a purchase order we receive before the close of regular trading on the NYSE will be the share price set that day. The price for purchase orders we receive after the close will be the share price set at the close of trading on the next day the NYSE is open. Where authorized, orders will be priced at the NAV next computed after receipt by certain third party intermediaries who act as agents of the Portfolio.

Making your first purchase

To buy shares of a Fund, you will need:

•  payment for the purchase where applicable

•  instructions for your investment

•  a properly completed Park Avenue Portfolio application.

Your first purchase must be made through:

•  registered representatives of Park Avenue Securities LLC

•  registered representatives of other broker-dealer firms who are authorized to sell our Funds, or

•  broker-dealers or other institutions who handle our Funds.

A registered representative is an employee of a broker-dealer who acts as an account executive for clients. Registered representatives provide advice on which securities to buy or sell and often receive a percentage of the commission income generated as a result.

GIS may from time to time, at its own expense, compensate registered representatives, certain dealers whose registered representatives have sold or are expected to sell substantial amounts of our Funds, and other financial institutions for administrative and/or marketing services. Broker-dealers may impose a transaction fee (also called a "processing" or "service" fee) for purchases or sales of Fund shares. This fee is in addition to the sales charge and other charges imposed by a Fund, as described in this prospectus.

Follow-up purchases

You can make follow-up purchases through your broker or agent (who may charge for this) or directly through our transfer agent, Boston Financial Data Services ("BFDS") (1-800-343-0817).

Purchases by wire

You can make a purchase by wire through any bank that is a member of the Automated Clearing House. A fee may be charged for this service both by us and by the bank. The minimum wire purchase is $1,000 and must be sent to the following address:

State Street Bank and Trust Company
ABA Routing Number 0110-000-28
Boston, MA 02101
Attention: Guardian A/C 9904-713-6
Name of your Fund:
Account of: (your name)
Your shareholder account number:

The share price for a wire order will be the public offering price next determined after receipt of the funds.

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All purchases for SIMPLE IRAs and qualified plans administered by State Street Bank and Trust Company and ExpertPlan, Inc. are made through payroll deduction or employer contribution.

Purchases by telephone

You or your registered representative can place an order with us by phone by calling 1-800-343-0817 between 9:00 a.m. and 4:00 p.m. Eastern time on any business day.

In order for you to use this service, your bank must be a member of the Automated Clearing House. Also, you must have completed the appropriate section of your Park Avenue Portfolio application. The funds will automatically be deducted from the bank account you have specified to us. The share price for a phone order will be the public offering price first set after we receive the funds (normally within two business days of the call).

Purchases by mail

If you wish to make a purchase by mail, please send us your request in writing, along with a check from your bank account, made payable to The Park Avenue Portfolio. We do not accept money orders or third-party checks endorsed to us. Certain bank checks will be accepted.

Guardian Investor Services LLC and each Fund reserve the right to reject any purchase order and to suspend the offering of a Fund's shares. We may charge a fee for bounced checks, stop payment orders and similar items.

Purchases over the internet

If you are already a customer, you can place an order with us over the Internet at www.guardianinvestor.com. Internet purchases have the same minimum purchase amount requirements as other purchase options, but are subject to a maximum of $49,999.

In order for you to use this service, your bank must be a member of the Automated Clearing House. Also, you must have completed the appropriate section of your Park Avenue Portfolio application. The funds will automatically be deducted from the bank account you have specified to us. The share price for an Internet order will be the public offering price first set after we receive the funds (normally within two business days of the order).

The portfolio agent

We have appointed several authorized broker-dealers to act as our portfolio agent. A purchase order is deemed to have been received by us when one of these authorized firms receives it.

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Customer identification

We must obtain, verify and record certain information that identifies investors opening new accounts. Prospective investors must provide information such as full name, street address, Social Security or tax identification number, date of birth, and, if applicable, information establishing the identity of an accountholder of a trust, estate, corporation or other entity. If we cannot verify this identifying information, we may not be able to establish an account for you. Once your account is established, to the extent permitted by applicable law or our Customer Identification Program, we reserve the right (a) to place limits on transactions in your account until your identity is verified, (b) to refuse additional investments or (c) to return your purchase and close your account in the event that your identity is not verified. Neither we, nor our agents, will be responsible for any loss in your account resulting from your delay in providing all required identifying information or from closing an account and returning your purchase when your identity cannot be verified.

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HOW TO SELL SHARES

Fund share prices fluctuate from day to day, so when you decide to sell your shares, their value may be higher or lower than when you bought them. The share price you receive will be the next share price that is calculated after we receive your completed request to sell in good order. If you're selling Class A, Class B, Class C or Class K shares, we will deduct any deferred sales charge from the proceeds of the sale or sell additional shares to cover the charge.

You can arrange to sell your shares in writing, over the telephone, over the Internet or through a broker-dealer. You can also arrange to receive the proceeds of the sale by wire. You can write checks against Class A shares of the Cash Management Fund. Those shares that are held in certificate form or qualified plan accounts may be sold only by written request.

Normally, we will send payment within three business days from when we receive your request to sell, and in any event, we will make payment within seven days after we receive your request to sell. However, we may delay sending sales proceeds until payment for recent purchases has cleared. This could take up to 15 days from the purchase date.

While redemptions will generally be made in cash, under certain circumstances they may be made entirely or partly in readily marketable securities or other non-cash assets. This could happen if the Trustees determine that orderly liquidation of a Fund's securities is impractical, or if cash payment would adversely affect the remaining shareholders.

Selling by mail

If you wish, you can send us a written request to sell your shares. If you have been issued certificates for the shares you are selling, you must include them and be sure that you have endorsed them.

If you are sending your request to sell shares by regular U.S. mail, use the following address:

Boston Financial Data Services
(name of your Guardian Fund)
P.O. Box 219611
Kansas City, MO 64121-9611

If you are using registered, certified or express mail use this address:

Boston Financial Data Services
(name of your Guardian Fund)
330 W. 9th Street
Kansas City, MO 64105-2112

Payments or sales requests

We may postpone payments or suspend sales requests:

•  when the New York Stock Exchange is closed other than for a weekend or holiday

•  when trading on the NYSE is restricted

•  when an emergency makes it impractical for us to sell assets or calculate share prices, or

•  when the Securities and Exchange Commission permits because, for example, simultaneous requests for sales or exchanges are so large that it would significantly alter our share price

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Signature guarantees

Generally, you will need a signature guarantee if:

•  your request is for $50,000 or more

•  the shareholder is not a natural person

•  the proceeds are to be made payable to someone other than the account holder

•  the proceeds are to be mailed to an address other than that specified on your account records, or you recently changed your account records to show a different address

•  your request is made in writing (for SIMPLE IRAs and qualified retirement plans administered by State Street Bank and Trust Company)

For SIMPLE IRAs where State Street Bank and Trust Company is custodian:

Regular U.S. mail:

The Park Avenue Portfolio-SIMPLE IRA Administration
c/o Defined Contribution Services
P.O. Box 8397
Boston, MA 02266

For qualified retirement plans administered by State Street Bank and Trust Company:

Regular U.S. mail:

The Park Avenue Portfolio-401(k) Administration
c/o Defined Contribution Services
P.O. Box 8396
Boston, MA 02266

For SIMPLE IRAs or qualified retirement plans administered by State Street Bank and Trust Company, via certified, registered or overnight mail:

The Park Avenue Portfolio
c/o BFDS-Defined Contribution Services
500 Victory Road
Quincy, MA 02171

For qualified plans administered by ExpertPlan, Inc.:

Regular U.S. mail:

MCB Trust Services
Attn: TPA #000111
P.O. Box 46546
Denver, CO 80201

Certified registered or overnight mail:

MCB Trust Services
Attn: TPA #000111
700 17th Street
Suite 300
Denver, CO 80202

Under certain circumstances, your written request must be accompanied by a signature guarantee, in the form approved by the Securities Transfer Association. A signature guarantee may be obtained from most banks, credit unions or other financial institutions and from most broker-dealer firms (see accompanying note). A signature guarantee cannot be obtained from a notary public. In addition, you may be required to furnish additional documents for sales of shares of a corporation, partnership, agent or fiduciary, or a surviving joint owner. Please contact BFDS for details.

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Selling by phone

To redeem shares for less than $50,000, you may call 1-800-343-0817 between 9:00 a.m. and 4:00 p.m. Eastern time on any business day. Participants in SIMPLE IRAs with State Street Bank and Trust Company as custodian may call 1-866-PAP-SMPL. Participants in qualified retirement plans administered through State Street Bank and Trust Company may call 1-866-PAP-401K. Participants in qualified retirement plans administered though ExpertPlan, Inc. may call 866-468-4015. Requests received after 4:00 p.m. Eastern time on any business day will be processed on the next business day.

You will automatically be authorized to sell shares by telephone, unless you indicate otherwise on your application. If you did not have this privilege previously and would like to add it later, you can do so by providing us with the appropriate authorization on your Shareholder Privilege form. If the sale proceeds will be sent to the name and address in our records, you may sell shares by phone simply by calling us, unless the address of record was recently changed. Participants in SIMPLE IRAs with State Street Bank and Trust Company as custodian will automatically have this privilege unless their employer elects otherwise.

You may not use this service for accounts for which share certificates have been issued.

You may give up some security if you accept the telephone selling privilege. Over the phone, we require specific information about your account, as well as other identifying information. We will accept a sales request from any caller who can provide this information. You risk possible loss if someone gives us unauthorized or fraudulent instructions for your account. If we follow reasonable security procedures, we're not responsible if a loss occurs.

We have the right to change or withdraw the telephone selling privilege at any time upon 7 days' notice to shareholders.

Selling over the Internet

To redeem shares for less than $50,000, you may use our Internet site, www.guardianinvestor.com. Participants in SIMPLE IRAs with State Street Bank and Trust Company as custodian or in qualified retirement plans administered through State Street Bank and Trust Company may also use www.guardianinvestor.com. Participants in a qualified plan administered through ExpertPlan, Inc. may use www.expertplan.parkave401k.jsp. Requests received after 4:00 p.m. Eastern time on any business day will be processed on the next business day. The price per share you receive will be the next price calculated after we receive your Internet sale order.

You will automatically be authorized to sell shares via the Internet, unless you indicate otherwise on your application. If you did not have this privilege previously and would like to add it later, you can do so by providing us with the appropriate authorization on your Shareholder Privilege form. Participants in SIMPLE IRAs with State Street Bank and

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Trust Company as custodian will automatically have this privilege unless their employer elects otherwise.

You may not use this service for accounts for which share certificates have been issued. You may not use the Internet if you are closing your account.

You may give up some security if you accept the Internet selling privilege. We require specific information about your account, including a PIN number, and we may require other identifying information. We will accept a sales request from any person who can provide this information. You risk possible loss if someone gives us unauthorized or fraudulent instructions for your account. If we follow reasonable security procedures, we're not responsible if a loss occurs.

We have the right to change or withdraw the Internet selling privilege at any time.

Receiving your money by wire

We can wire proceeds to your bank account if you fill out the authorization on our application or a Shareholder Privilege form (with signature guarantees). The minimum amount for this service is $1,000 or the entire balance of your Fund account, if it is less. Your bank must be a member of the Automated Clearing House. Any fees for this service will be deducted from the proceeds. When required, applicable taxes are withheld from the proceeds.

Using Cash Management Fund checks

If you hold Class A shares in this Fund, you can redeem your Class A shares by writing checks against your Cash Management Fund account. We redeem shares to cover the amount of your check on the day the check is presented for payment. You will continue to receive dividends on those shares until that time. We do not charge a fee for check-writing.

We will not honor checks that exceed the balance in your Cash Management Fund account, and will return them marked "insufficient funds." Checks are subject to a minimum of $250. Because the value of your shares may fluctuate and interest may accrue daily we advise against attempting to close out an account by writing a check.

If your shares are part of a qualified retirement plan account or an IRA, you will not have check-writing privileges.

We have the right to withdraw or charge for check-writing privileges at any time.

How to exchange shares

This privilege is not available to anyone who owns Park Avenue Fund shares through a Value Guard variable annuity contract. You can exchange shares of one Fund for shares of another, provided they are of the same class. You won't have to pay an initial sales charge, except when Class A shares of the Cash Management Fund are exchanged for Class A shares of other Funds in The Park Avenue Portfolio.

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The share prices used for the exchange will be the next share price calculated after we receive your exchange request.

Should you sell your shares at any point after an exchange, any deferred sales charge will be calculated from the date of the initial purchase, not the date of exchange. For federal income tax purposes, an exchange is the same as a sale, so taxable gains or losses may be realized.

You can request an exchange by mail, by telephone, via the Internet or through your registered representative, as you would with any purchase or sale (brokers may charge for this). You will automatically have telephone and Internet sale privileges unless you decline the privilege in the appropriate section of our application. The minimum telephone or Internet exchange is $500 and Internet exchanges must be less than $1 million. Telephone and Internet exchanges have the same security rules as telephone and Internet withdrawals. Participants in SIMPLE IRAs with State Street Bank and Trust Company as custodian will automatically have these privileges unless their employer elects otherwise. The minimum telephone exchange is waived for SIMPLE IRA participants.

If you have certificates for your shares, you must endorse them and return them to us before we can complete an exchange.

We have the right to change or end exchange privileges at any time, with at least 60 days' notice, if required by the Securities and Exchange Commission.

EXCESSIVE SHORT-TERM TRADING

Risks of excessive short-term trading

Frequent short-term trading activity, such as market timing, or unusually large trades in shares of a Fund can potentially harm all of the Fund's shareholders by disrupting portfolio management, increasing the Fund's expenses, and diluting the Fund's net asset value. Excessive short-term trading in shares of a Fund can hurt the Fund's performance by forcing the Fund to hold excess cash, to liquidate portfolio securities prematurely, or to lose potential opportunities. Frequent trading activity also increases the Fund's portfolio transaction and brokerage costs, and may increase taxable distributions to shareholders.

Funds that invest in foreign securities, such as the International Growth Fund and the Emerging Markets Fund, are at risk of being affected by time zone arbitrage, a type of market timing. Because the hours of operation of foreign exchanges differ from those of U.S. exchanges, arbitrage opportunities are created during the time lapse between the close of a foreign exchange and the close of regular trading on the New York Stock Exchange (usually 4:00 p.m. Eastern time), which is the time at which the Fund calculates its net asset value. Market timers that employ this strategy attempt to take advantage of anticipated price movements that occur during that time lapse. Time zone arbitrage can adversely affect the Fund's performance and increase trading costs, as well as dilute the interests of other shareholders in the Fund.

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Other types of securities that a Fund may hold, such as small-cap stocks and high yield securities, may be thinly or infrequently traded, which makes the Fund susceptible to market timers who seek to take advantage of perceived discrepancies in the market values of those securities. Because there tends to be a more limited market for these types of securities, the Fund may find it more difficult to attempt to buy or sell its portfolio securities in response to short-term trading activity.

Fund policies and procedures

The Funds' Board of Trustees has adopted policies and procedures with respect to frequent purchases and redemptions of shares by Fund shareholders. The Funds discourage, and do not knowingly accommodate, excessive short-term trading. The Funds monitor activity in shareholder accounts on a daily basis to determine whether there may be excessive trading. The Funds monitor such activity based upon established parameters that are applied consistently to all shareholders. Such parameters include, but are not limited to, the length of the holding period, the number of exchanges that occur within a specified period of time, the dollar amount of transactions, and/or any combination of the foregoing. The Funds consider the following factors in determining whether excessive trading may be occurring:

•  a redemption of an unusually large size, as predetermined by the Funds, is made within a short period of time, as predetermined by the Funds, after purchase;

•  two or more purchases and redemptions are made within a short period of time, as predetermined by the Funds;

•  a shareholder's transaction history with the Funds suggests a timing pattern or strategy;

•  we reasonably believe that a shareholder has engaged in market timing practices in connection with other mutual funds that are not affiliated with the Funds.

In addition, the Funds reserve the right to further reject or restrict purchases or exchanges for any reason. If a Fund identifies a shareholder or a financial intermediary as a potential excessive trader, in addition to prohibiting further trading, it may take the following actions:

•  restrict electronic or telephone transfer privileges;

•  require further transaction requests to be submitted in writing through the U.S. Postal Service only;

•  restrict the dollar amount, number or frequency of future purchases or exchanges;

•  prohibit the shareholder or intermediary from investing in the Funds after the next redemption transaction;

•  refuse to act on instructions of an agent acting on a shareholder's behalf under a power of attorney.

A Fund may take any of the above steps in its sole discretion whether or not the trading activity was detected by the Fund's monitoring procedures.

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While the Funds will use reasonable efforts to detect excessive trading activity, there can be no guarantee that those efforts will be successful in preventing all such activity or that market timers will not employ new strategies designed to evade detection. The Funds' ability to detect harmful trading activity may also be limited by operational and technological limitations. Many purchase, redemption and exchange orders are received from financial intermediaries that hold omnibus accounts with the Funds. An omnibus account is an account held in the name of an intermediary on behalf of its customers, who are the beneficial owners of the shares held in the account. It is usually not possible for the Fund to identify the underlying beneficial owners in an omnibus account; however, the Funds reserve the right to apply the restrictions identified above to omnibus accounts and will make every reasonable effort to apply those restrictions uniformly. Although the Funds intend to apply any restrictions uniformly to all shareholders that are detected as excessive traders, the Funds may not be able to successfully apply restrictions to omnibus accounts. A Fund's ability to prevent such trading is dependent upon the cooperation of the intermediary in observing and aiding in the implementation of the Funds' policies.

The Funds have also adopted fair valuation procedures, which may also be effective in seeking to prevent market timing, although the Funds cannot assure that all instances of market timing will be prevented by such procedures.

We may revise our policies and procedures in our sole discretion at any timet and without prior notice to shareholders, as we deem necessary or appropriate to better detect and deter harmful trading activity or to comply with state or federal regulatory requirements.

Redemption fee

In addition to monitoring trading activity, certain Funds (currently, the International Growth Fund, the Emerging Markets Fund and the High Yield Fund) impose a redemption fee of 2% of the proceeds if you redeem Class A shares within 60 days of purchase. The redemption fee is paid back to the Fund, and is designed to offset brokerage commissions, market impact and other costs associated with short-term trading. For purposes of determining whether the redemption fee applies, the shares that were held the longest will be redeemed first. The redemption fee will be charged on shares sold before the end of the 60-day holding period. The redemption fee, however, currently cannot be imposed in the case of omnibus accounts.

Repurchases by broker-dealer firms

Broker-dealers who sell our shares are authorized to buy back shares from you if you wish to sell. The share price you receive is the next price calculated after the broker-dealer receives your request. The broker-dealers may charge a fee for repurchases. A broker-dealer's offer to repurchase may be suspended or discontinued at any time.

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Special purchase and sale plans

We offer several purchase and sale plans to Park Avenue Portfolio shareholders, including:

•  automatic investment plan

•  automatic withdrawal plan

•  dollar cost averaging

Minimum account balance

We may close your account if it falls below $1,000 for any reason other than market factors. However, you will be given 30 days' notice to increase your account balance before it is closed. Minimum balance requirements don't apply to:

•  automatic investment plan

•  dollar cost averaging program

•  qualified retirement plans

•  payroll deduction plans.

Reinstatement privilege

If you redeem Fund shares, you are allowed to reinvest as much as the redemption amount at NAV. Shareholders who wish to reinstate Class B, Class C or Class K shares will receive pro rata credit for any deferred sales charge paid in connection with the redemption of those shares. You must contact BFDS to do this. The reinstatement privilege can be used by a shareholder only once, and the reinvestment must be effected within 30 days of the redemption date. Reinstatement may affect the taxable gain or loss you realized when you sold your shares. This privilege does not apply to SIMPLE IRAs or qualified retirement plans administered through State Street Bank and Trust Company or ExpertPlan, Inc.

SPECIAL PURCHASE AND SALE PLANS

Special purchase and sale plans we offer for the Funds are briefly described below. If you would like more information about them, please call us at 1-800-343-0817.

These plans are not available to anyone who owns Park Avenue Fund shares through a Value Guard variable annuity contract.

We reserve the right to modify, end or charge for these plans at any time.

These programs do not assure a profit or prevent any loss in your Fund investment.

Automatic investment plan

If you participate in this plan, we will automatically withdraw a specified amount from your bank account for investment in one or more Funds. You must make an initial investment of at least $50 in each of the Funds you wish to contribute to. Thereafter, the minimum investment is $100 per Fund. You must invest at least $1,000 per Fund in each 12-month period.

In order to participate you must complete the appropriate section of your application or Shareholder Privilege form. Also, your bank must be a member of the Automated Clearing House.

You can opt out of the plan at any time by notifying us, but it may take up to 15 days for us to stop withdrawals from your account. If at any time there are insufficient funds in your account to cover the withdrawal, we will terminate the plan.

PROSPECTUS

MANAGING YOUR ACCOUNT

Automatic withdrawal plan

If you own at least $1,000 worth of shares in a Fund, you can arrange to withdraw a specific amount monthly, quarterly, semi-annually or annually. The minimum withdrawal is $100. These minimums do not apply to SIMPLE IRAs or qualified retirement plans administered by State Street Bank and Trust Company or ExpertPlan, Inc. You may establish the automatic withdrawal privilege over the telephone or the Internet only if the proceeds will be paid directly to the name and address in our records. For payment to a bank account, the bank account must have the same name and address as in our records. Simply submit your request for withdrawals to your bank account in writing (no signature guarantee required), along with a voided check or bank deposit ticket. To pay another party or mail the proceeds to an address other than the address in our records, a signature guaranteed written request or Shareholder Privilege form is required. You must apply at least 30 days before the first payment date. To end withdrawals, give us notice at any time. Please note that taxable gains or losses may be realized when shares are automatically withdrawn.

You can use the automatic withdrawal plan in conjunction with the Guard-O-Matic Premium Payment Program to pay premiums for Guardian Life and GIAC insurance policies. Under this plan, enough shares are withdrawn from your Fund account(s) in time to send a check in the mail or wire the money to a pre-designated bank account. (The receiving bank must be a member of the Automatic Clearing House.) Only Class A shares of the Park Avenue Fund and Cash Management Fund may be used for Guard-O-Matic.

If you're making an automatic withdrawal of proceeds of Class B, Class C or Class K shares, no contingent deferred sales charge will be imposed, as long as you do not withdraw annually more than 10% of the account value as of the time when you set up the account plan.

It may not be advantageous to buy additional shares at the same time that you're making automatic withdrawals because of tax liabilities and sales charges. Any charges made by BFDS to operate an automatic withdrawal plan will be assessed against your accounts when each withdrawal is made.

Dollar cost averaging

You can arrange to have amounts of $100 or more automatically exchanged among our Funds on a monthly or quarterly basis. Shares must be of the same class and:

•  you must have a minimum balance of $1,000 in both the originating and receiving Funds, or

•  you must have a minimum balance of $5,000 in the originating Fund.

This type of periodic investing does not guarantee a profit or protect you against loss in a declining market.

Dollar cost averaging transactions are subject to the same rules and considerations as other exchanges, including tax consequences.

MANAGING YOUR ACCOUNT

PROSPECTUS

Net asset value

Each Fund's NAV consists of its total assets, less liabilities (including daily expenses), divided by the total number of shares outstanding.

CALCULATION OF NET ASSET VALUES

Net asset values (NAV) for all Funds in The Park Avenue Portfolio are determined each day the New York Stock Exchange is open, as of 4:00 p.m. Eastern time or the close of regular trading on the NYSE, whichever is earlier. Each Fund's NAV consists of its total assets, less liabilities (including daily expenses), divided by the total number of shares outstanding. Each Fund values its assets at current market prices when market prices are readily available. All investments made by the International Growth and Emerging Markets Funds, as well as investments by other Funds in foreign securities, are valued daily in U.S. dollars based on current exchange rates. Securities that are primarily listed on foreign stock exchanges may trade on days when the Funds do not price their shares. Accordingly, the NAV of Funds investing in such securities may change on days when you cannot purchase or sell shares.

If market prices for Fund securities holdings are not readily available, or if the securities cannot be accurately valued by using the Fund's approved valuation procedures, assets are valued at "fair value" as determined in good faith by, or under the direction of, the Board of Trustees. In addition, market prices for foreign securities usually are not determined at the same time of day as the NAVs for the Funds that hold these securities. Securities that trade on foreign exchanges present time zone arbitrage opportunities when events affecting the value of a portfolio security occur after the close of the foreign market but before the close of the U.S. market. If "significant events" materially affecting the value of a Fund's securities, particularly foreign securities, occur after the close of trading on a foreign market but before the Fund prices its shares, the securities may be valued at fair value.

The Funds' fair value pricing procedures, among other things, require the Funds that invest in foreign equity securities to apply a fair value to those securities if there has been a movement in the U.S. market that exceeds a specified threshold. This specified threshold may change from time to time. A third party service provider has been retained to assist in determining the fair value of those securities. The service provider has developed factors used to estimate fair values by analyzing statistical data based on historical performance of securities, markets and other data. Because fair value pricing often involves consideration of subjective factors, when fair value pricing is used, the value of a portfolio security as determined by the Fund may be different from the price quoted or published for the same security. Estimates of fair values used by the Funds may differ from the values realized on the sale of those securities and the differences may be material to the NAV of the applicable Fund. As a means of evaluating its fair value process, the Funds compare the closing market prices and the adjusted prices of fair valued securities with the next day's opening prices for those securities in the same markets. Fair valuation of a Fund's foreign portfolio securities can reduce time zone arbitrage opportunities, but there is no guarantee that the Fund's fair value pricing policies will prevent dilution of the Fund's NAV by short-term traders.

PROSPECTUS

MANAGING YOUR ACCOUNT

Fair value pricing may also be used for high yield and municipal bonds when their prices become stale due to lack of trading activity, or are determined for other reasons not to accurately reflect their fair values.

To seek to maintain a NAV of $1.00 per share, the Cash Management Fund has chosen to value its portfolio on the basis of amortized cost in accordance with Rule 2a-7 under the Investment Company Act of 1940. The Rule requires that the Fund must maintain a dollar-weighted average portfolio maturity of 90 days or less, and that it must invest only in securities that are considered to present minimal risk. Eligible securities are those ranked within the two highest rating categories by nationally recognized statistical rating organizations, or unrated securities deemed to be of comparable quality by GIS. Short-term securities held by other Funds that mature in 60 days or less are also valued using the amortized cost method, unless the Board determines that this does not represent fair value.

MANAGING YOUR ACCOUNT

PROSPECTUS

DIVIDENDS AND DISTRIBUTIONS

Dividends and distributions

Twice yearly

The following Funds distribute any net investment income to shareholders twice a year:

•  The Guardian Park Avenue Fund

•  The Guardian UBS Large Cap Value Fund

•  The Guardian Park Avenue Small Cap Fund

•  The Guardian UBS Small Cap Value Fund

•  The Guardian Asset Allocation Fund

•  The Guardian S&P 500 Index Fund

•  The Guardian Baillie Gifford International Growth Fund

•  The Guardian Baillie Gifford Emerging Markets Fund

Monthly

The following Funds declare dividends daily and distribute any net investment income to shareholders once a month:

•  The Guardian Investment Quality Bond Fund

•  The Guardian Low Duration Bond Fund

•  The Guardian High Yield Bond Fund

•  The Guardian Tax-Exempt Fund

•  The Guardian Cash Management Fund

THE DIFFERENCE between the purchase and sale price of an asset is referred to as a capital gain or loss. The Funds will have net capital gains if their capital gains on sales of portfolio securities exceed capital losses.

We determine each Fund's net investment income by subtracting expenses from any interest and dividend income the Fund has earned. Then the Fund distributes the net realized capital gains and net investment income to you. These distributions are made at least once a year for all of our Funds except the Cash Management Fund, which distributes its short-term gains monthly, and is not expected to realize long-term capital gains.

Each of our Funds pays its dividends and other distributions in the form of additional shares, unless you request payment in cash. If you do wish to receive dividends and other distributions in cash, simply complete the appropriate section of our application or Shareholder Privilege form, or speak to your registered representative. Dividends and distributions of less than $10 will automatically be reinvested in shares. Dividends and distributions will reflect gains and income that accrue from the next business day after you purchase shares.

PROSPECTUS

DIVIDENDS AND DISTRIBUTIONS

TAXES

EACH OF OUR FUNDS is considered a separate entity for accounting and federal income tax purposes.

Taxes on the sale of shares

Any sale or exchange of Fund shares may generate tax liability (unless you are a tax-exempt investor or your investment is in a qualified retirement account). When you redeem any of your shares, whether it be an outright redemption or through an exchange into another Fund of The Park Avenue Portfolio, you may realize a taxable gain or loss. This is measured by the difference between the proceeds of the sale and the tax basis for the shares you sold. (To aid in computing your tax basis, you generally should retain your account statements for the period that you hold shares in the Funds.) The conversion of Class B shares to Class A shares is not a taxable event for federal income tax purposes.

Taxes on distributions from the Funds

The following summary does not apply to:

•  qualified retirement accounts (because tax is deferred until you withdraw your money)

•  tax-exempt investors, or

•  exempt-interest distributions from The Guardian Tax-Exempt Fund

The Funds intend to make distributions that will be taxed as ordinary income or capital gains. Dividends and capital gains distributions from our Funds are taxable whether you receive them in cash or as additional shares in the Funds. If we declare dividends in October, November or December, you will be taxed on them in the year in which we declared them, as long as we pay them out to you on or before January 31 of the following calendar year. As a result of changes made by the Jobs and Growth Tax Relief Reconciliation Act of 2003, "qualified dividend income" ("QDI") received by noncorporate taxpayers from domestic and qualifying foreign corporations is generally taxable at a maximum federal income tax rate of 15%. The portion of the dividends paid by a Fund that is attributable to QDI will qualify for such treatment in the hands of noncorporate shareholders of the Funds, provided such shareholders satisfy certain holding period requirements with respect to their Fund shares. Dividends paid from interest income, short-term capital gains and other non-QDI distributions are taxable to you as ordinary income.

Dividends paid by a Fund to a corporate shareholder may be eligible for the dividends received deduction. Dividends paid by the International Fund, the Emerging Markets Fund, the Bond Fund, the Low Duration Bond Fund, the High Yield Fund, the Tax-Exempt Fund and the Cash Management Fund are not expected to be eligible for the corporate dividends received deduction. Dividends paid by the Bond Fund, the Low Duration Bond Fund, the High Yield Fund, the Tax-Exempt Fund and the Cash Management Fund are not expected to be QDI. Dividends from the other Funds will be QDI to the extent, if any, they are attributable to QDI received by the Fund.

TAXES

PROSPECTUS

Long-term capital gains distributions currently are taxable to individuals at a maximum federal income tax rate of 15%. The determination as to whether a capital gain distribution is short-term or long-term is based on how long the Fund held the securities, not how long you held your shares in the Fund. Any loss recognized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received with respect to the shares sold or exchanged. Dividends that represent distributions of interest on U.S. government securities may be exempt from state and local income taxes.

If you buy your shares any time before or on the record date, you are entitled to receive the distribution, which may be subject to income taxes. You may want to avoid buying shares of a Fund shortly before that Fund pays a dividend because if you buy shares when a Fund has realized, but not yet distributed, ordinary income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. This is especially a concern for the Funds that normally pay dividends semi-annually. See Dividends and Distributions.

If you are a U.S. nonresident alien individual or a foreign entity, the Funds' ordinary income dividends (which include distributions of net short-term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

By law, the Funds must withhold a portion of your distributions and redemption proceeds if you have not provided a taxpayer identification number or social security number, if the number you have provided is incorrect or if you are otherwise subject to "backup withholding".

The tax status of the dividends and distributions for each calendar year will be detailed in your annual tax statement from the Funds. In addition to federal income taxes, you may be subject to state, local or foreign taxes on payments received from the Funds (including The Guardian Tax-Exempt Fund discussed below). More tax information is provided in the Statement of Additional Information.

The above is a general description of certain federal income tax considerations. You should consult with your own tax adviser regarding all tax consequences applicable to your investments in the Funds.

Distributions from The Guardian Tax-Exempt Fund

The Guardian Tax-Exempt Fund expects to be eligible to distribute primarily exempt-interest dividends. These dividends will be exempt income for federal income tax purposes, whether received in the form of cash or additional shares. However, dividends from the Fund may not be entirely tax-exempt. Distributions of market discount and short-term capital gains, as well as dividends from taxable interest, will be taxable to you as ordinary income, and any distributions by the Fund of net long-term capital gains will generally be taxable to you as long-term capital gains. Distributions from the Fund may be subject to state and local taxes.

PROSPECTUS

TAXES

Your annual statements will provide you with information about the exempt-interest dividends you have received. You must disclose this information on your federal tax return. The statement also will report the amount that relates to private activity bonds which could be subject to the AMT. Note that all exempt-interest dividends paid to a corporate shareholder subject to the corporate AMT will be included in adjusted current earnings for purposes of the adjustment to the corporate AMT. If you are or will be subject to the AMT, please consult your tax adviser regarding the implications of holding shares in the Tax-Exempt Fund. We also recommend that corporations consult their tax advisers about the implications of holding these shares.

If you receive Social Security or railroad retirement benefits, please consult your tax adviser and be aware that exempt-interest dividends will be considered for the purpose of determining to what extent your benefits will be taxed.

Interest on indebtedness you incurred to purchase or carry shares of the Tax-Exempt Fund generally will not be deductible for federal income tax purposes. If you receive an exempt-interest dividend on shares that are held by you for six months or less, any loss on the sale or exchange of the shares will be disallowed to the extent of such dividend amount. To the extent not disallowed, such loss will be long-term capital loss to the extent of any capital gain dividends received with respect to the shares sold or exchanged.

TAXES

PROSPECTUS

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the financial performance for the Funds over the past five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). The information for the fiscal years ended December 31, 2001, 2002, 2003, 2004 and 2005 has been audited by Ernst & Young LLP, an independent registered public accounting firm, whose report, along with the Funds' financial statements, are included in the annual report. The annual report is available upon request.

Selected data for a share of beneficial interest outstanding throughout the periods indicated:

			Net realized & unrealized			Distributions from
			gain/(loss) on			net realized
	Net asset value, beginning of period	Net investment income/ (loss)	investments and foreign currency related transactions	Increase/ (decrease) from investment operations	Dividends from net investment income	gain on investments and foreign currency related transactions
The Guardian Park Avenue Fund
Class A:
Year ended 12/31/2005	$31.37	$0.47	$0.74	$1.21	$(0.32)	—
Year ended 12/31/2004	30.08	0.34	1.35	1.69	(0.40)	—
Year ended 12/31/2003	25.03	0.23	5.00	5.23	(0.18)	—
Year ended 12/31/2002	32.00	0.17	(7.06)	(6.89)	(0.08)	—
Year ended 12/31/2001	41.18	0.12	(9.06)	(8.94)	(0.03)	$(0.21)
Class B:
Year ended 12/31/2005	30.06	(0.59)	1.44	0.85	—	—
Year ended 12/31/2004	28.72	(0.20)	1.54	1.34	—	—
Year ended 12/31/2003	23.99	(0.16)	4.89	4.73	—	—
Year ended 12/31/2002	30.88	(0.20)	(6.69)	(6.89)	—	—
Year ended 12/31/2001	40.08	(0.23)	(8.76)	(8.99)	—	(0.21)
Class C:
Year ended 12/31/2005	29.62	(0.00)†	0.80	0.80	—	—
Year ended 12/31/2004	28.37	(0.09)	1.34	1.25	—	—
Year ended 12/31/2003	23.75	(0.16)	4.78	4.62	—	—
Year ended 12/31/2002	30.64	(0.19)	(6.70)	(6.89)	—	—
Year ended 12/31/2001	39.85	(0.25)	(8.75)	(9.00)	—	(0.21)
Class K:
Year ended 12/31/2005	31.23	0.29	0.79	1.08	(0.28)	—
Year ended 12/31/2004	30.00	0.20	1.39	1.59	(0.36)	—
Year ended 12/31/2003	24.96	0.11	5.02	5.13	(0.09)	—
Year ended 12/31/2002	31.93	0.05	(7.02)	(6.97)	—	—
Period from 5/15/2001†† to 12/31/2001	35.55	0.00 †	(3.41)	(3.41)	—	(0.21)
The Guardian UBS Large Cap Value Fund
Class A:
Year ended 12/31/2005	13.30	0.10	1.12	1.22	(0.11)	(1.34)
Year ended 12/31/2004	12.82	0.08	1.59	1.67	(0.07)	(1.12)
Period from 2/3/2003†† to 12/31/2003	10.00	0.08	3.06	3.14	(0.07)	(0.25)
Class B:
Year ended 12/31/2005	13.24	(0.00)†	1.12	1.12	—	(1.34)
Year ended 12/31/2004	12.80	(0.01)	1.57	1.56	—	(1.12)
Period from 2/3/2003†† to 12/31/2003	10.00	0.00 †	3.06	3.06	(0.01)	(0.25)
Class C:
Year ended 12/31/2005	13.24	(0.00)†	1.12	1.12	—	(1.34)
Year ended 12/31/2004	12.80	(0.01)	1.57	1.56	—	(1.12)
Period from 2/3/2003†† to 12/31/2003	10.00	0.00 †	3.06	3.06	(0.01)	(0.25)
Class K:
Year ended 12/31/2005	13.30	0.07	1.11	1.18	(0.07)	(1.34)
Year ended 12/31/2004	12.83	0.05	1.58	1.63	(0.04)	(1.12)
Period from 2/3/2003†† to 12/31/2003	10.00	0.05	3.07	3.12	(0.04)	(0.25)

†  Rounds to less than $0.01.

††  Commencement of operations.

*  Excludes the effect of sales load.

(a)  Not annualized.

(b)  Annualized.

PROSPECTUS

FINANCIAL HIGHLIGHTS

FINANCIAL HIGHLIGHTS

				Ratios/supplemental data

	Net asset value, end of period	Total return*		Net assets, end of period (000's omitted)	Expenses to average net assets		Net investment income/(loss) to average net assets	Portfolio turnover rate
The Guardian Park Avenue Fund
Class A:
Year ended 12/31/2005	$32.26	3.90%		$796,034	0.91%		1.32%	101%
Year ended 12/31/2004	31.37	5.64		980,872	0.88		0.95	75
Year ended 12/31/2003	30.08	20.95		1,133,468	0.89		0.72	74
Year ended 12/31/2002	25.03	(21.56)		1,120,351	0.87		0.51	60
Year ended 12/31/2001	32.00	(21.75)		1,779,818	0.83		0.31	143
Class B:
Year ended 12/31/2005	30.91	2.83		69,159	1.92		0.34	101
Year ended 12/31/2004	30.06	4.67		130,372	1.84		(0.02)	75
Year ended 12/31/2003	28.72	19.72		165,274	1.84		(0.24)	74
Year ended 12/31/2002	23.99	(22.31)		167,471	1.83		(0.44)	60
Year ended 12/31/2001	30.88	(22.46)		274,761	1.75		(0.61)	143
Class C:
Year ended 12/31/2005	30.42	2.70		6,358	2.08		0.13	101
Year ended 12/31/2004	29.62	4.41		6,551	2.06		(0.21)	75
Year ended 12/31/2003	28.37	19.45		6,622	2.12		(0.52)	74
Year ended 12/31/2002	23.75	(22.49)		5,884	2.07		(0.67)	60
Year ended 12/31/2001	30.64	(22.62)		7,594	1.96		(0.81)	143
Class K:
Year ended 12/31/2005	32.03	3.51		9,517	1.25		0.94	101
Year ended 12/31/2004	31.23	5.34		8,761	1.20		0.69	75
Year ended 12/31/2003	30.00	20.58		7,145	1.20		0.41	74
Year ended 12/31/2002	24.96	(21.83)		5,752	1.21		0.19	60
Period from 5/15/2001†† to 12/31/2001	31.93	(9.63	)(a)	7,229	1.22	(b)	0.02 (b)	143
The Guardian UBS Large Cap Value Fund
Class A:
Year ended 12/31/2005	13.07	9.32		27,050	1.44		0.75	35
Year ended 12/31/2004	13.30	13.43		26,676	1.44		0.68	32
Period from 2/3/2003†† to 12/31/2003	12.82	31.48	(a)	21,705	1.59	(b)	0.78 (b)	45
Class B:
Year ended 12/31/2005	13.02	8.54		22,643	2.19		0.01	35
Year ended 12/31/2004	13.24	12.52		24,646	2.19		(0.07)	32
Period from 2/3/2003†† to 12/31/2003	12.80	30.65	(a)	21,378	2.33	(b)	0.03 (b)	45
Class C:
Year ended 12/31/2005	13.02	8.54		21,005	2.19		0.01	35
Year ended 12/31/2004	13.24	12.52		23,507	2.19		(0.07)	32
Period from 2/3/2003†† to 12/31/2003	12.80	30.65	(a)	20,801	2.33	(b)	0.04 (b)	45
Class K:
Year ended 12/31/2005	13.07	9.02		22,901	1.71		0.49	35
Year ended 12/31/2004	13.30	13.05		24,342	1.70		0.42	32
Period from 2/3/2003†† to 12/31/2003	12.83	31.22	(a)	20,944	1.88	(b)	0.49 (b)	45

PROSPECTUS

Selected data for a share of beneficial interest outstanding throughout the periods indicated:

			Net realized & unrealized gain/(loss) on		Distributions from net realized
	Net asset value, beginning of period	Net investment income/ (loss)	investments and foreign currency related transactions	Increase/ (decrease) from investment operations	gain on investments and foreign currency related transactions	Net asset value, end of period
The Guardian Park Avenue Small Cap Fund
Class A:
Year ended 12/31/2005	$19.40	$(0.04)	$(0.05)	$(0.09)	$(2.73)	$16.58
Year ended 12/31/2004	19.05	(0.12)	2.90	2.78	(2.43)	19.40
Year ended 12/31/2003	13.30	(0.10)	5.85	5.75	—	19.05
Year ended 12/31/2002	15.74	(0.07)	(2.37)	(2.44)	—	13.30
Year ended 12/31/2001	16.93	(0.06)	(1.13)	(1.19)	—	15.74
Class B:
Year ended 12/31/2005	17.94	(0.25)	(0.02)	(0.27)	(2.73)	14.94
Year ended 12/31/2004	17.93	(0.27)	2.71	2.44	(2.43)	17.94
Year ended 12/31/2003	12.64	(0.24)	5.53	5.29	—	17.93
Year ended 12/31/2002	15.10	(0.20)	(2.26)	(2.46)	—	12.64
Year ended 12/31/2001	16.39	(0.20)	(1.09)	(1.29)	—	15.10
Class C:
Year ended 12/31/2005	17.80	(0.17)	(0.09)	(0.26)	(2.73)	14.81
Year ended 12/31/2004	17.83	(0.26)	2.66	2.40	(2.43)	17.80
Year ended 12/31/2003	12.59	(0.27)	5.51	5.24	—	17.83
Year ended 12/31/2002	15.07	(0.22)	(2.26)	(2.48)	—	12.59
Year ended 12/31/2001	16.39	(0.21)	(1.11)	(1.32)	—	15.07
Class K:
Year ended 12/31/2005	19.05	(0.07)	(0.09)	(0.16)	(2.73)	16.16
Year ended 12/31/2004	18.79	(0.16)	2.85	2.69	(2.43)	19.05
Year ended 12/31/2003	13.15	(0.14)	5.78	5.64	—	18.79
Year ended 12/31/2002	15.62	(0.11)	(2.36)	(2.47)	—	13.15
Period from 5/15/2001† to 12/31/2001	15.71	(0.07)	(0.02)	(0.09)	—	15.62
The Guardian UBS Small Cap Value Fund
Class A:
Year ended 12/31/2005	13.17	(0.05)	0.54	0.49	(1.72)	11.94
Year ended 12/31/2004	12.71	(0.03)	2.25	2.22	(1.76)	13.17
Period from 2/3/2003† to 12/31/2003	10.00	(0.01)	3.60	3.59	(0.88)	12.71
Class B:
Year ended 12/31/2005	12.94	(0.14)	0.53	0.39	(1.72)	11.61
Year ended 12/31/2004	12.61	(0.12)	2.21	2.09	(1.76)	12.94
Period from 2/3/2003† to 12/31/2003	10.00	(0.09)	3.58	3.49	(0.88)	12.61
Class C:
Year ended 12/31/2005	12.94	(0.14)	0.53	0.39	(1.72)	11.61
Year ended 12/31/2004	12.61	(0.12)	2.21	2.09	(1.76)	12.94
Period from 2/3/2003† to 12/31/2003	10.00	(0.10)	3.59	3.49	(0.88)	12.61
Class K:
Year ended 12/31/2005	13.12	(0.06)	0.53	0.47	(1.72)	11.87
Year ended 12/31/2004	12.68	(0.04)	2.24	2.20	(1.76)	13.12
Period from 2/3/2003† to 12/31/2003	10.00	(0.03)	3.59	3.56	(0.88)	12.68

†  Commencement of operations.

*  Excludes the effect of sales load.

(a)  Not annualized.

(b)  Annualized.

PROSPECTUS

FINANCIAL HIGHLIGHTS

FINANCIAL HIGHLIGHTS

			Ratios/supplemental data
	Total return*		Net assets, end of period (000's omitted)	Expenses to average net assets		Net investment income/(loss) to average net assets		Portfolio turnover rate
The Guardian Park Avenue Small Cap Fund
Class A:
Year ended 12/31/2005	(0.15)%		$132,246	1.25%		(0.20)%		124%
Year ended 12/31/2004	14.74		181,068	1.21		(0.67)		127
Year ended 12/31/2003	43.23		160,049	1.27		(0.67)		105
Year ended 12/31/2002	(15.50)		111,803	1.25		(0.45)		108
Year ended 12/31/2001	(7.03)		139,774	1.28		(0.37)		131
Class B:
Year ended 12/31/2005	(1.21)		12,971	2.21		(1.19)		124
Year ended 12/31/2004	13.76		23,574	2.13		(1.59)		127
Year ended 12/31/2003	41.85		22,989	2.21		(1.61)		105
Year ended 12/31/2002	(16.29)		17,189	2.19		(1.40)		108
Year ended 12/31/2001	(7.87)		20,876	2.18		(1.27)		131
Class C:
Year ended 12/31/2005	(1.16)		9,536	2.23		(1.13)		124
Year ended 12/31/2004	13.62		9,757	2.23		(1.69)		127
Year ended 12/31/2003	41.62		8,092	2.39		(1.79)		105
Year ended 12/31/2002	(16.46)		5,824	2.40		(1.60)		108
Year ended 12/31/2001	(8.05)		6,752	2.34		(1.43)		131
Class K:
Year ended 12/31/2005	(0.53)		12,276	1.58		(0.48)		124
Year ended 12/31/2004	14.47		12,391	1.52		(0.97)		127
Year ended 12/31/2003	42.89		9,893	1.55		(0.96)		105
Year ended 12/31/2002	(15.81)		6,748	1.55		(0.75)		108
Period from 5/15/2001† to 12/31/2001	(0.57	)(a)	7,959	1.61	(b)	(0.77	)(b)	131
The Guardian UBS Small Cap Value Fund
Class A:
Year ended 12/31/2005	3.70		13,038	1.92		(0.43)		67
Year ended 12/31/2004	18.14		14,332	1.95		(0.25)		53
Period from 2/3/2003† to 12/31/2003	35.76	(a)	10,081	2.17	(b)	(0.07	)(b)	94
Class B:
Year ended 12/31/2005	2.98		10,369	2.68		(1.19)		67
Year ended 12/31/2004	17.22		11,652	2.71		(1.04)		53
Period from 2/3/2003† to 12/31/2003	34.76	(a)	9,737	2.91	(b)	(0.81	)(b)	94
Class C:
Year ended 12/31/2005	2.99		9,852	2.69		(1.20)		67
Year ended 12/31/2004	17.22		11,095	2.72		(1.04)		53
Period from 2/3/2003† to 12/31/2003	34.76	(a)	9,422	2.91	(b)	(0.81	)(b)	94
Class K:
Year ended 12/31/2005	3.56		11,433	2.06		(0.56)		67
Year ended 12/31/2004	18.01		11,807	2.07		(0.39)		53
Period from 2/3/2003† to 12/31/2003	35.46	(a)	9,492	2.35	(b)	(0.25	)(b)	94

PROSPECTUS

Selected data for a share of beneficial interest outstanding throughout the periods indicated:

			Net realized & unrealized			Distributions from
			gain/(loss) on			net realized
	Net asset value, beginning of period	Net investment income/ (loss)	investments and foreign currency related transactions	Increase/ (decrease) from investment operations	Dividends from net investment income	gain on investments and foreign currency related transactions	Net asset value, end of period
The Guardian Asset Allocation Fund
Class A:
Year ended 12/31/2005	$11.43	$0.14	$0.31	$0.45	$(0.04)	—	$11.84
Year ended 12/31/2004	10.63	0.16	0.88	1.04	(0.24)	—	11.43
Year ended 12/31/2003	8.45	0.14	2.20	2.34	(0.16)	—	10.63
Year ended 12/31/2002	10.84	0.17	(2.38)	(2.21)	(0.18)	—	8.45
Year ended 12/31/2001	13.00	0.30	(1.61)	(1.31)	(0.18)	$(0.67)	10.84
Class B:
Year ended 12/31/2005	11.40	0.03	0.33	0.36	—	—	11.76
Year ended 12/31/2004	10.57	0.06	0.87	0.93	(0.10)	—	11.40
Year ended 12/31/2003	8.41	0.05	2.18	2.23	(0.07)	—	10.57
Year ended 12/31/2002	10.77	0.09	(2.37)	(2.28)	(0.08)	—	8.41
Year ended 12/31/2001	12.95	0.19	(1.59)	(1.40)	(0.11)	(0.67)	10.77
Class C:
Year ended 12/31/2005	11.41	0.01	0.33	0.34	—	—	11.75
Year ended 12/31/2004	10.56	0.04	0.88	0.92	(0.07)	—	11.41
Year ended 12/31/2003	8.39	0.02	2.19	2.21	(0.04)	—	10.56
Year ended 12/31/2002	10.77	0.05	(2.38)	(2.33)	(0.05)	—	8.39
Year ended 12/31/2001	12.94	0.17	(1.64)	(1.47)	(0.03)	(0.67)	10.77
Class K:
Year ended 12/31/2005	11.42	0.09	0.33	0.42	(0.01)	—	11.83
Year ended 12/31/2004	10.60	0.11	0.89	1.00	(0.18)	—	11.42
Year ended 12/31/2003	8.43	0.09	2.19	2.28	(0.11)	—	10.60
Year ended 12/31/2002	10.82	0.13	(2.39)	(2.26)	(0.13)	—	8.43
Period from 5/15/2001† to 12/31/2001	12.06	0.11	(0.68)	(0.57)	—	(0.67)	10.82
The Guardian S&P 500 Index Fund
Class A:
Year ended 12/31/2005	8.30	0.11	0.25	0.36	(0.11)	—	8.55
Year ended 12/31/2004	7.63	0.12	0.66	0.78	(0.11)	—	8.30
Year ended 12/31/2003	6.04	0.08	1.59	1.67	(0.08)	—	7.63
Year ended 12/31/2002	7.90	0.10	(1.86)	(1.76)	(0.10)	—	6.04
Year ended 12/31/2001	9.07	0.06	(1.17)	(1.11)	(0.06)	—	7.90
Class B:
Year ended 12/31/2005	8.28	0.05	0.26	0.31	(0.05)	—	8.54
Year ended 12/31/2004	7.62	0.06	0.66	0.72	(0.06)	—	8.28
Year ended 12/31/2003	6.03	0.03	1.59	1.62	(0.03)	—	7.62
Year ended 12/31/2002	7.88	0.02	(1.85)	(1.83)	(0.02)	—	6.03
Year ended 12/31/2001	9.05	0.01	(1.18)	(1.17)	(0.00)††	—	7.88
Class C:
Year ended 12/31/2005	8.27	0.05	0.26	0.31	(0.05)	—	8.53
Year ended 12/31/2004	7.61	0.06	0.66	0.72	(0.06)	—	8.27
Year ended 12/31/2003	6.03	0.03	1.58	1.61	(0.03)	—	7.61
Year ended 12/31/2002	7.88	0.02	(1.85)	(1.83)	(0.02)	—	6.03
Year ended 12/31/2001	9.05	0.01	(1.17)	(1.16)	(0.01)	—	7.88
Class K:
Year ended 12/31/2005	8.29	0.07	0.26	0.33	(0.07)	—	8.55
Year ended 12/31/2004	7.63	0.08	0.66	0.74	(0.08)	—	8.29
Year ended 12/31/2003	6.04	0.06	1.59	1.65	(0.06)	—	7.63
Year ended 12/31/2002	7.90	0.05	(1.86)	(1.81)	(0.05)	—	6.04
Period from 5/15/2001† to 12/31/2001	8.59	0.02	(0.69)	(0.67)	(0.02)	—	7.90

†  Commencement of operations.

††  Rounds to less than $0.01.

*  Excludes the effect of sales load.

(a)  After expenses subsidized by GIS and do not include the expenses of the underlying Funds.

(b)  Amounts include the expenses of the underlying Funds.

(c)  Not annualized.

(d)  Annualized.

(e)  Reflects adjustments made on prior year's expense waivers.

PROSPECTUS

FINANCIAL HIGHLIGHTS

FINANCIAL HIGHLIGHTS

			Ratios/supplemental data

	Total return*		Net assets, end of period (000's omitted)	Expenses to average net assets(a)		Expenses waived/ subsidized by GIS		GAAF gross expense ratio(b)		Net investment income/(loss) to average net assets		Portfolio turnover rate
The Guardian Asset Allocation Fund
Class A:
Year ended 12/31/2005	3.91%		$97,665	0.40%		0.80%		0.85%		1.05%		3%
Year ended 12/31/2004	9.84		111,486	0.41		0.76		0.86		1.30		0
Year ended 12/31/2003	27.87		118,988	0.43		0.77		0.92	(e)	1.25		0
Year ended 12/31/2002	(20.64)		110,593	0.42		0.73		0.89	(e)	1.60		4
Year ended 12/31/2001	(10.23)		169,386	0.47		0.63		0.83	(e)	2.44		51
Class B:
Year ended 12/31/2005	3.16		21,200	1.23		0.80		1.69		0.16		3
Year ended 12/31/2004	8.83		29,226	1.23		0.76		1.68		0.46		0
Year ended 12/31/2003	26.65		32,863	1.27		0.77		1.75	(e)	0.43		0
Year ended 12/31/2002	(21.31)		29,064	1.25		0.73		1.71	(e)	0.78		4
Year ended 12/31/2001	(10.99)		44,813	1.28		0.63		1.64	(e)	1.62		51
Class C:
Year ended 12/31/2005	2.98		8,486	1.37		0.80		1.83		0.11		3
Year ended 12/31/2004	8.68		8,431	1.42		0.76		1.87		0.35		0
Year ended 12/31/2003	26.39		7,857	1.51		0.77		2.00	(e)	0.19		0
Year ended 12/31/2002	(21.70)		6,470	1.50		0.73		1.97	(e)	0.58		4
Year ended 12/31/2001	(11.48)		8,080	1.46		0.63		1.82	(e)	1.43		51
Class K:
Year ended 12/31/2005	3.67		10,271	0.68		0.80		1.14		0.84		3
Year ended 12/31/2004	9.51		9,293	0.68		0.76		1.13		1.13		0
Year ended 12/31/2003	27.20		7,859	0.68		0.77		1.17	(e)	1.04		0
Year ended 12/31/2002	(21.05)		6,126	0.70		0.73		1.16	(e)	1.39		4
Period from 5/15/2001† to 12/31/2001	(4.85	)(c)	7,619	0.75	(d)	0.72	(d)	1.16	(d)(e)	1.57	(d)	51
The Guardian S&P 500 Index Fund
Class A:
Year ended 12/31/2005	4.40		149,719	0.53		0.18		—		1.36		4
Year ended 12/31/2004	10.30		145,072	0.53		0.18		—		1.50		1
Year ended 12/31/2003	27.78		129,228	0.53		0.25		—		1.26		4
Year ended 12/31/2002	(22.35)		100,129	0.53		0.13		—		1.03		10
Year ended 12/31/2001	(12.25)		276,645	0.53		0.10		—		0.87		1
Class B:
Year ended 12/31/2005	3.75		12,913	1.28		0.43		—		0.60		4
Year ended 12/31/2004	9.40		13,394	1.28		0.45		—		0.75		1
Year ended 12/31/2003	26.94		12,070	1.28		0.61		—		0.51		4
Year ended 12/31/2002	(23.22)		8,472	1.28		0.52		—		0.33		10
Year ended 12/31/2001	(12.87)		9,705	1.28		0.47		—		0.09		1
Class C:
Year ended 12/31/2005	3.76		9,370	1.28		0.48		—		0.61		4
Year ended 12/31/2004	9.41		9,842	1.28		0.49		—		0.74		1
Year ended 12/31/2003	26.77		8,796	1.28		0.67		—		0.51		4
Year ended 12/31/2002	(23.21)		6,175	1.28		0.57		—		0.33		10
Year ended 12/31/2001	(12.87)		7,598	1.28		0.49		—		0.09		1
Class K:
Year ended 12/31/2005	4.05		13,074	0.93		0.19		—		0.96		4
Year ended 12/31/2004	9.72		10,244	0.93		0.16		—		1.13		1
Year ended 12/31/2003	27.31		7,594	0.93		0.21		—		0.86		4
Year ended 12/31/2002	(23.00)		5,722	0.93		0.10		—		0.68		10
Period from 5/15/2001† to 12/31/2001	(7.76	)(c)	7,383	0.93	(d)	0.15	(d)	—		0.47	(d)	1

PROSPECTUS

Selected data for a share of beneficial interest outstanding throughout the periods indicated:

			Net realized & unrealized			Distributions from
			gain/(loss) on			net realized
	Net asset value, beginning of period	Net investment income/ (loss)	investments and foreign currency related transactions	Increase/ (decrease) from investment operations	Dividends from net investment income	gain on investments and foreign currency related transactions	Redemption fees
The Guardian Baillie Gifford International Growth Fund
Class A:
Year ended 12/31/2005	$13.26	$0.07	$2.00	$2.07	$(0.05)	—	$0.00	(a)
Year ended 12/31/2004	11.43	0.03	1.83	1.86	(0.03)	—	0.00	(a)
Year ended 12/31/2003	8.90	0.18	2.33	2.51	(0.01)	—	0.03
Year ended 12/31/2002	11.09	0.06	(2.25)	(2.19)	—	—	—
Year ended 12/31/2001	14.28	0.01	(3.20)	(3.19)	—	—	—
Class B:
Year ended 12/31/2005	12.02	(0.46)	2.18	1.72	—	—	0.00	(a)
Year ended 12/31/2004	10.45	(0.29)	1.86	1.57	—	—	0.00	(a)
Year ended 12/31/2003	8.22	(0.16)	2.36	2.20	—	—	0.03
Year ended 12/31/2002	10.38	(0.19)	(1.97)	(2.16)	—	—	—
Year ended 12/31/2001	13.54	(0.20)	(2.96)	(3.16)	—	—	—
Class C:
Year ended 12/31/2005	12.06	(0.06)	1.82	1.76	—	—	0.00	(a)
Year ended 12/31/2004	10.47	(0.08)	1.67	1.59	—	—	0.00	(a)
Year ended 12/31/2003	8.24	(0.08)	2.28	2.20	—	—	0.03
Year ended 12/31/2002	10.40	(0.09)	(2.07)	(2.16)	—	—	—
Year ended 12/31/2001	13.55	(0.12)	(3.03)	(3.15)	—	—	—
Class K:
Year ended 12/31/2005	13.06	0.03	1.98	2.01	(0.04)	—	0.00	(a)
Year ended 12/31/2004	11.24	0.00 ††	1.82	1.82	—	—	0.00	(a)
Year ended 12/31/2003	8.76	0.00 ††	2.45	2.45	—	—	0.03
Year ended 12/31/2002	10.94	0.00 ††	(2.18)	(2.18)	—	—	—
Period from 5/15/2001† to 12/31/2001	12.96	(0.04)	(1.98)	(2.02)	—	—	—
The Guardian Baillie Gifford Emerging Markets Fund
Class A:
Year ended 12/31/2005	14.67	0.10	5.61	5.71	(0.05)	$(1.05)	0.00	(a)
Year ended 12/31/2004	12.39	0.05	2.85	2.90	(0.03)	(0.59)	0.00	(a)
Year ended 12/31/2003	8.07	0.05	4.27	4.32	—	—	—
Year ended 12/31/2002	8.45	0.01	(0.39)	(0.38)	—	—	—
Year ended 12/31/2001	8.31	0.01	0.13	0.14	—	—	—
Class B:
Year ended 12/31/2005	13.39	(0.04)	5.07	5.03	—	(1.05)	0.00	(a)
Year ended 12/31/2004	11.44	(0.05)	2.59	2.54	—	(0.59)	0.00	(a)
Year ended 12/31/2003	7.55	(0.04)	3.93	3.89	—	—	—
Year ended 12/31/2002	7.98	(0.10)	(0.33)	(0.43)	—	—	—
Year ended 12/31/2001	7.97	(0.10)	0.11	0.01	—	—	—
Class C:
Year ended 12/31/2005	13.43	0.00 ††	5.06	5.06	—	(1.05)	0.00	(a)
Year ended 12/31/2004	11.47	(0.06)	2.61	2.55	—	(0.59)	0.00	(a)
Year ended 12/31/2003	7.56	(0.04)	3.95	3.91	—	—	—
Year ended 12/31/2002	8.00	(0.09)	(0.35)	(0.44)	—	—	—
Year ended 12/31/2001	7.98	(0.09)	0.11	0.02	—	—	—
Class K:
Year ended 12/31/2005	14.39	0.07	5.47	5.54	—	(1.05)	0.00	(a)
Year ended 12/31/2004	12.19	0.01	2.79	2.80	(0.01)	(0.59)	0.00	(a)
Year ended 12/31/2003	7.97	0.03	4.19	4.22	—	—	—
Year ended 12/31/2002	8.36	(0.03)	(0.36)	(0.39)	—	—	—
Period from 5/15/2001† to 12/31/2001	8.35	(0.06)	0.07	0.01	—	—	—

†  Commencement of operations.

††  Rounds to less than $0.01.

*  Excludes the effect of sales load.

(a)  Rounds to less than $0.01.

(b)  Not annualized.

(c)  Annualized.

PROSPECTUS

FINANCIAL HIGHLIGHTS

FINANCIAL HIGHLIGHTS

				Ratios/supplemental data

	Net asset value, end of period	Total return*		Net assets, end of period (000's omitted)	Expenses to average net assets		Net investment income/(loss) to average net assets		Portfolio turnover rate
The Guardian Baillie Gifford International Growth Fund
Class A:
Year ended 12/31/2005	$15.28	15.63%		$39,786	1.86%		0.48%		28%
Year ended 12/31/2004	13.26	16.34		35,106	1.94		0.13		24
Year ended 12/31/2003	11.43	28.57		32,126	1.93		0.50		44
Year ended 12/31/2002	8.90	(19.75)		47,948	1.62		0.29		45
Year ended 12/31/2001	11.09	(22.34)		80,856	1.53		0.06		63
Class B:
Year ended 12/31/2005	13.74	14.31		5,518	3.05		(0.64)		28
Year ended 12/31/2004	12.02	15.02		6,307	3.08		(0.98)		24
Year ended 12/31/2003	10.45	27.13		6,535	3.19		(1.00)		44
Year ended 12/31/2002	8.22	(20.81)		5,598	2.87		(0.98)		45
Year ended 12/31/2001	10.38	(23.34)		8,228	2.62		(1.05)		63
Class C:
Year ended 12/31/2005	13.82	14.59		7,660	2.81		(0.48)		28
Year ended 12/31/2004	12.06	15.19		6,687	2.95		(0.89)		24
Year ended 12/31/2003	10.47	27.06		5,546	3.10		(0.93)		44
Year ended 12/31/2002	8.24	(20.77)		4,381	2.85		(0.99)		45
Year ended 12/31/2001	10.40	(23.25)		5,530	2.60		(1.04)		63
Class K:
Year ended 12/31/2005	15.03	15.42		10,804	2.06		0.25		28
Year ended 12/31/2004	13.06	16.19		8,792	2.04		0.00	(a)	24
Year ended 12/31/2003	11.24	28.31		6,979	2.13		0.04		44
Year ended 12/31/2002	8.76	(19.93)		5,407	1.86		0.01		45
Period from 5/15/2001† to 12/31/2001	10.94	(15.59	)(b)	6,753	1.84	(c)	(0.60	)(c)	63
The Guardian Baillie Gifford Emerging Markets Fund
Class A:
Year ended 12/31/2005	19.28	39.83		121,194	1.78		0.78		38
Year ended 12/31/2004	14.67	23.53		61,975	1.88		0.42		71
Year ended 12/31/2003	12.39	53.53		43,561	2.10		0.57		74
Year ended 12/31/2002	8.07	(4.50)		27,356	2.10		(0.04)		81
Year ended 12/31/2001	8.45	1.68		19,777	2.39		(0.19)		101
Class B:
Year ended 12/31/2005	17.37	38.56		13,495	2.74		(0.05)		38
Year ended 12/31/2004	13.39	22.28		12,138	2.90		(0.58)		71
Year ended 12/31/2003	11.44	51.52		9,389	3.20		(0.54)		74
Year ended 12/31/2002	7.55	(5.39)		5,965	3.21		(1.16)		81
Year ended 12/31/2001	7.98	0.13		6,023	3.51		(1.28)		101
Class C:
Year ended 12/31/2005	17.44	38.68		17,895	2.68		(0.06)		38
Year ended 12/31/2004	13.43	22.30		12,291	2.85		(0.55)		71
Year ended 12/31/2003	11.47	51.72		9,540	3.17		(0.51)		74
Year ended 12/31/2002	7.56	(5.50)		6,306	3.12		(1.08)		81
Year ended 12/31/2001	8.00	0.25		6,486	3.34		(1.12)		101
Class K:
Year ended 12/31/2005	18.88	39.44		22,522	2.12		0.49		38
Year ended 12/31/2004	14.39	23.16		15,202	2.19		0.12		71
Year ended 12/31/2003	12.19	52.95		11,803	2.38		0.29		74
Year ended 12/31/2002	7.97	(4.67)		7,685	2.36		(0.32)		81
Period from 5/15/2001† to 12/31/2001	8.36	0.12	(b)	8,020	2.63	(c)	(1.23	)(c)	101

PROSPECTUS

Selected data for a share of beneficial interest outstanding throughout the periods indicated:

			Net realized & unrealized			Distributions from
	Net asset value, beginning of period	Net investment income	gain/(loss) on investments and foreign currency related transactions	Increase/ (decrease) from investment operations	Dividends from net investment income	net realized gain on investments and foreign currency related transactions	Net asset value, end of period
The Guardian Investment Quality Bond Fund
Class A:
Year ended 12/31/2005	$10.02	$0.38	$(0.18)	$0.20	$(0.38)	$(0.08)	$9.76
Year ended 12/31/2004	10.09	0.38	0.03	0.41	(0.38)	(0.10)	10.02
Year ended 12/31/2003	10.28	0.35	0.11	0.46	(0.35)	(0.30)	10.09
Year ended 12/31/2002	9.86	0.44	0.45	0.89	(0.44)	(0.03)	10.28
Year ended 12/31/2001	9.61	0.50	0.30	0.80	(0.50)	(0.05)	9.86
Class B:
Year ended 12/31/2005	10.01	0.31	(0.17)	0.14	(0.31)	(0.08)	9.76
Year ended 12/31/2004	10.09	0.30	0.02	0.32	(0.30)	(0.10)	10.01
Year ended 12/31/2003	10.28	0.27	0.11	0.38	(0.27)	(0.30)	10.09
Year ended 12/31/2002	9.86	0.37	0.45	0.82	(0.37)	(0.03)	10.28
Year ended 12/31/2001	9.60	0.43	0.31	0.74	(0.43)	(0.05)	9.86
Class C:
Year ended 12/31/2005	10.01	0.31	(0.17)	0.14	(0.31)	(0.08)	9.76
Year ended 12/31/2004	10.09	0.30	0.02	0.32	(0.30)	(0.10)	10.01
Year ended 12/31/2003	10.28	0.27	0.11	0.38	(0.27)	(0.30)	10.09
Year ended 12/31/2002	9.86	0.37	0.45	0.82	(0.37)	(0.03)	10.28
Year ended 12/31/2001	9.60	0.43	0.31	0.74	(0.43)	(0.05)	9.86
Class K:
Year ended 12/31/2005	10.03	0.34	(0.18)	0.16	(0.34)	(0.08)	9.77
Year ended 12/31/2004	10.10	0.34	0.03	0.37	(0.34)	(0.10)	10.03
Year ended 12/31/2003	10.29	0.31	0.11	0.42	(0.31)	(0.30)	10.10
Year ended 12/31/2002	9.87	0.40	0.45	0.85	(0.40)	(0.03)	10.29
Period from 5/15/2001† to 12/31/2001	9.68	0.28	0.24	0.52	(0.28)	(0.05)	9.87
The Guardian Low Duration Bond Fund
Class A:
Year ended 12/31/2005	9.93	0.29	(0.16)	0.13	(0.29)	—	9.77
Year ended 12/31/2004	10.02	0.23	(0.09)	0.14	(0.23)	—	9.93
Period from 7/30/2003† to 12/31/2003	10.00	0.08	0.02	0.10	(0.08)	—	10.02
Class B:
Year ended 12/31/2005	9.93	0.22	(0.16)	0.06	(0.22)	—	9.77
Year ended 12/31/2004	10.02	0.15	(0.09)	0.06	(0.15)	—	9.93
Period from 7/30/2003† to 12/31/2003	10.00	0.05	0.02	0.07	(0.05)	—	10.02
Class C:
Year ended 12/31/2005	9.93	0.22	(0.16)	0.06	(0.22)	—	9.77
Year ended 12/31/2004	10.02	0.15	(0.09)	0.06	(0.15)	—	9.93
Period from 7/30/2003† to 12/31/2003	10.00	0.05	0.02	0.07	(0.05)	—	10.02
Class K:
Year ended 12/31/2005	9.93	0.25	(0.16)	0.09	(0.25)	—	9.77
Year ended 12/31/2004	10.02	0.19	(0.09)	0.10	(0.19)	—	9.93
Period from 7/30/2003† to 12/31/2003	10.00	0.06	0.02	0.08	(0.06)	—	10.02

†  Commencement of operations.

*  Excludes the effect of sales load.

(a)  After expenses subsidized by GIS.

(b)  Expense ratio includes interest expense associated with reverse repurchase agreements.

(c)  Not annualized.

(d)  Annualized.

PROSPECTUS

FINANCIAL HIGHLIGHTS

FINANCIAL HIGHLIGHTS

			Ratios/supplemental data
	Total return*		Net assets, end of period (000's omitted)	Net expenses to average net assets(a)(b)		Expenses (excluding interest expense) to average net assets(a)		Expenses subsidized by GIS		Net investment income to average net assets		Portfolio turnover rate
The Guardian Investment Quality Bond Fund
Class A:
Year ended 12/31/2005	2.07%		$99,230	0.85%		0.85%		0.15%		3.83%		189%
Year ended 12/31/2004	4.10		105,131	0.85		0.85		0.13		3.74		233
Year ended 12/31/2003	4.53		143,536	0.85		0.85		0.11		3.40		257
Year ended 12/31/2002	9.25		170,658	0.85		0.85		0.08		4.37		275
Year ended 12/31/2001	8.55		144,900	0.86		0.85		0.09		5.11		414
Class B:
Year ended 12/31/2005	1.41		13,925	1.60		1.60		0.33		3.08		189
Year ended 12/31/2004	3.22		16,685	1.60		1.60		0.28		2.99		233
Year ended 12/31/2003	3.75		18,374	1.60		1.60		0.27		2.65		257
Year ended 12/31/2002	8.43		19,308	1.60		1.60		0.27		3.58		275
Year ended 12/31/2001	7.86		13,036	1.61		1.60		0.31		4.31		414
Class C:
Year ended 12/31/2005	1.41		10,008	1.60		1.60		0.38		3.08		189
Year ended 12/31/2004	3.22		11,422	1.60		1.60		0.33		2.99		233
Year ended 12/31/2003	3.75		11,206	1.60		1.60		0.35		2.66		257
Year ended 12/31/2002	8.44		10,753	1.60		1.60		0.36		3.64		275
Year ended 12/31/2001	7.85		9,090	1.61		1.60		0.36		4.36		414
Class K:
Year ended 12/31/2005	1.67		9,251	1.25		1.25		0.12		3.43		189
Year ended 12/31/2004	3.69		11,004	1.25		1.25		0.06		3.34		233
Year ended 12/31/2003	4.11		9,820	1.25		1.25		0.05		3.00		257
Year ended 12/31/2002	8.81		9,213	1.25		1.25		0.03		4.00		275
Period from 5/15/2001† to 12/31/2001	5.43	(c)	8,436	1.26	(d)	1.25	(d)	0.08	(d)	4.48	(d)	414
The Guardian Low Duration Bond Fund
Class A:
Year ended 12/31/2005	1.34		9,316	0.80		—		0.73		2.95		122
Year ended 12/31/2004	1.36		9,487	0.80		—		0.69		2.25		68
Period from 7/30/2003† to 12/31/2003	0.99	(c)	8,457	0.80	(d)	—		1.20	(d)	1.87	(d)	97
Class B:
Year ended 12/31/2005	0.58		8,317	1.55		—		0.75		2.20		122
Year ended 12/31/2004	0.61		8,695	1.55		—		0.70		1.51		68
Period from 7/30/2003† to 12/31/2003	0.67	(c)	7,743	1.55	(d)	—		1.20	(d)	1.11	(d)	97
Class C:
Year ended 12/31/2005	0.58		7,730	1.55		—		0.77		2.20		122
Year ended 12/31/2004	0.61		7,817	1.55		—		0.73		1.51		68
Period from 7/30/2003† to 12/31/2003	0.67	(c)	7,611	1.55	(d)	—		1.21	(d)	1.11	(d)	97
Class K:
Year ended 12/31/2005	0.93		8,428	1.20		—		0.39		2.56		122
Year ended 12/31/2004	0.96		7,718	1.20		—		0.39		1.86		68
Period from 7/30/2003† to 12/31/2003	0.82	(c)	7,565	1.20	(d)	—		0.97	(d)	1.46	(d)	97

PROSPECTUS

Selected data for a share of beneficial interest outstanding throughout the periods indicated:

			Net realized & unrealized			Distributions from
			gain/(loss) on			net realized
	Net asset value, beginning of period	Net investment income	investments and foreign currency related transactions	Increase/ (decrease) from investment operations	Dividends from net investment income	gain on investments and foreign currency related transactions	Redemption fees
The Guardian High Yield Bond Fund
Class A:
Year ended 12/31/2005	$7.58	$0.47	$(0.23)	$0.24	$(0.47)	$—	$0.00	(b)
Year ended 12/31/2004	7.45	0.52	0.13	0.65	(0.52)	—	0.00	(b)
Year ended 12/31/2003	6.69	0.54	0.76	1.30	(0.54)	—	—
Year ended 12/31/2002	7.19	0.55	(0.50)	0.05	(0.55)	—	—
Year ended 12/31/2001	7.66	0.69	(0.47)	0.22	(0.69)	—	—
Class B:
Year ended 12/31/2005	7.57	0.42	(0.22)	0.20	(0.42)	—	0.00	(b)
Year ended 12/31/2004	7.45	0.47	0.12	0.59	(0.47)	—	0.00	(b)
Year ended 12/31/2003	6.69	0.48	0.76	1.24	(0.48)	—	—
Year ended 12/31/2002	7.18	0.50	(0.49)	0.01	(0.50)	—	—
Year ended 12/31/2001	7.66	0.64	(0.48)	0.16	(0.64)	—	—
Class C:
Year ended 12/31/2005	7.57	0.42	(0.23)	0.19	(0.42)	—	0.00	(b)
Year ended 12/31/2004	7.45	0.47	0.12	0.59	(0.47)	—	0.00	(b)
Year ended 12/31/2003	6.69	0.48	0.76	1.24	(0.48)	—	—
Year ended 12/31/2002	7.18	0.50	(0.49)	0.01	(0.50)	—	—
Year ended 12/31/2001	7.65	0.64	(0.47)	0.17	(0.64)	—	—
Class K:
Year ended 12/31/2005	7.58	0.44	(0.23)	0.21	(0.44)	—	0.00	(b)
Year ended 12/31/2004	7.45	0.49	0.13	0.62	(0.49)	—	0.00	(b)
Year ended 12/31/2003	6.69	0.51	0.76	1.27	(0.51)	—	—
Year ended 12/31/2002	7.19	0.53	(0.50)	0.03	(0.53)	—	—
Period from 5/15/2001† to 12/31/2001	7.68	0.39	(0.49)	(0.10)	(0.39)	—	—
The Guardian Tax-Exempt Fund
Class A:
Year ended 12/31/2005	10.19	0.36	0.05	0.41	(0.36)	(0.26)	—
Year ended 12/31/2004	10.31	0.36	0.08	0.44	(0.36)	(0.20)	—
Year ended 12/31/2003	10.51	0.37	0.18	0.55	(0.37)	(0.38)	—
Year ended 12/31/2002	10.09	0.40	0.61	1.01	(0.40)	(0.19)	—
Year ended 12/31/2001	10.10	0.41	0.06	0.47	(0.41)	(0.07)	—
Class C:
Year ended 12/31/2005	10.19	0.28	0.05	0.33	(0.28)	(0.26)	—
Year ended 12/31/2004	10.31	0.28	0.08	0.36	(0.28)	(0.20)	—
Year ended 12/31/2003	10.51	0.29	0.18	0.47	(0.29)	(0.38)	—
Year ended 12/31/2002	10.09	0.32	0.61	0.93	(0.32)	(0.19)	—
Year ended 12/31/2001	10.10	0.34	0.06	0.40	(0.34)	(0.07)	—

†  Commencement of operations.

*  Excludes the effect of sales load.

(a)  After expenses subsidized by GIS.

(b)  Rounds to less than $0.01.

(c)  Not annualized.

(d)  Annualized.

(e)  Before offset of custody credits. Including the custody credits in Class A, the expense ratio is 0.85% for each year ended 12/31/2001, 2002, 2003, 2004 and 2005; in Class C the expense ratio is 1.60% for each year ended 12/31/2001, 2002, 2003, 2004 and 2005.

PROSPECTUS

FINANCIAL HIGHLIGHTS

FINANCIAL HIGHLIGHTS

				Ratios/supplemental data

	Net asset Value, end of period	Total return*		Net assets, end of period (000's omitted)	Net expenses to average net assets(a)		Expenses subsidized by GIS		Net investment income to average net assets		Portfolio turnover rate
The Guardian High Yield Bond Fund
Class A:
Year ended 12/31/2005	$7.35	3.34%		$48,246	0.85%		0.34%		6.38%		89%
Year ended 12/31/2004	7.58	9.15		57,250	0.85		0.34		7.00		95
Year ended 12/31/2003	7.45	20.11		42,589	0.85		0.42		7.59		153
Year ended 12/31/2002	6.69	0.96		33,894	0.85		0.45		8.17		69
Year ended 12/31/2001	7.19	2.87		33,797	0.85		0.47		9.21		141
Class B:
Year ended 12/31/2005	7.35	2.70		9,874	1.60		0.59		5.63		89
Year ended 12/31/2004	7.57	8.20		10,013	1.60		0.62		6.30		95
Year ended 12/31/2003	7.45	19.22		10,018	1.60		0.72		6.85		153
Year ended 12/31/2002	6.69	0.35		8,336	1.60		0.77		7.42		69
Year ended 12/31/2001	7.18	1.96		8,182	1.60		0.78		8.42		141
Class C:
Year ended 12/31/2005	7.34	2.56		10,463	1.60		0.55		5.63		89
Year ended 12/31/2004	7.57	8.20		10,110	1.60		0.59		6.29		95
Year ended 12/31/2003	7.45	19.22		9,316	1.60		0.71		6.85		153
Year ended 12/31/2002	6.69	0.35		7,710	1.60		0.77		7.42		69
Year ended 12/31/2001	7.18	2.09		7,657	1.60		0.71		8.43		141
Class K:
Year ended 12/31/2005	7.35	2.93		11,772	1.25		0.27		5.98		89
Year ended 12/31/2004	7.58	8.72		10,734	1.25		0.28		6.64		95
Year ended 12/31/2003	7.45	19.63		9,581	1.25		0.33		7.20		153
Year ended 12/31/2002	6.69	0.55		7,944	1.25		0.35		7.77		69
Period from 5/15/2001† to 12/31/2001	7.19	(1.31	)(c)	7,893	1.25	(d)	0.41	(d)	8.36	(d)	141
The Guardian Tax-Exempt Fund
Class A:
Year ended 12/31/2005	9.98	4.02		86,515	0.86	(e)	0.10		3.48		160
Year ended 12/31/2004	10.19	4.38		82,118	0.87	(e)	0.09		3.49		161
Year ended 12/31/2003	10.31	5.34		80,025	0.89	(e)	0.09		3.52		68
Year ended 12/31/2002	10.51	10.20		113,852	0.87	(e)	0.06		3.85		99
Year ended 12/31/2001	10.09	4.78		107,676	0.91	(e)	0.09		4.03		181
Class C:
Year ended 12/31/2005	9.98	3.24		11,060	1.61	(e)	0.33		2.73		160
Year ended 12/31/2004	10.19	3.60		10,704	1.62	(e)	0.33		2.74		161
Year ended 12/31/2003	10.31	4.54		10,553	1.64	(e)	0.36		2.77		68
Year ended 12/31/2002	10.51	9.37		9,741	1.62	(e)	0.37		3.11		99
Year ended 12/31/2001	10.09	3.99		8,783	1.66	(e)	0.37		3.28		181

PROSPECTUS

Selected data for a share of beneficial interest outstanding throughout the periods indicated:

	Net asset value, beginning of period	Net investment income	Dividends from net investment income	Net net asset value, end of period	Total return*
The Guardian Cash Management Fund
Class A:
Year ended 12/31/2005	$1.000	$0.024	$(0.024)	$1.000	2.41%
Year ended 12/31/2004	1.000	0.006	(0.006)	1.000	0.57
Year ended 12/31/2003	1.000	0.004	(0.004)	1.000	0.37
Year ended 12/31/2002	1.000	0.009	(0.009)	1.000	0.95
Year ended 12/31/2001	1.000	0.032	(0.032)	1.000	3.27
Class B:
Year ended 12/31/2005	1.000	0.017	(0.017)	1.000	1.76
Year ended 12/31/2004	1.000	0.006	(0.006)	1.000	0.57
Year ended 12/31/2003	1.000	0.002	(0.002)	1.000	0.21
Year ended 12/31/2002	1.000	0.002	(0.002)	1.000	0.23
Year ended 12/31/2001	1.000	0.025	(0.025)	1.000	2.48
Class C:
Year ended 12/31/2005	1.000	0.017	(0.017)	1.000	1.76
Year ended 12/31/2004	1.000	0.006	(0.006)	1.000	0.57
Year ended 12/31/2003	1.000	0.002	(0.002)	1.000	0.21
Year ended 12/31/2002	1.000	0.002	(0.002)	1.000	0.22
Year ended 12/31/2001	1.000	0.025	(0.025)	1.000	2.48
Class K:
Year ended 12/31/2005	1.000	0.020	(0.020)	1.000	2.00
Year ended 12/31/2004	1.000	0.005	(0.005)	1.000	0.47
Year ended 12/31/2003	1.000	0.002	(0.002)	1.000	0.18
Year ended 12/31/2002	1.000	0.005	(0.005)	1.000	0.55
Period from 5/15/2001† to 12/31/2001	1.000	0.013	(0.013)	1.000	1.26	††

†  Commencement of operations.

††  Not annualized

*  Excludes the effect of sales load.

(a)  After expenses subsidized by GIS.

(b)  Revised to reflect additional subsidies to maintain a minimum yield threshold.

(c)  Annualized.

PROSPECTUS

FINANCIAL HIGHLIGHTS

FINANCIAL HIGHLIGHTS

	Ratios/supplemental data
	Net assets, end of period (000's omitted)	Net expenses to average net assets(a)		Expenses subsidized by GIS		Investment income to average net assets
The Guardian Cash Management Fund
Class A:
Year ended 12/31/2005	$396,012	0.85%		0.06%		2.37%
Year ended 12/31/2004	442,109	0.85		0.04		0.55
Year ended 12/31/2003	529,321	0.85		0.05		0.38
Year ended 12/31/2002	658,159	0.85		0.02		0.94
Year ended 12/31/2001	606,045	0.85		0.04		3.13
Class B:
Year ended 12/31/2005	5,030	1.47		0.39		1.68
Year ended 12/31/2004	8,144	0.85		0.99		0.53
Year ended 12/31/2003	12,498	1.03	(b)	0.73	(b)	0.21
Year ended 12/31/2002	18,485	1.57	(b)	0.16	(b)	0.22
Year ended 12/31/2001	15,685	1.60		0.12		2.37
Class C:
Year ended 12/31/2005	6,233	1.47		0.21		1.69
Year ended 12/31/2004	8,626	0.85		0.80		0.57
Year ended 12/31/2003	9,086	1.02	(b)	0.63	(b)	0.21
Year ended 12/31/2002	9,330	1.57	(b)	0.06	(b)	0.22
Year ended 12/31/2001	8,492	1.60		0.04		2.47
Class K:
Year ended 12/31/2005	10,083	1.25		0.07		1.96
Year ended 12/31/2004	10,424	0.95		0.30		0.48
Year ended 12/31/2003	9,682	1.25		—		0.18
Year ended 12/31/2002	8,500	1.25		—		0.54
Period from 5/15/2001† to 12/31/2001	8,125	1.25	(c)	0.01	(c)	1.99	(c)

PROSPECTUS

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Custodian

State Street Bank and Trust Company
Custody Division
1776 Heritage Drive
North Quincy, Massachusetts 02171

Transfer and Dividend Paying Agent

Boston Financial Data Services (BFDS) is the Portfolio's transfer and dividend paying agent. BFDS is an affiliate of State Street Bank and Trust Company.

WHERE TO GET MORE INFORMATION

For prospective investors:

Guardian Investor Services LLCSM (GIS)
1-800-221-3253

GIS's executive office:

7 Hanover Square
New York, New York 10004

GIS's administrative office:

P.O. Box 26205
Lehigh Valley, Pennsylvania 18002-6205

For existing shareholders:

Boston Financial Data Services (BFDS)
1-800-343-0817

BFDS's first class mail address:

P.O. Box 219611
Kansas City, Missouri 64121-9611

BFDS's express, registered and certified mail address:

330 W. 9th Street
Kansas City, Missouri 64105-2112

For more detailed information:

Additional information about The Park Avenue Portfolio is available in the annual and semi-annual reports to shareholders. In the Portfolio's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected performance during the last fiscal year. If more than one member of the same household owns shares of any Fund, only one copy of each shareholder report and prospectus will be mailed to that address, unless you instruct us otherwise.

The Portfolio's Statement of Additional Information (SAI) contains additional information about the Portfolio and has been filed with the SEC and is incorporated in this prospectus by reference. A free copy of the SAI and most recent annual report and semi-annual report may be obtained, and further inquiries can be made, by calling 1-800-221-3253 or by writing Guardian Investor Services LLC at 7 Hanover Square, New York, New York 10004. The SAI and shareholder reports are also available without charge on our Internet website at www.guardianinvestor.com and may also be requested by e-mail from that site.

Information about the Portfolio (including the SAI) can be reviewed and copied at the SEC's Public Reference Room in Washington D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-5850. Reports and other information about the Portfolio are available on the SEC's Internet site at http://www.sec.gov and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at publicinfo@sec.gov, or by writing the Public Reference Branch of the SEC's Office of Consumer Affairs and Information Services, 100 F Street, N.E., Washington D.C. 20549.

1940 Act File No. 811-5641